                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1994

Filed by the Registrant  /x/
Filed by a Party other than the Registrant  / /
Check the appropriate box:
/x/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             NATEC RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

                             NATEC RESOURCES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/x/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



    1)   Title of each class of securities to which transaction applies:...........            N/A
    2)   Aggregate number of securities to which transaction applies:..............            N/A
    3)   Per unit price or other underlying value of transaction
         computed pursuant to Exchange Act Rule 0-11:..............................            N/A
    4)   Proposed maximum aggregate value of transaction:..........................    $10 Million


Set forth the amount on which the filing fee is calculated and state how it was determined.


/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.



    1)   Amount previously paid:..................................................         $125.00
    2)   Form, Schedule or Registration Statement No.:............................    Schedule 14A
    3)   Filing party:............................................................      Registrant
    4)   Date filed:..............................................................  April 20, 1995

                             NATEC RESOURCES, INC.

                        1177 West Loop South, Suite 800

                             Houston, Texas  77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held July 21, 1995


To the Stockholders of
NaTec Resources, Inc.:


          Notice is hereby given that an Annual Meeting of Stockholders of NaTec Resources, Inc. (the "Annual Meeting") will be held at 1177 West Loop South, Lobby Level, Houston, Texas on Friday, July 21, 1995, at 9:00 a.m. local time, for the following purposes:



                1.  To elect two directors to serve on the Board of Directors.


                2. To consider and vote upon a proposal to approve the sale of substantially all of the Company's business and assets to North American Chemical Company, all as more fully described in the accompanying Proxy Statement.


                3. To consider and vote upon a proposal to approve the complete and voluntary liquidation and dissolution of the Company conditioned upon the approval by stockholders and consummation of the proposed sale of assets to NACC, such liquidation and dissolution being revocable by the Board of Directors in the event it deems such revocation to be in the best interest of the Company and its stockholders.


                4. To transact any other business which properly may be brought before the meeting or any adjournments thereof.


          The Board of Directors has fixed the close of business on July 3, 1995 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof, and only Stockholders of record at said time and on said date are entitled to notice of, and to vote at, the Annual Meeting.



          Stockholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy, for which a stamped return envelope is provided.


                                          By Order of the Board of Directors


                                                     /s/ TIMOTHY R. DUNNE
                                                     --------------------


                                              Timothy R. Dunne, Secretary

Houston, Texas

July 7, 1995


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY EITHER VOTE IN PERSON OR BY YOUR PROXY.

                               TABLE OF CONTENTS


INTRODUCTION................................................................   1
          Solicitation and Revocability of Proxies..........................   1
          Voting Securities and Record Date.................................   3

SUMMARY.....................................................................   5

VOTING RIGHTS AND PROXY INFORMATION.........................................  13

ELECTION OF DIRECTORS.......................................................  14
          General...........................................................  14
          Nominees for Directors............................................  15

THE ACQUISITION PROPOSAL....................................................  15
          Background of the Acquisition Proposal............................  15
          Use of Proceeds...................................................  18
          Stockholder Approval..............................................  21
          Description of Acquisition Agreement and Ancillary Agreements.....  21
          Recommendation of the Company's Board of Directors................  30
          Certain Federal Income Tax Consequences...........................  31
          Possibility that the Asset Sale will not be Consummated...........  32
          Accounting Treatment..............................................  32
          Fees and Expenses.................................................  32
          Dissenters' Rights of Appraisal...................................  32

 LIQUIDATION AND DISSOLUTION PROPOSAL.......................................  33
          General...........................................................  33
          Use of Proceeds...................................................  34
          Stockholder Approval..............................................  35
          Recommendation of the Company's Board of Directors................  35
          Certain Federal Income Tax Consequences...........................  35
          Accounting Treatment..............................................  36
          Dissenters' Rights of Appraisal...................................  36
          Revocation of Dissolution.........................................  36

SELECTED FINANCIAL DATA.....................................................  37

NATEC RESOURCES, INC.
   UNAUDITED PRO FORMA CONSOLIDATED
   FINANCIAL STATEMENTS.....................................................  38

NATEC RESOURCES, INC. PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION
  As of March 31, 1995......................................................  39

NATEC RESOURCES, INC. PRO FORMA STATEMENT OF OPERATIONS
  For the Fiscal Year Ended December 31, 1994...............................  40

NATEC RESOURCES, INC. PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS.........  41

CERTAIN INFORMATION CONCERNING THE COMPANY..................................  41
          Incorporation of Certain Documents by Reference...................  41

          Interests of Certain Persons......................................  41

CERTAIN INFORMATION CONCERNING NACC.........................................  42
          NACC Business Description.........................................  42
          Relationship with the Company.....................................  42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  43

BOARD OF DIRECTORS..........................................................  44
          Meetings and Committees of the Board of Directors.................  44
          Director Compensation.............................................  45

EXECUTIVE OFFICERS..........................................................  45

EXECUTIVE COMPENSATION AND OTHER INFORMATION................................  45
          Compensation Tables...............................................  45
          Compensation Committee Report.....................................  47
          Performance Graph.................................................  48
          Compensation Committee Interlocks and Insider Participation.......  49
          Employment Agreement and Certain Transactions.....................  49

MARKET PRICES OF COMMON STOCK...............................................  50

LEGAL PROCEEDINGS...........................................................  50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  51

INDEPENDENT ACCOUNTANTS.....................................................  51

STOCKHOLDER PROPOSALS.......................................................  52

OTHER MATTERS...............................................................  52

PROVISION OF CERTAIN ADDITIONAL INFORMATION.................................  52




EXHIBITS



          Exhibit A (EX-13.A) - NaTec Resources, Inc. Annual Report on Form
           10-K for Fiscal Year 1994


          Exhibit B (EX-13.B) - NaTec Resources, Inc. Quarterly Report on Form
           10-Q for the Quarter Ended March 31, 1995


          Exhibit C (EX-10.A) - Acquisition Agreement


          Exhibit D (EX-10.B) - Form of Purchase Price Note


          Exhibit E (EX-10.C) - CRSS Voting Letter Agreement


          Exhibit F (EX-10.D) - CRSS Letter of Guaranty


          Exhibit G (EX-99.A) - Fairness Opinion


          Exhibit H (EX-99.B) - Part 13 to the Utah Revised Business
           Corporation Act

                             NATEC RESOURCES, INC.

                        1177 WEST LOOP SOUTH, SUITE 800

                             HOUSTON, TEXAS  77027


                                ---------------
                                PROXY STATEMENT
                                ---------------


                                  INTRODUCTION

SOLICITATION AND REVOCABILITY OF PROXIES


          This Proxy Statement and the accompanying proxy card are furnished by NaTec Resources, Inc., a Utah corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders or any adjournments thereof (the "Annual Meeting"), to be held at the time and place set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on July 7, 1995.



          A proxy received by the Board of Directors may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 1177 West Loop South, Suite 800, Houston, Texas 77027-9096, Attention: Timothy R. Dunne, Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein unless previously revoked. A proxy received by management of the Company ("Management") which does not withhold authority to vote and on which no specification has been indicated will be voted in favor of the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors named in Proposal No. 1 of this Proxy Statement. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, except that proxies voting "AGAINST" any proposal set forth herein may not be voted in the discretion of the person(s) voting such proxies "FOR" any proposed adjournment of the Annual Meeting for the purpose of soliciting votes "FOR" such proposal. The presence at the Annual Meeting in person or by proxy of the holders of (1) a majority of such combined share votes of the Company's outstanding shares of common stock, no par value (the "Common Stock"), and the Company's outstanding shares of Series A Preferred Stock, no par value, $100 stated value (the "Series A Preferred Stock"), voting together as a single class, and (2) two-thirds of the outstanding shares of Series A Preferred Stock entitled to vote, is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.



          As of the Record Date, CRSS Inc., a Delaware corporation ("CRSS"), owned approximately 50.2% of the total outstanding shares of Common Stock and 100% of the total outstanding shares of Series A Preferred Stock. CRSS, by virtue of its ownership of such shares of Common Stock and Series A Preferred Stock of the Company, has the power to vote approximately 51.5% of the aggregate combined share votes of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting as a single class. Because CRSS has agreed with NACC, subject to certain conditions, to vote CRSS' shares of Common Stock and Series A Preferred Stock in favor of the Acquisition Proposal (as hereinafter defined), and has indicated its intent to vote such shares in favor of the Liquidation and Dissolution Proposal (as hereinafter defined), approval of the Acquisition Proposal and the Liquidation and Dissolution Proposal is assured, provided CRSS so votes.

          Stockholders are advised that any stockholder that votes to approve the Acquisition Proposal (as hereinafter defined) will forfeit its appraisal rights under Utah law. See "THE ACQUISITION PROPOSAL--Stockholder Approval", "--Dissenters' Rights of Appraisal", and Exhibit H with respect to certain appraisal rights of stockholders and certain notice requirements by stockholders.



          At the Annual Meeting, stockholders will be asked to consider and vote to approve the sale of substantially all of the Company's business and assets (the "Asset Sale"), comprised of the Company's indirect 50% membership interest in White River Nahcolite Minerals, Limited Liability Company, a Colorado limited liability company ("White River"), through the Company's ownership of the shares of capital stock of NaTec Minerals, Inc., a Delaware corporation ("NMI"), and Oldexaer, Inc., a Delaware corporation ("OXA"), and all of the assets, properties and rights of any kind owned by the Company and used, planned to be used or relating to the operation of the business conducted by White River (the "Transferred Business")(such interest, assets, properties and rights, collectively, the "Assets"), to North American Chemical Company, a Delaware corporation ("NACC"), pursuant to an Acquisition Agreement dated as of April 5, 1995, by and between the Company and NACC (the "Acquisition Agreement") (such proposal being referred to herein as the "Acquisition Proposal"). The Assets do not include certain designated excluded assets unrelated to the Transferred Business, including the Company's accounts receivable, patents and technology relating to its dry sodium injection system, Colorado River water rights, and certain furniture and equipment (the "Excluded Assets"). The Excluded Assets are immaterial in amount. Pursuant to the Acquisition Agreement, subject to stockholder approval, NACC will purchase from the Company, for a purchase price (the "Purchase Price") of $10 million payable in cash and a non-interest bearing note of NACC (the "Purchase Price Note"), all of the Transferred Business and Assets. The purchase price is estimated to have a discounted value of approximately $9.1 million by reason of the discount to present value of the Purchase Price Note. A fairness opinion has been rendered to the Board of Directors solely to the effect that, as of March 24, 1995, the Asset Sale is fair from a financial point of view to the Company (the "Fairness Opinion"). The Fairness Opinion does not address either the relative fairness of the Asset Sale to the holders of Common Stock or of the ultimate use of the proceeds generated by the Asset Sale, as such opinions were not requested. THE BOARD OF DIRECTORS ADVISES THAT (1) THE PROCEEDS OF THE ASSET SALE WILL NOT BE SUFFICIENT TO MAKE ANY DISTRIBUTIONS TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR) AND THE PAYMENT OF THE REDEMPTION PRICE (OR LIQUIDATION PREFERENCE IN THE EVENT OF LIQUIDATION) TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK, (2) IT IS LIKELY THAT, EVEN IF THE PROCEEDS OF THE ASSET SALE WERE USED OTHER THAN TO SATISFY ITS OUTSTANDING PRIOR DEBTS AND REDEEM (OR LIQUIDATE) OUTSTANDING SERIES A PREFERRED STOCK AS DESCRIBED HEREIN, THE COMPANY WOULD NOT GENERATE SIGNIFICANT ADDITIONAL REVENUES AFTER THE CONSUMMATION OF THE ASSET SALE, AND (3) EVEN IF THE COMPANY DID GENERATE ADDITIONAL REVENUES, THE AMOUNT GENERATED LIKELY WOULD NOT BE SUFFICIENT TO PROVIDE ANY RETURN TO THE HOLDERS OF COMMON STOCK OR TO ENABLE THE COMPANY TO CONTINUE ANY OPERATIONS AS A GOING CONCERN.



          At the Annual Meeting, the stockholders also will be asked to consider and vote to approve, conditioned on the approval by the stockholders of the Acquisition Agreement and the consummation of the Asset Sale, the complete and voluntary liquidation (the "Liquidation") and dissolution (the "Dissolution") of the Company's business and assets within 30 days after the consummation of the Asset Sale (such proposal being referred to herein as the "Liquidation and Dissolution Proposal"). The Liquidation and Dissolution shall be revocable by the Board of Directors in the event it deems such revocation to be in the best interest of the Company and its stockholders. THE BOARD OF DIRECTORS ADVISES THAT PROCEEDS OF THE ASSET SALE AND THE LIQUIDATION LIKELY WILL RESULT IN THE FULL SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR), BUT WILL NOT RESULT IN SUFFICIENT PROCEEDS OR ASSETS TO PAY THE ENTIRE LIQUIDATION PREFERENCE TO CRSS

AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK OR TO MAKE ANY DISTRIBUTION TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF SUCH PRIOR DEBTS.



          Because CRSS has agreed with NACC, subject to certain conditions, to vote CRSS' 13,499,449 shares of Common Stock (representing approximately 50.2% of the outstanding shares of Common Stock) and 44,380 shares of the Company's outstanding shares of Series A Preferred Stock (representing 100% of the outstanding shares of Series A Preferred Stock) in favor of the Acquisition Proposal and has indicated its intent, but has no obligation, to vote CRSS' shares of Common Stock and shares of Series A Preferred Stock in favor of the Liquidation and Dissolution Proposal, approval of the Acquisition Proposal and the Liquidation and Dissolution Proposal is assured, provided CRSS so votes. See "INTRODUCTION--Voting Securities and Record Date", "THE ACQUISITION PROPOSAL--Stockholder Approval", "--Background of the Acquisition Proposal", "--Description of Acquisition Agreement and Ancillary Agreements--Fairness Opinion", and "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Stockholder Approval". See also "THE ACQUISITION PROPOSAL--Use of Proceeds" and "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Use of Proceeds" for tables indicating the intended use of proceeds in more detail.



          If the Acquisition Proposal and the Liquidation and Dissolution Proposal are approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, the Board of Directors intends to use all of the proceeds from the Asset Sale (including the Purchase Price Note) and the Liquidation, and the Excluded Assets (to the extent they will be distributed in kind), to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale, the Liquidation and Dissolution, (2) retire all prior debt outstanding of the Company to its creditors, which debt as of April 30, 1995 aggregated $7,291,417, and included $6,960,222 outstanding to CRSS, and (3) partially pay the total liquidation preference (the "Liquidation Preference") to which the Company's outstanding shares of Series A Preferred Stock, which are held solely by CRSS, are entitled in the event of the Liquidation, which total Liquidation Preference as of April 30, 1995 was $5,038,000. See "THE ACQUISITION PROPOSAL--Use of Proceeds" and "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Use of Proceeds" for tables indicating the intended use of proceeds in more detail.



          If the Acquisition Proposal is approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, but the Liquidation and Dissolution Proposal is not approved by the Company's stockholders, the Board of Directors intends to use all of the proceeds from the Asset Sale (including the Purchase Price Note) to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale, (2) retire all prior debt outstanding by the Company to its creditors, which debt as of April 30, 1995 aggregated $7,291,417, and included $6,960,222 outstanding to CRSS, and (3) partially redeem, at the option of the Company, the Company's outstanding shares of Series A Preferred Stock. See "THE ACQUISITION PROPOSAL--Recommendation of the Board of Directors" for the Company's reasons for opting to redeem its outstanding shares of Series A Preferred Stock to the extent of available funds. See also "THE ACQUISITION PROPOSAL--Use of Proceeds" for tables indicating the intended use of proceeds in more detail.



          If the Acquisition Proposal and the Liquidation and Dissolution Proposal are not approved by stockholders at the Annual Meeting, Management believes that the Company nonetheless will have to liquidate, either through a bankruptcy, state receivership or analogous proceeding. In the opinion of Management, the proceeds of the Asset Sale will exceed any proceeds derived from the liquidation of the Company through any of the proceedings described above. See "THE ACQUISITION PROPOSAL--Recommendation of the Company's Board of Directors".



          At the date of this Proxy Statement, Management does not know of any business to be presented at the Annual Meeting other than those matters that are set forth in the Notice accompanying this Proxy Statement.


VOTING SECURITIES AND RECORD DATE


          Only holders of record of Common Stock and Series A Preferred Stock at the close of business on July 3, 1995 (the "Record Date"), the record date for stockholders entitled to notice of the Annual Meeting, will be entitled to vote at the Annual Meeting. See "VOTING RIGHTS AND PROXY INFORMATION". On such date, the Company had outstanding and entitled to vote 26,880,136 shares of Common Stock and 44,380 shares of Series A Preferred Stock. Effective April 14, 1995, CRSS converted all of its shares of Series B and Series C Cumulative Convertible Exchangeable Preferred Stock (the "Series B and C Preferred Stock" and, together with the Series A Preferred Stock, the "Series A, B and C Preferred Stock") into Common Stock, and thus there are no shares of Series B and C Preferred Stock outstanding as of the Record Date. CRSS also converted approximately 55,620 shares of its Series A Preferred Stock into Common Stock effective April 14, 1995. Holders of Common Stock as of the Record Date will be entitled to one vote per share. Holders of Series A Preferred Stock as of the Record Date are entitled to the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible--approximately 16.18 votes per share--when voting together with the holders of Common Stock as a single class and one vote per share when voting separately as a class. Holders of Series A Preferred Stock generally are entitled to vote together with the holders of Common Stock as a single class.



          The election of a person or a director to serve on the Company's Board of Directors requires the affirmative vote of the holders of at least a plurality of combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, which are present in person or by proxy at the Annual Meeting at which a quorum is present. The approval of the Acquisition Proposal and the Liquidation and Dissolution Proposal each requires the affirmative votes of the holders of at least (1) a majority of the combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, which are present either in person or by proxy at the Annual Meeting at which a quorum is present and (2) two-thirds of the outstanding shares of Series A Preferred Stock entitled to vote, voting separately as a class, which are present either in person or by proxy at the Annual Meeting at which a quorum is present. The presence at the Annual Meeting in person or by proxy of the holders of (1) a majority of such combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, and (2) two-thirds of the outstanding shares of Series A Preferred Stock entitled to vote, voting separately as a class, is necessary to constitute a quorum.



          As of the Record Date, CRSS owned approximately 50.2% of the total outstanding shares of Common Stock and 100% of the total outstanding shares of Series A Preferred Stock. CRSS, by virtue of its ownership of such shares of Common Stock and Series A Preferred Stock of the Company, has the power to vote approximately 51.5% of the aggregate combined share votes of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting as a single class. Because CRSS has agreed with NACC, subject to certain conditions, to vote CRSS' shares of Common Stock and Series A Preferred Stock in favor of the Acquisition Proposal, and has indicated its intent to vote such shares in favor of the Liquidation and Dissolution Proposal, approval of the Acquisition Proposal and the Liquidation and Dissolution Proposal is assured, provided CRSS so votes.

                                     SUMMARY

          Certain significant matters discussed in the Proxy Statement are summarized below. This Summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing in this Proxy Statement. Stockholders are urged to review carefully the entire Proxy Statement.


NaTec Resources, Inc................  The Company historically has been engaged in the business of developing, designing and marketing integrated systems and products to control pollutants commonly associated with acid rain. The Company recently ceased all of its operations other than supplying its existing customers with sodium bicarbonate from White River and has no current intention to initiate other operations. The Company's principal offices are at 1177 West Loop South, Suite 800, Houston, Texas 77027-9096, and its telephone number is
                                      (713) 552-2552.



Date, Time and Place of the
Annual Meeting......................  The Annual Meeting is to be held on
                                      Friday, July 21, 1995, at the Company's
                                      offices at 1177 West Loop South, Lobby
                                      Level, Houston, Texas, at 9:00 a.m., local time.



Revocability of Proxies.............  A stockholder executing and returning a proxy has the power to revoke it at any
                                      time before it is exercised. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by giving written notice of revocation to the Secretary of the Company prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, 1177 West Loop South, Suite 800, Houston, Texas 77027-9096,
                                      Attention: Timothy R. Dunne, Secretary.



Purposes of the Annual
Meeting.............................  The purposes of the Annual Meeting are:
                                      (1) to consider and vote to elect two
                                      directors to serve on the Board of
                                      Directors; (2) to consider and vote with respect to the approval of the Asset Sale;
                                      (3) to consider and vote with respect to the approval of the Liquidation and Dissolution, conditioned on the approval by the stockholders of the Acquisition Agreement and the consummation of the Asset Sale, the Liquidation and Dissolution being revocable by the Board of Directors in the event it deems such revocation to be in the best interest of the Company and its stockholders; and (4) to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.


Record Date.........................  Only holders of record of Common Stock and
                                      Series A Preferred Stock at the close of business on July 3, 1995 will be entitled to vote at the Annual Meeting.



Vote Required.......................  Under the Utah Revised Business
                                      Corporation Act and the Company's Articles of Incorporation, as amended, the election of a director requires the affirmative vote of at least a plurality of combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, represented at the Annual Meeting either in person or by proxy at which a quorum is present. The Acquisition Proposal and the Liquidation and Dissolution Proposal each requires the approval of the holders of at least (1) a majority of the combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, represented either in person or by proxy at the Annual Meeting at which a quorum is present and (2) two-thirds of the outstanding shares of Series A Preferred Stock entitled to vote, voting separately as a class, represented either in person or by proxy at the Annual Meeting at which a quorum is present. CRSS has agreed with NACC, subject to certain conditions, to vote its Common Stock and Series A Preferred Stock in favor of the Acquisition Proposal. CRSS also has indicated that it supports and intends to vote in favor of the Liquidation and Dissolution Proposal; however, CRSS has no obligation to do so. As of the Record Date, CRSS owned approximately 50.2% of the total outstanding shares of Common Stock and 100% of the total outstanding shares of Series A Preferred Stock. CRSS, by virtue of its ownership of such shares of Common Stock and Series A Preferred Stock of the Company, has the power to vote approximately 51.5% of the aggregate combined share votes of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting as a single class. See "VOTING RIGHTS AND PROXY INFORMATION".



Election of Directors...............  The Board of Directors currently consists of three directors and is divided into
                                      three classes, each with a staggered
                                      three-year term of office. The
                                      stockholders will consider and vote to
                                      elect two persons at the Annual Meeting, one nominee to serve on the Board of Directors until the annual meeting of stockholders in 1997 and one nominee to serve on the Board of Directors until the annual meeting of stockholders in 1998, and each to serve until their respective successors are elected and qualified. See "ELECTION OF DIRECTORS".



Acquisition Proposal................



          Acquisition Agreement..  The Acquisition Agreement provides for the sale of substantially all of the business and assets of the Company to NACC, including the Company's indirect 50% ownership interest in White River, the owner of a sodium bicarbonate mining and processing facility located in Colorado in which the Company and NACC have been equal joint venture partners since 1992. See "THE ACQUISITION PROPOSAL--Description of Acquisition
                                   Agreement and Ancillary Agreements".



                                   Under the terms of the Acquisition Agreement, NACC and the Company mutually have agreed to release each other and each of their respective affiliates, effective as of the Closing Date and conditioned upon the Closing, from all liability to the other as of the Closing Date, including, without limitation, with respect to the NACC Lawsuit. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements."



          Purchase Price.........  The Purchase Price payable by NACC to the
                                   Company is $10 million, payable $6 million in cash at the Closing with the balance to be paid with the Purchase Price Note. The Purchase Price is estimated to have a discounted value of approximately $9.1 million, which reflects the discount to present value of the Purchase Price Note. See "THE ACQUISITION AGREEMENT
                                   PROPOSAL--Description of Acquisition
                                   Agreement and Ancillary Agreements--Purchase
                                   Price".



          Use of Proceeds........  If the Acquisition Proposal and the
                                   Liquidation and Dissolution Proposal are approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, the Board of Directors intends to use all of the proceeds from the Asset Sale (including the Purchase Price Note) and the Liquidation, and the Excluded Assets (to the extent they will be distributed in kind), to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale and the Liquidation and Dissolution, (2) retire all prior debt outstanding by the Company to its creditors, including CRSS, and (3) partially pay the Liquidation Preference to which the Company's outstanding shares of Series A Preferred Stock, which are held solely by CRSS, are entitled. See "THE ACQUISITION PROPOSAL--Use of Proceeds", "--Description of

Acquisition Agreement and Ancillary Agreements--Purchase Price", and "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Use of Proceeds".



                                   If the Acquisition Agreement is approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, but the Liquidation and Dissolution Proposal is not approved by the Company's stockholders, the Board of Directors intends to use all of the proceeds from the Asset Sale (including the Purchase Price Note) to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale, (2) retire all prior debt outstanding by the Company to its creditors, including CRSS, and (3) partially redeem the Company's outstanding shares of Series A Preferred Stock. See "THE ACQUISITION PROPOSAL--Use of Proceeds" and "--Description of Acquisition Agreement and Ancillary Agreements--Purchase Price".



                                   THE BOARD OF DIRECTORS ADVISES THAT (1) THE
                                   PROCEEDS OF THE ASSET SALE WILL NOT BE
                                   SUFFICIENT TO MAKE ANY DISTRIBUTIONS TO THE
                                   HOLDERS OF COMMON STOCK AFTER THE
                                   SATISFACTION OF THE COMPANY'S OUTSTANDING
                                   PRIOR DEBTS TO CREDITORS (CRSS BEING THE
                                   PRINCIPAL CREDITOR) AND THE PAYMENT OF THE
                                   REDEMPTION PRICE (OR LIQUIDATION PREFERENCE
                                   IN THE EVENT OF LIQUIDATION) TO CRSS AS THE
                                   SOLE HOLDER OF SERIES A PREFERRED STOCK, (2)
                                   IT IS LIKELY THAT, EVEN IF THE PROCEEDS OF
                                   THE ASSET SALE WERE USED OTHER THAN TO
                                   SATISFY ITS OUTSTANDING PRIOR DEBTS AND
                                   REDEEM (OR LIQUIDATE) SERIES A PREFERRED
                                   STOCK AS DESCRIBED HEREIN, THE COMPANY WOULD
                                   NOT GENERATE SIGNIFICANT ADDITIONAL REVENUES
                                   AFTER THE CONSUMMATION OF THE ASSET SALE, AND
                                   (3) EVEN IF THE COMPANY DID GENERATE
                                   ADDITIONAL REVENUES, THE AMOUNT GENERATED
                                   LIKELY WOULD NOT BE SUFFICIENT TO PROVIDE ANY RETURN TO THE HOLDERS OF COMMON STOCK OR TO ENABLE THE COMPANY TO CONTINUE ANY OPERATIONS AS A GOING CONCERN.



          Dissenters' Rights of
          Appraisal..............  Under the Utah Revised Business Corporation
                                   Act, holders of Common Stock and of Series A
                                   Preferred Stock will be entitled to rights of appraisal in connection with the Asset Sale. Stockholders are advised that any stockholder that votes to approve the Acquisition Proposal will forfeit its appraisal rights under Utah law. See "THE ACQUISITION PROPOSAL--Stockholder Approval",
                                   "--Dissenters' Rights of Appraisal", and
                                   Exhibit H with respect to certain appraisal rights of stockholders and certain notice requirements by stockholders.



Liquidation and
Dissolution Proposal................  Conditioned upon stockholder approval of the Acquisition Proposal and consummation of the Asset Sale, the Board of Directors seeks stockholder approval to voluntarily liquidate and dissolve the Company within 30 days after the consummation of the Asset Sale, the Liquidation and Dissolution being revocable by the Board of Directors in the event it deems such revocation to be in the best interest of the Company and its stockholders. The principal creditor of the Company is CRSS and all of the Company's debt to CRSS would be satisfied in the Liquidation. As of the Record Date, CRSS owned approximately 50.2% of the total outstanding shares of Common Stock and 100% of the total outstanding shares of Series A Preferred Stock. CRSS, by virtue of its ownership of such shares of Common Stock and Series A Preferred Stock, has the power to vote approximately 51.5% of the aggregate combined share votes of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting as a single class. CRSS, as sole holder of Series A Preferred Stock, is entitled to the Liquidation Preference over holders of Common Stock upon such liquidation.



                                      THE BOARD OF DIRECTORS ADVISES THAT THE
                                      PROCEEDS OF THE ASSET SALE AND THE
                                      LIQUIDATION LIKELY WILL RESULT IN THE FULL
                                      SATISFACTION OF THE COMPANY'S OUTSTANDING
                                      PRIOR DEBTS TO CREDITORS (CRSS BEING THE
                                      PRINCIPAL CREDITOR), BUT WILL NOT PRODUCE
                                      SUFFICIENT PROCEEDS OR ASSETS TO PAY THE
                                      ENTIRE LIQUIDATION PREFERENCE TO CRSS AS
                                      THE SOLE HOLDER OF SERIES A PREFERRED
                                      STOCK OR TO MAKE ANY DISTRIBUTION TO THE
                                      HOLDERS OF COMMON STOCK AFTER THE
                                      SATISFACTION OF SUCH PRIOR DEBTS. SEE "THE
                                      LIQUIDATION AND DISSOLUTION PROPOSAL".



Recommendations of the
Company's Board of Directors........



          Election of Directors..  The Board of Directors recommends that the stockholders elect the nominees named under "Proposal No. 1--Election of Directors".



          Acquisition Proposal...  An independent and disinterested Board of
                                   Directors comprised of Messrs. William L.
                                   Armstrong, John T. McCormack, James M. Piette and Jack F. Rowe (the "Initial Board of Directors"), after diligent efforts to identify and negotiate with other prospective purchasers the sale of all or part of the Company and, based upon certain determinations made by the Initial Board of Directors, recommended that the stockholders approve the Asset Sale. The Initial Board of Director's determinations and recommendation with respect to the Asset Sale was based upon the following:

                                   (1) The Company's inability to pay its
                                   current operating expenses and debts,
                                   primarily as a result of NACC's failure to pay its note to the Company issued in connection with the 1992 Sale (as hereinafter defined).



                                   (2) The inability of the Company to obtain additional funds, either from CRSS, the Company's historical source of additional capital, from conventional lending sources, from purchasers other than NACC or from other sources.



                                   (3) The fact that the Acquisition Agreement represents the best offer received by the Company after diligent efforts to identify and negotiate with prospective buyers.



                                   (4) If the Asset Sale is approved by
                                   stockholders and consummated, the proceeds of the Asset Sale likely will be sufficient to satisfy in full the outstanding prior debts of the Company to its creditors.



                                   (5) The likelihood that if the Asset Sale is not approved and consummated, the Company nonetheless will have to liquidate its assets to satisfy prior debts owed to its creditors, either through a bankruptcy, state receivership or analogous proceeding. The proceeds from any sale of the Company in such liquidation likely will be substantially less than the purchase price provided for in the Acquisition Agreement, and any such proceeds likely will not be sufficient to satisfy in full the prior debts to creditors and the Liquidation Preference to CRSS as the sole holder of Series A Preferred Stock, and thus will not be sufficient after satisfaction of such priority claims to make any distributions to the holders of Common Stock. As of January 31, 1995, the last month-end prior to the date the Initial Board of Directors approved the Acquisition Agreement, the Company's current liabilities and long-term obligations, plus the Liquidation Preference of Series A Preferred Stock, together aggregated approximately $9,785,000 (including accrued interest thereon). See "THE ACQUISITION PROPOSAL--Recommendation of the Company's Board of Directors".



                                   The Initial Board of Directors, in connection with its approval and recommendation, required, as a condition precedent to the consummation of the Asset Sale, the delivery and nonwithdrawal of the Fairness Opinion, which opinion was rendered March 24, 1995. See "THE ACQUISITION PROPOSAL--Recommendation of the Company's Board of Directors".



                                   WHILE THE INITIAL BOARD OF DIRECTORS APPROVED THE ACQUISITION AGREEMENT AND THE ASSET SALE, AND RECOMMENDED THE ASSET SALE TO THE STOCKHOLDERS OF THE COMPANY BASED ON CERTAIN DETERMINATIONS MADE BY THE INITIAL BOARD OF DIRECTORS, ITS APPROVAL AND RECOMMENDATION DOES NOT CONTEMPLATE THE LIQUIDATION

                                   AND DISSOLUTION OF THE COMPANY. THE
                                   LIQUIDATION AND DISSOLUTION OF THE COMPANY
                                   WAS APPROVED BY THE BOARD OF DIRECTORS AFTER
                                   THE RESIGNATIONS OF MESSRS. ARMSTRONG, PIETTE AND ROWE FROM, AND THE APPOINTMENT OF MESSRS. WILKINSON AND DUNNE TO, THE BOARD OF DIRECTORS. SEE "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal" and "--Recommendation of the Board of Directors".



          Liquidation and
          Dissolution Proposal...  Although the Board of Directors believes the
                                   Liquidation and Dissolution Proposal to be the best course of action available to the Company upon the consummation of the Asset Sale, the Board of Directors has chosen not to recommend approval by the stockholders of the Liquidation and Dissolution Proposal principally due to the potential conflict of interest created by (1) CRSS' position as a majority stockholder of Common Stock, the sole holder of Series A Preferred Stock entitled to the Liquidation Preference and a major creditor of the Company, to which proceeds of the Liquidation will be distributed and (2) the presence on the three member Board of Directors of Mr. Wilkinson, Chairman of the Board and President of CRSS, and Mr. Dunne, Vice President, General Counsel and Secretary of CRSS. See "THE LIQUIDATION AND DISSOLUTION
                                   PROPOSAL--Recommendation of the Company's
                                   Board of Directors".



Interests of Certain Persons........  No director or executive officer of the
                                      Company has any material direct or
                                      indirect financial interest in NACC, the Acquisition Proposal or the Liquidation and Dissolution Proposal other than as a director, executive officer or stockholder of the Company, except (1) Mr. Bruce W. Wilkinson, who is the Chairman of the Board, Chief Executive Officer and Chairman of the Nominating Committee of CRSS and who at the time of approval by the Board of Directors of the Liquidation and Dissolution was a 2.84% stockholder in CRSS, and (2) Mr. Timothy R. Dunne, who is the Vice President, General Counsel and Secretary of CRSS and who at the time of approval by the

                                      Board of Directors of the Liquidation and Dissolution was an .18% stockholder in CRSS. However, since June 16, 1995, Messrs. Wilkinson and Dunne each has terminated his ownership interest in CRSS. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "CERTAIN INFORMATION CONCERNING THE COMPANY--Interests of Certain Persons". For information about CRSS' interests, see "INTRODUCTION", "THE ACQUISITION
                                      PROPOSAL--Use of Proceeds", "--Stockholder
                                      Approval", "THE LIQUIDATION AND
                                      DISSOLUTION PROPOSAL--Use of Proceeds",
                                      "--Stockholder Approval."



Voting of Company's Shares
Owned by CRSS.......................  CRSS holds approximately 50.2% of the total outstanding shares of Common Stock and 100% of the total outstanding shares of Series A Preferred Stock entitled to vote at the Annual Meeting. CRSS, by virtue of its ownership of such Common Stock and Series A Preferred Stock, has the power to vote approximately 51.5% of the aggregate combined share votes of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting as a single class. CRSS has indicated that it supports the Asset Sale and has agreed with NACC, subject to certain conditions, to vote all of its shares of Common Stock and Series A Preferred Stock in favor of the Acquisition Proposal. CRSS also has indicated that it supports and intends to vote in favor of the Liquidation and Dissolution Proposal; however, CRSS is not obligated to do so. If CRSS so votes, approval of the Acquisition Proposal and the Liquidation and Dissolution Proposal are assured. See "VOTING RIGHTS AND PROXY INFORMATION".



Closing Date of the Asset Sale,
Liquidation and Dissolution.........  If the Acquisition Proposal is approved by the requisite vote of the stockholders of the Company and the other conditions set forth in the Acquisition Agreement are satisfied or waived (where permissible), the Board of Directors expects that the Asset Sale will be consummated promptly after the Annual Meeting. If, additionally, the Liquidation and Dissolution Proposal is approved by the requisite vote of the stockholders of the Company, the Board of Directors expects that the Liquidation and Dissolution will be consummated within 30 days after the consummation of the Asset Sale.

Certain Federal Income Tax
Consequences........................



          Acquisition Proposal...  Consummation of the Asset Sale will not be a taxable event under federal income tax law for the stockholders of the Company. For a discussion of the material federal income tax consequences of the Asset Sale to the Company and its stockholders, see "THE ACQUISITION PROPOSAL--Certain Federal Income Tax Consequences".



          Liquidation and
          Dissolution Proposal...  The Liquidation and Dissolution in exchange for the stock held by the stockholders of the Company will be treated for federal income tax purposes as a sale or exchange of their stock. The gain or loss realized will be measured by the difference between the stockholder's tax basis in the stock and the value of any property distributed to him in liquidation of the Company. Any such gain or loss will be a capital gain or loss if the stock was held as a capital asset. For a discussion of the material federal income tax consequences of the Liquidation and Dissolution to the Company and its stockholders, see "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Certain Federal Income Tax Consequences".



Conditions of the Acquisition
Proposal; Termination...............



          Acquisition Proposal...  Consummation of the Asset Sale is conditioned upon the fulfillment or waiver (where
                                   permissible) of certain conditions set forth in the Acquisition Agreement. Even if approved by the stockholders of the Company, the Acquisition Agreement may be terminated
                                   (1) by mutual written consent of NACC and the Company, (2) by either NACC or the Company if the Asset Sale has not been consummated on or before August 31, 1995, provided that the terminating party's misrepresentation, breach of warranty or failure to perform has not resulted in the failure to timely consummate such transactions, or (3) by NACC or the Company, if the other materially breaches any of its representations, warranties or obligations and such breach is not cured or waived and the applicable party shall not have been provided reasonable assurance that such breach will be cured on or before the Closing. See "THE ACQUISITION
                                   PROPOSAL--Description of Acquisition
                                   Agreement and Ancillary Agreements".

          Liquidation and
          Dissolution Proposal...  Consummation of the Liquidation and
                                   Dissolution is conditioned on stockholder approval of the Acquisition Proposal and consummation of the Asset Sale. See "LIQUIDATION AND DISSOLUTION PROPOSAL".


Accounting Treatment................


          Acquisition Proposal...  Consummation of the Asset Sale will be reflected in the Company's financial
                                   statements as a sale of the assets of NMI and OXA, which sale includes the Company's indirect 50% ownership interest in White River. As a result of the transactions contemplated by the Acquisition Agreement and as a result of the Company consequently adopting the liquidation basis of accounting in accordance with generally accepted accounting principles, the Company has recorded a loss on sale of assets of approximately $1,385,147 as of December 31, 1994. See "ACQUISITION PROPOSAL--Accounting Treatment".



          Liquidation and
          Dissolution Proposal...  As of December 31, 1994, the Company has
                                   adopted the liquidation basis of accounting in accordance with generally accepted accounting principles. The assets have been valued at estimated net realizable value and liabilities are reflected at their estimated settlement amounts, including estimated costs to be incurred during the period of liquidation. See "LIQUIDATION AND DISSOLUTION PROPOSAL--Accounting Treatment".

                      VOTING RIGHTS AND PROXY INFORMATION


          Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on July 3, 1995 as the Record Date for the determination of holders of outstanding shares of Common Stock and Series A Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, there were 26,880,136 shares of Common Stock and 44,380 shares of Series A Preferred Stock issued and outstanding. On such date, the shares of Common Stock were held of record by 5,644 holders and all of the shares of Series A Preferred Stock were held of record by CRSS. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. Holders of Series A Preferred Stock as of the Record Date are entitled to the number of votes per share equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible--approximately 16.18 votes per share--when voting together with the holders of Common Stock as a single class. Holders of shares of Series A Preferred Stock are entitled to one vote per share when voting separately as a class. Under the Utah Revised Business Corporation Act and the Company's Articles of Incorporation, the election of a person as a director to serve on the Company's Board of Directors requires the affirmative vote of the holders of at least a plurality of combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, represented at the Annual Meeting either in person or by proxy at which a quorum is present, and the approval of the Acquisition Proposal and Liquidation and Dissolution Proposal each requires the affirmative votes of the holders of at least (1) a majority of the combined share votes of Common Stock and Series A Preferred Stock entitled to vote, voting together as a single class, which are present in person or by proxy at the Annual Meeting at which a quorum is present and (2) two-thirds of the outstanding shares of Series A Preferred Stock entitled to vote, voting separately as a class. The presence at the Annual Meeting in person or by proxy of the holders of (1) a majority of such combined share votes of Common Stock and Series A Preferred Stock, voting together as a single class, and (2) two-thirds of the outstanding shares of Series A Preferred Stock entitled to vote, is necessary to constitute a quorum.



          As of the Record Date, CRSS owned 13,499,449 shares of Common Stock (representing approximately 50.2% of the total outstanding shares of Common Stock) and 44,380 shares of Series A Preferred Stock (representing 100% of the total outstanding shares of Series A Preferred Stock). Effective April 14, 1995, CRSS converted all of its shares of Series B and C Preferred Stock into Common Stock, and thus there were no shares of Series B and C Preferred Stock outstanding as of the Record Date. CRSS also converted approximately 55,620 shares of its Series A Preferred Stock into Common Stock effective April 14, 1995. CRSS, by virtue of its ownership of such Common Stock and Series A Preferred Stock of the Company, has the power to vote approximately 51.5% of the aggregate combined share votes of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting as a single class.


          CRSS has agreed with NACC, subject to certain conditions, to vote its Common Stock and Series A Preferred Stock in favor of the Acquisition Proposal. CRSS also has indicated that it supports and intends to vote in favor of the Liquidation and Dissolution Proposal; however, CRSS is not obligated to do so.


          All Common Stock and Series A Preferred Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. If authority to vote a proxy has not been withheld and no direction is indicated, the shares will be voted "FOR" the election as a director of each of the persons named as a nominee below under "Election of Directors", "FOR" approval of the Acquisition Proposal, and "FOR" approval of the Liquidation and Dissolution Proposal. The Board of Directors recommends that stockholders vote "FOR" the election as a director of each of the persons named as a nominee below under "Election of Directors" and "FOR" the Acquisition Proposal. See "THE ACQUISITION PROPOSAL--Recommendation of the Company's Board of Directors". Although the Board of Directors believes the Liquidation and Dissolution Proposal to be the best course of action available to the Company upon the consummation of the Asset Sale, the Board of Directors has chosen not to recommend approval by the stockholders of the Liquidation and Dissolution Proposal, principally due to the potential conflict of interest created by (1) CRSS' position as a majority stockholder of Common Stock, the sole holder of Series A Preferred Stock entitled to the Liquidation Preference and a major creditor of the Company to which proceeds of the

Liquidation will be distributed and (2) the presence on the three member Board of Directors of Mr. Wilkinson, Chairman of the Board and President of CRSS, and Mr. Dunne, Vice President, General Counsel and Secretary of CRSS. See "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Recommendation of the Company's Board of Directors". If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, except that proxies voting "AGAINST" any proposal set forth herein may not be voted in the discretion of the person(s) voting such proxies "FOR" any proposed adjournment of the Annual Meeting for the purpose of soliciting votes "FOR" such proposal.



          A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by giving written notice of revocation to the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, 1177 West Loop South, Suite 800, Houston, Texas 77027- 9096, Attention: Timothy R. Dunne, Secretary.


          In addition to the use of the mail, proxies may be solicited by personal interview and telephone, telegraph or telecopy by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements also will be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock and Series A Preferred Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith. See "THE ACQUISITION PROPOSAL--Fees and Expenses". The Company may engage an outside proxy soliciting firm to assist in the solicitation of proxies. The Company will pay reasonable fees and out-of-pocket costs and expenses if it elects to engage such a firm.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

GENERAL


          Two directors are to be elected at the Annual Meeting. THE COMPANY RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as directors of the persons named as nominees below unless otherwise authorized or authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election any of such nominees should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of the Annual Meeting is first given.



          Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Messrs. Wilkinson and Dunne, each to hold office until the 1997 and 1998 annual meeting of stockholders, respectively, and until their respective successors are elected and qualified. Messrs. Wilkinson and Dunne currently serve on the Board of Directors, each having been appointed to the Board of Directors after the Initial Board of Directors approved the Acquisition Agreement and recommended the Asset Sale to the stockholders, but shortly before the execution of the Acquisition Agreement. The appointments of Messrs. Wilkinson and Dunne were made to fill the vacancies on the Board of Directors after Messrs. William L. Armstrong and James M. Piette, each a director since 1991, chose to resign and not to stand for re-election after the Initial Board of Directors approved the Acquisition Agreement and the Asset Sale and recommended approval of the Asset Sale to the stockholders, but shortly before the execution of the Acquisition Agreement. Mr. Jack F. Rowe, a director since 1989, also chose to resign and not to stand for re-election at the same time that Messrs. Armstrong and Piette resigned. None of Messrs. Armstrong, Piette and Rowe were directors, officers or stockholders of CRSS at the time of approval and recommendation by the Initial Board of Directors of the Asset Sale, nor were they directors, officers or stockholders of the Company or CRSS at the time of approval by the Board of the Liquidation and Dissolution. See "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal".


          Mr. John T. McCormack, a director since 1993, continues to serve on the Board of Directors. Mr. McCormack's term of office expires in 1996. See "BOARD OF DIRECTORS".

NOMINEES FOR DIRECTORS

          The following table sets forth the name and age of each of the nominees listed in the enclosed form of proxy for directors to hold office until the 1998 annual meeting of stockholders, their respective principal positions with the Company and the year each became a director of the Company.

                                                                    POSITIONS
        NAME                   AGE             DIRECTOR SINCE      AND OFFICES
        ----                   ---             --------------      -----------
Mr. Bruce W. Wilkinson         50                March 1995            N/A

Mr. Timothy R. Dunne           43                March 1995         Secretary


          Mr. Wilkinson is the Chairman of the Board of CRSS and has served in that position since 1989. Mr. Wilkinson has served CRSS in various other official capacities since joining CRSS in 1978, including President from 1982 to 1989 and again from 1992 to 1994 and Chief Executive Officer since 1982. Mr. Wilkinson has been a member of the Board of Directors of Triten Corporation since 1990.



          Mr. Dunne is the Vice President, General Counsel and Secretary of CRSS since his appointment effective August 25, 1994. Mr. Dunne has served as General Counsel of CRSS Capital, Inc. since 1991, Assistant Secretary of CRSS from 1991 to 1994, and Assistant General Counsel of CRSS Capital, Inc. from 1990 to 1991.



          Since November 1989, CRSS has provided the Company administrative support, including legal, tax, accounting and cash management services, and a sublease of space for the Company's headquarters in Houston, Texas. CRSS has also incurred expenses on behalf of the Company for which the Company has agreed to reimburse CRSS. Total billings for services and reimbursements were $213,517 during 1994. CRSS also has made cash advances to the Company. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Agreement and Certain Transactions".

                                 PROPOSAL NO. 2
                            THE ACQUISITION PROPOSAL


          The description of the material terms and provisions of the Acquisition Agreement and related agreements (the "Ancillary Agreements") are set forth in this Section; however, such description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement and the Ancillary Agreements, a copy of each of which is attached hereto as Exhibits C through F.


BACKGROUND OF THE ACQUISITION PROPOSAL

          The Company historically has been involved in the control of pollutants commonly associated with acid rain. The Company's technology uses nahcolite (a naturally occurring form of sodium bicarbonate), which the Company obtains from White River, a joint venture producer of nahcolite in which the Company has an indirect 50% ownership interest.


          Despite many years of diligent effort to develop a market for this technology, the Company has had only limited success. This has been in part due to unexpected delays in the implementation and clarification of regulations by the Environmental Protection Agency (the "EPA") and regulations relating to the federal Clean Air Act Amendments (the "Clean Air Act"). In addition to regulatory delays and uncertainties, stable prices and adequate supplies of low sulfur coal allowed the majority of utilities affected by Phase I of the Clean Air Act to switch from high sulphur coal to low sulphur coal in order to achieve compliance. As a result, the Company has been unable to generate the necessary cash flow to support its ongoing operations, and has recorded substantial losses in each of its three latest fiscal years, with a loss of over $1.8 million in 1994 (excluding the adjustments resulting from the Company's adoption of the liquidation basis of accounting as of December 31, 1994), its most recently completed fiscal year. The Company's adoption of the liquidation basis of accounting resulted in an additional loss in excess of $2 million as of December 31, 1994. See "THE ACQUISITION PROPOSAL--Accounting Treatment".



          CRSS has in the past supplied to the Company total funds of approximately $18 million through investments of $6 million in Common Stock and of $12 million in preferred stock of the Company, as well as cash advances of $2.3 million and expenses of $.9 million incurred on behalf of the Company which have not been reimbursed, and a guaranty of various letters of credit in the amount of approximately $2,600,000. In 1992, CRSS informed the Company that CRSS was not prepared to make available further funding to the Company.



          In an effort to obtain additional funding and other support, in June 1992 the Company engaged in a transaction pursuant to which, on November 19, 1992, it effectively sold 50% of its interest in White River to NACC for a purchase price of $10 million (the "1992 Sale"). Of the $10 million purchase price, $2 million was received at closing, and $8 million was represented by a non-interest bearing promissory note (the "NACC Note"). Pursuant to the NACC Note, $1 million was received by the Company on December 31, 1992, and $2,875,000 was received by the Company during 1993. The remaining balance was due to the Company as follows: $2,500,000 in 1994, $1,375,000 in 1995, and $250,000 in 1996. The Company received only $625,000 from NACC as payments on the NACC Note during 1994. NACC has ceased payment on the NACC Note, alleging that the nahcolite production facility operated by White River has not yet demonstrated an effective annual production capacity of 106,000 tons of sodium bicarbonate per year. Pursuant to the Joint Venture Agreement between the Company and NACC relating to this facility (the "Joint Venture Agreement"), the Company was required to make all expenditures necessary for the facility to have an effective annual production capacity of 106,000 tons per year by April 15, 1994. In the event the effective annual production capacity of 106,000 tons of sodium bicarbonate per year had not been achieved by that date as reasonably agreed between the Company and NACC, NACC would have been entitled to reduce the purchase price payable by NACC for its interest in White River proportionately, based on the percentage of such capacity that is obtained. Any such reduction could have been applied pro rata to reduce each subsequent payment due under the NACC Note. NACC apparently relied on these provisions in ceasing payment on the NACC Note. If so, then based on the amount NACC has paid under the NACC Note, NACC apparently believes that the nahcolite production facility operated by White River demonstrated an effective annual production capacity of only 69,000 tons, which is only 65% of the targeted 106,000 tons, of sodium bicarbonate per year as of April 15, 1994, thereby allegedly justifying its payment of only 65% of the purchase price. However,

Management believes that NACC's failure to continue its payments on the NACC
Note is wrongful in view of the fact that, according to the Company's forecasts and calculations, production data from the plant demonstrates an effective annual capacity at or near 106,000 tons of sodium bicarbonate and that, if full capacity has not been achieved, NACC, as the manager of White River, is solely responsible for such deficiency in that it has prevented the production facility from achieving its full capacity by its refusal to utilize additional recovery equipment already located at the facility and to implement certain process modifications in a timely manner and that the Company was not required to make any expenditures necessary for the facility to have an effective annual production capacity of 106,000 tons per year by April 15, 1994. The Company has filed a lawsuit against NACC to collect on the NACC Note, asserting the above and other arguments (the "NACC Lawsuit"); however, there are no assurances that this lawsuit or similar collection efforts will prove successful.



          As a result of the continued unfavorable outlook for the flue gas desulphurization market, limited revenues, and limited cash flows, the Company likely will not be able to continue its operations as a going concern. The Company's primary source of cash since November 1992 has been the payments on the NACC Note. However, as noted above, payments on the NACC Note have been deferred by NACC due to the current dispute with NACC, and any efforts to resolve such dispute would result in significant additional expense which would have a further negative impact on capital resources. Additionally, the Company's principal creditor, CRSS, continues to indicate that it will not infuse any additional cash into the Company. Management does not believe that financing can be obtained from any other sources. As a result, during 1994, the Company ceased all of its operations other than supplying its existing customers with sodium bicarbonate through its indirect 50% ownership in White River, with no current intent to reinitiate those operations.



          Because of these and other concerns about the Company's current and future financial situation, in early 1994 the Company began in earnest to attempt to identify potential buyers of the Company. A diligent market search was made by the Company to find prospective buyers of the Company's indirect 50% interest in White River. Simultaneously, CRSS engaged in efforts to sell its interests in the Company. The Company and CRSS contacted approximately 30 minerals and chemicals-related companies worldwide to solicit interest in a possible transaction. As part of its effort to find a purchaser for its interests in the Company, CRSS engaged a consultant in February 1994 to contact and provide information to prospective purchasers with respect to the purchase of CRSS' interests in the Company. To the extent these efforts produced any prospective purchasers expressing interest in a merger or asset sale transaction with the Company, as opposed to a purchase of CRSS' interests in the Company, such prospective purchasers were put in contact with the appropriate persons at the Company.



          These efforts resulted in the commencement of discussions between the Company and NACC in August 1994 regarding a possible asset transaction. Other than NACC, only two companies expressed any preliminary interest in an asset transaction with the Company by requesting and receiving preliminary written information about the Company and conducting an on-site due diligence review of the Company's facilities. Only one of these two companies submitted a preliminary offer to the Company, which offer was based on an assumption that the Joint Venture Agreement and the related operating agreement among NACC, NMI and OXA (the "Operating Agreement") would be amended or restructured so as to ensure that such company would have appropriate access to White River's production of nahcolite.



          The market search efforts also produced only one company interested in acquiring CRSS' interests in the Company. Although that company has submitted various bids for CRSS' interests, such company has been unable to obtain financing to support its bid. CRSS has discussed with NACC the possibility of selling CRSS' interests in the Company to NACC, but NACC was not interested in such a transaction.



          Two factors apparently diminishing the interest of any potential acquiror are the presence of NACC as a 50% owner in White River, and the existence of the Joint Venture Agreement and Operating Agreement, which have made it difficult to attract bidders because most potential bidders' interests are conditioned on its ability to control White River.



          After various levels of discussions by the Company with the various prospective acquirors of the Company, the bid submitted by NACC was considered by Management to be the best bid offered to the Company. Consequently, on November 14, 1994, NACC and the Company entered into a letter of intent with respect to the Asset Sale. After further consideration and evaluation of such transaction, on February 2, 1995 the Initial Board of Directors approved, subject to the approval of the Asset Sale by the Company's stockholders, and recommended to the Company's stockholders, based on certain determinations made by the Initial Board of Directors, the Asset Sale. The Initial Board of Directors, in connection with its approval and recommendation of the Asset Sale, required, as a condition precedent to the consummation of the Asset Sale, the delivery and nonwithdrawal of the Fairness Opinion. Such approval and recommendation did not then, and does not now, contemplate the liquidation and dissolution of the Company. On March 21, 1995, after such approval and recommendation, Messrs. Armstrong, Piette and Rowe resigned from the Board of Directors. Messrs. Armstrong, Piette and Rowe believed at the time of their authorization and recommendation that the Acquisition Agreement and the Asset Sale were in the best interest of the Company and its stockholders and continued in that belief through their resignations. Having done everything necessary to fulfill their fiduciary duties to the Company and its stockholders with respect to the Acquisition Agreement and the transactions contemplated thereby, and having authorized the execution and consummation of the same, Messrs. Armstrong, Piette and Rowe's resignations reflected their belief that their duties to the Company and the stockholders had been fulfilled to the best of their abilities. Their resignations were not, and were not meant as, a direct or implied statement that they no longer support the Asset Sale.



          Upon the resignations of Messrs. Armstrong, Piette and Rowe, Mr. McCormack, the only remaining director, appointed Messrs. Dunne and Wilkinson to fill the vacancies and, along with Mr. McCormack (who together constitute the current Board of Directors), to complete the Asset Sale originated and authorized by the Initial Board of Directors. The Board of Directors obtained the Fairness Opinion on March 24, 1995. The Company entered into the Acquisition Agreement on or about April 5, 1995. The Purchase Price is the result of arm's-length negotiations between the Company and NACC, after the above-described search for potential purchasers of the Company.



          THE BOARD OF DIRECTORS ADVISES THAT (1) THE PROCEEDS OF THE ASSET SALE WILL NOT BE SUFFICIENT TO MAKE ANY DISTRIBUTIONS TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR) AND THE PAYMENT OF THE REDEMPTION PRICE (OR LIQUIDATION PREFERENCE IN THE EVENT OF LIQUIDATION) TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK, (2) IT IS LIKELY THAT, EVEN IF THE PROCEEDS OF THE ASSET SALE WERE USED OTHER THAN TO SATISFY ITS OUTSTANDING PRIOR DEBTS AND REDEEM (OR LIQUIDATE) OUTSTANDING SERIES A PREFERRED STOCK AS DESCRIBED HEREIN, THE COMPANY WOULD NOT GENERATE SIGNIFICANT ADDITIONAL REVENUES AFTER THE CONSUMMATION OF THE ASSET SALE, AND (3) EVEN IF THE COMPANY DID GENERATE ADDITIONAL REVENUES, THE AMOUNT GENERATED LIKELY WOULD NOT BE SUFFICIENT TO PROVIDE ANY RETURN TO THE HOLDERS OF COMMON STOCK OR TO ENABLE THE COMPANY TO CONTINUE ANY OPERATIONS AS A GOING CONCERN. See "THE ACQUISITION PROPOSAL--Use of Proceeds" and "--Description of Acquisition Agreement and Ancillary Agreements--Fairness Opinion".

USE OF PROCEEDS


          If the Acquisition Proposal and the Liquidation and Dissolution Proposal are approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, the Board of Directors intends to liquidate or distribute in kind the Excluded Assets and dissolve the Company within 30 days after the consummation of the Asset Sale and use all of the proceeds from the Asset Sale (including the Purchase Price Note) and Liquidation, and the Excluded Assets (to the extent they will be distributed in kind), to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale and the Liquidation and Dissolution, (2) retire all prior debt outstanding of the Company to its creditors, which debt as of April 30, 1995 aggregated $7,291,417, and included $6,960,222 outstanding to CRSS, and (3) partially pay the total Liquidation Preference to which the Company's outstanding shares of Series A Preferred Stock, which are held solely by CRSS, are entitled in the event of the Liquidation, which total Liquidation Preference as of April 30, 1995 was $5,038,000.



          Upon the consummation of the Asset Sale, the Company intends to assign the Purchase Price Note to CRSS in redemption of a portion of Series A Preferred Stock held by CRSS equal to $3.1 million par value or, in the event of the Liquidation, in payment of $3.1 million of the aggregate Liquidation Preference. CRSS is the holder of approximately 50.2% of the Company's outstanding shares of Common Stock and 100% of the Company's outstanding shares of Series A Preferred Stock. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--Purchase Price" and "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Agreement and Certain Transactions".



          If the Liquidation and Dissolution Proposal is approved by the stockholders of the Company, the Company intends to transfer all of the Excluded Assets, or the proceeds of the sale of the Excluded Assets, to CRSS as partial payment of the Liquidation Preference to which CRSS will be entitled as the principal creditor of the Company and as the sole holder of Series A Preferred Stock. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--Purchase Price" and "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Agreement and Certain Transactions".



          If the Acquisition Agreement is approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, but the Liquidation and Dissolution Proposal is not approved by the Company's stockholders, the Board of Directors intends to use all of the proceeds from the Asset Sale (including the Purchase Price Note) to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale, (2) retire all prior debt outstanding of the Company to its creditors, as described above, and (3) partially redeem, at the option of the Company, the Company's outstanding shares of Series A Preferred Stock. See "THE ACQUISITION PROPOSAL--Use of Proceeds".



          THE BOARD OF DIRECTORS ADVISES THAT (1) THE PROCEEDS OF THE ASSET SALE WILL NOT BE SUFFICIENT TO MAKE ANY DISTRIBUTIONS TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR) AND THE PAYMENT OF THE REDEMPTION PRICE (OR LIQUIDATION PREFERENCE IN THE EVENT OF LIQUIDATION) TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK, (2) IT IS LIKELY THAT, EVEN IF THE PROCEEDS OF THE ASSET SALE WERE USED OTHER THAN TO SATISFY ITS OUTSTANDING PRIOR DEBTS AND

REDEEM (OR LIQUIDATE) OUTSTANDING SERIES A PREFERRED STOCK AS DESCRIBED HEREIN, THE COMPANY WOULD NOT GENERATE SIGNIFICANT ADDITIONAL REVENUES AFTER THE CONSUMMATION OF THE ASSET SALE, AND (3) EVEN IF THE COMPANY DID GENERATE ADDITIONAL REVENUES, THE AMOUNT GENERATED LIKELY WOULD NOT BE SUFFICIENT TO PROVIDE ANY RETURN TO THE HOLDERS OF COMMON STOCK OR TO ENABLE THE COMPANY TO CONTINUE ANY OPERATIONS AS A GOING CONCERN.



          THE BOARD OF DIRECTORS FURTHER ADVISES THAT THE PROCEEDS OF THE ASSET SALE AND THE LIQUIDATION WILL RESULT IN THE FULL SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS, BUT WILL NOT RESULT IN SUFFICIENT PROCEEDS OR ASSETS TO PAY THE ENTIRE LIQUIDATION PREFERENCE TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK OR TO MAKE ANY DISTRIBUTION TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF SUCH PRIOR DEBTS.



          See "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Agreement and Certain Transactions" with respect to certain liabilities of the Company.



          The tables below describe the proposed use of proceeds in more detail.



USE OF PROCEEDS UPON ASSET SALE AND LIQUIDATION:



Proceeds:
Asset Sale Proceeds                                                   $9,085,078
Liquidation Proceeds(1)                                               $  670,066
                                                                      ----------
                                                                      $9,755,144

Uses:
Payment of Costs and Expenses of                                      $  319,582
  Asset Sale, Liquidation and
  Dissolution
Payment of Prior Obligations(2)                                       $  331,195
  (other than outstanding to CRSS)
Payment of Prior Obligations                                          $6,960,222
  outstanding to CRSS(2,3)
Partial Payment of Liquidation                                        $2,144,145
  Preference(4) to CRSS
                                                                      ----------
                                                                      $9,755,144

USE OF PROCEEDS UPON ASSET SALE WITHOUT LIQUIDATION:

Proceeds:
Asset Sale Proceeds                                                   $9,085,078
                                                                      ----------
                                                                      $9,085,078

Uses:
Payment of Costs and Expenses                                         $  150,000
  of Asset Sale
Payment of Prior Obligations(2)                                       $  331,195
  (other than outstanding to CRSS)
Payment of Prior Obligations                                          $6,960,222
  outstanding to CRSS(2,3)
Payment of Redemption Price                                           $1,643,661
  to CRSS(5)
                                                                      ----------
                                                                      $9,085,078

___________________________


(1) Comprised of the Excluded Assets of the Company to be liquidated or distributed in kind within 30 days after the consummation of the Asset Sale. The Excluded Assets have an estimated current market value as follows:



                                                          Estimated Market Value
                                                          ----------------------
          Cash                                                    $314,014
          Accounts Receivable                                      210,087
          Patents and Technology                                    84,977(a)

          Colorado Water Rights                                     10,000(b)
          Furniture and Miscellaneous                               50,988(a)
              Testing Equipment
                                                                   --------
                                                                   $670,066
                                                                   ========




          The Company emphasizes that the above market values are estimates, and that there can be no assurances that the actual market value is not greater than or less than such estimates.





          (a) Based on recent discussions with one potential purchaser and conditioned on the sale of the miscellaneous equipment together with the patents and technology.



          (b) These water rights were acquired in 1989 at a price of $100,000; however, recent attempts to sell such rights indicate that there is no interest in such rights.



(2)       As of April 30, 1995.



(3)       Comprised of the following as of April 30, 1995:



          Fees and reimbursements under Services Agreement        $   41,183
          Outstanding Principal on 5-Year                          4,122,604
            Convertible Promissory Note
          Outstanding Principal on Six Promissory Notes            2,145,000
            issued in 1993 and 1994 in payment of
            Series A, B & C Preferred Stock Dividends
          Outstanding Interest on 5-Year                             313,177
            Convertible Promissory Note
          Outstanding Interest on Six Promissory Notes               223,258
            issued in 1993 and 1994 in payment of
            Series A, B and C Preferred Stock Dividends
          Accrued and Unpaid Series B and C Preferred                115,000
            Stock Dividends
                                                                  ----------
                                                                  $6,960,222
                                                                  ==========




(4) CRSS, as owner of all 44,380 shares of the Company's outstanding shares of Series A Preferred Stock, is entitled upon Liquidation of the Company to receive a total Liquidation Preference of $100 per share of Series A Preferred Stock plus an amount equal to accrued and unpaid dividends on such shares through the payment date. Accrued and unpaid dividends on the Series A Preferred Stock were $600,000 as of April 30, 1995. As a result, the total Liquidation Preference, all of which is owed to CRSS, was $5,038,000 with respect to all such shares as of April 30, 1995.



(5) CRSS, as owner of all 44,380 shares of the Company's outstanding shares of Series A Preferred Stock, is entitled, to the extent of available funds, upon redemption of all of its shares of Series A Preferred Stock between October 31, 1994 and October 31, 1995, to receive an aggregate redemption price equal to 104% of the stated value of $100 per share, plus an amount equal to the accrued and unpaid dividends on such shares through the redemption date. However, CRSS has agreed to forego the 4% redemption premium. Accrued and unpaid dividends on the Series A Preferred Stock were $600,000 as of April 30, 1995. As a result, the aggregate redemption price that would be owed to CRSS upon redemption of its shares of Series A Preferred Stock is $5,215,520 as of April 30, 1995, of which CRSS has agreed to forego $177,520 of redemption premium.

STOCKHOLDER APPROVAL


          Since the consummation of the Acquisition Agreement will constitute a sale of all, or substantially all, of the property of the Company, the Acquisition Proposal must be approved by the stockholders of the Company entitled to vote, pursuant to the terms of Section 16-10a-1202 of the Utah Revised Business Corporation Act. See "VOTING RIGHTS AND PROXY INFORMATION". Because CRSS has agreed with NACC, subject to certain conditions, to vote CRSS' 13,499,449 shares of Common Stock (representing approximately 50.2% of the outstanding shares of Common Stock) and 44,380 shares of Series A Preferred Stock (representing 100% of the outstanding shares of Series A Preferred Stock) in favor of the Acquisition Proposal, approval of the Acquisition Proposal is assured, provided CRSS so votes. In the event the requisite approval is not received, the Asset Sale will not be consummated. For other reasons why the Asset Sale may not be consummated, see "THE ACQUISITION PROPOSAL--Possibility that the Asset Sale will not be Consummated". Stockholders voting in favor of the Acquisition Proposal will forfeit their respective appraisal rights under Utah law. See "THE ACQUISITION PROPOSAL--Dissenters' Rights of Appraisal" and Exhibit H with respect to appraisal rights and certain notice requirements by stockholders.


DESCRIPTION OF ACQUISITION AGREEMENT AND ANCILLARY AGREEMENTS


          The material terms and provisions of the Acquisition Agreement and the Ancillary Agreements are summarized below. Reference is hereby made to the Acquisition Agreement and the Ancillary Agreements accompanying this Proxy Statement for the complete terms of such provisions as well as for other provisions that are not summarized below.


          General


          The Acquisition Agreement by and among the Company and NACC provides for the sale of all of the assets of the Company used in the Transferred Business, including all of the shares of capital stock of each of NMI and OXA owned by the Company. Each of NMI and OXA are engaged in the business of owning membership interests in White River. After the closing and consummation of the Asset Sale (the "Closing"), NACC will have acquired from the Company the Assets, comprised of the Company's indirect 50% ownership interest in White River and all of the assets, properties and rights of any kind owned by the Company and used, planned to be used or relating to the operation of the Transferred Business, and thereby will own all of the business presently conducted by White River. The Assets do not include certain designated Excluded Assets unrelated to the Transferred Business, including the Company's accounts receivable, patents and technology relating to its dry sodium injection system, Colorado River water rights, and certain furniture and equipment. The Excluded Assets are immaterial in amount. See "THE ACQUISITION AGREEMENT--Use of Proceeds".



          Under the Acquisition Agreement, NACC will not assume any liabilities of the Company, and NMI and OXA will remain liable with respect to the liabilities of the Company relating to the Transferred Business and the Assets.



          Under the terms of the Acquisition Agreement, NACC and the Company mutually have agreed to release each other and each of their respective affiliates, effective as of the Closing Date and conditioned upon the Closing, from all liability to the other as of the Closing Date, including, without limitation, with respect to the NACC Lawsuit. The litigation and arbitration proceedings that constitute the NACC Lawsuit are the proceedings pending in the District Court of Harris County, Texas, 125th Judicial District, captioned NaTec Resources, Inc. and NaTec Minerals, Inc. v. D. George Harris & Associates, Inc., Harris Chemical Group, Inc. and North American Chemical Company, having Cause No. 94-025523, and the arbitration proceeding now pending under the administration of the American Arbitration Association, New York Office, captioned In the Matter of the Arbitration between North American Carbonate Company and North American Bicarbonate Company, and NaTec Minerals, Inc., and Oldexaer, Inc., having caption number 13-181-00582-94. Additionally, NACC has agreed under the Acquisition Agreement to use its best efforts and cooperate with the Company and CRSS to substitute NACC for CRSS as the obligor of certain obligations of CRSS with respect to guaranties of performance bonds, letters of credit and other similar obligations of White River. To the extent CRSS is not released from such obligations, NACC will agree to indemnify and hold harmless CRSS from such obligations and to provide to the Company a letter of credit as security for such obligations. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--Ancillary Agreements" and "LEGAL PROCEEDINGS".


          Purchase Price


          At the Closing, NACC will, subject to the terms and conditions of the Acquisition Agreement, purchase from the Company, directly or indirectly, all of the Assets. The Purchase Price of $10 million is payable $6 million in cash on the Closing Date and $4 million payable in quarterly installments commencing on the thirtieth day after the end of the first full calendar quarter following the Closing Date, with subsequent payments due at the end of each third calendar month thereafter. All such deferred payment obligations will be evidenced by the non-interest bearing Purchase Price Note, a copy of which is attached hereto as Exhibit D. The Purchase Price Note will be fully secured by a lien on all of the assets of White River. The Purchase Price Note will be promptly assigned to CRSS in redemption or liquidation of a portion of Series A Preferred Stock held by CRSS. See "THE ACQUISITION PROPOSAL--Use of Proceeds". The Purchase Price Note is payable in installments in an amount equal to $10.00 times the number of tons of sodium bicarbonate sold by NACC or any of its affiliates (including, without limitation, White River) during the respective fiscal quarter to persons other than NACC or any of its affiliates (including, without limitation, White River); provided, however, that sales of sodium bicarbonate not produced by White River shall not count as sales for purposes of the Purchase Price Note; provided, further, that the amount payable after the fourth fiscal quarter shall be not less than the amount by which $600,000 exceeds the aggregate amount paid with respect to the first three fiscal quarters and that the amount payable with respect to the eighth fiscal quarter shall not be less than the amount by which $700,000 exceeds the aggregate amount paid with respect to the fifth, sixth and seventh fiscal quarters. Anything to the contrary notwithstanding, if the holder of the Purchase Price Note accelerates such note pursuant to an event of default thereunder, or if NACC voluntarily prepays the Purchase Price Note, the aggregate amount payable by NACC under the Purchase Price Note shall not exceed the discounted value of the Purchase Price Note (calculated pursuant to the terms of the Purchase Price Note) on the date of any acceleration of the Purchase Price Note as contemplated by such Note or the voluntary pre-payment of the Purchase Price Note as contemplated by such Note. On the fifth anniversary of the date of the Purchase Price Note, the unpaid balance on the Purchase Price Note will be payable in full. The Purchase Price is estimated to have a discounted value of $9.1 million, which reflects the discount to present value of the Purchase Price Note. The Purchase Price Note has been discounted to present value using an interest rate of 9%. The valuation of the Purchase Price Note assumes that the Purchase Price Note will be collected $600,000 in the first year, $700,000 in the second year (each such amount being the minimum required to be paid on the Purchase Price Note in those years in accordance with its terms) and $900,000 per year for the third through fifth years (such amount being estimated on a straight-line basis due to the inability to reasonably estimate production and sales for such years). See "THE ACQUISITION PROPOSAL--Use of Proceeds" and footnote (a) to the table captioned NATEC RESOURCES, INC. PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION.



          Capital Call



          Additionally, under the Acquisition Agreement, the Company and NACC have agreed to a capital expenditure program at White River, which program commenced upon execution of the Acquisition Agreement and is not contingent upon the Closing and consummation of the Asset Sale. Under the program, each of the Company and NACC have caused White River to approve and make a capital call of $2,113,250 (the "Capital Call") as of the date of this Proxy Statement to the extent that White River does not have adequate funds to make certain capital expenditures. Each of the Company and NACC is liable for 50% (i.e., $1,056,625) of the Capital Call. To the extent that either the Company or NACC does not honor such Capital Call within 90 days of the date of this Proxy Statement, the other party may, in its sole discretion, either (i) by paying all or a portion of such unpaid Capital Call, purchase all or a portion of the defaulting party's membership interest in White River, with the amount of the membership interest thus purchased equaling the portion of the unpaid Capital Call paid by the non-defaulting member divided by the net book value of White River, or (ii) by contributing to White River all or a portion of such unpaid Capital Call, increase such party's membership interest in White River accordingly (the amount of the increase in membership interest thus obtained will equal the portion of the unpaid Capital Call contributed by the non-defaulting member divided by the net book value of White River, and the membership interest of all of the parties will be adjusted accordingly). If the Company does not pay any of the Capital Call, then its membership interest in White River would be reduced from 50% to 43.57%. However, it is contemplated that the sale of the Company's 50% interest in White River pursuant to the Acquisition Agreement will be completed before the Capital Call will be due, in which case, under the terms of the Acquisition Agreement, the Company will not be liable for its share of the Capital Call. Furthermore, if the Company pays its share of the Capital Call (at any time prior to NACC paying or contributing such share) and subsequently consummates the Asset Sale, the amount paid will be reimbursed to the Company in full by NACC and/or White River upon such consummation. Finally, any reduction in the Company's interest in White River would not affect the Purchase Price if the Asset Sale ultimately is consummated.


          Ancillary Agreements


          The Acquisition Agreement contemplates the execution of the Ancillary Agreements described below. The material provisions of the Ancillary Agreements are summarized below. Reference is made to the Acquisition Agreement and the forms of the Ancillary Agreements accompanying this Proxy Statement for the complete terms of the provisions summarized below as well as other provisions not herein summarized.



          Under a certain side letter agreement dated as of April 5, 1995 (the "CRSS Voting Letter Agreement"), CRSS has agreed with NACC, subject to certain specified assumptions and conditions, to have at the appropriate time the right to vote a sufficient number of shares of Common Stock and Series A Preferred Stock to approve the Acquisition Proposal, and to vote those shares in favor of the Acquisition Proposal. The CRSS Voting Letter Agreement is attached hereto as Exhibit E. CRSS is not prohibited, under the CRSS Voting Letter Agreement or otherwise, from selling or otherwise transferring all or any part of its shares of Common Stock and Series A Preferred Stock. However, if the Asset Sale is not consummated as a result of such sale or transfer, the Company will be obligated to pay up to $250,000 of NACC's out-of-pocket expenses incident to the preparation and performance of the Acquisition Agreement and Ancillary Agreements. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--Fees and Expenses".



          In connection with the execution of the Acquisition Agreement, CRSS will deliver a letter of guaranty (the "CRSS Letter of Guaranty") to NACC as a condition to NACC's obligations under the Acquisition Agreement. The letter of guaranty, to be effective as of the Closing, will guarantee to NACC and each of its respective successors, assigns and affiliates all obligations of the Company to indemnify and hold harmless such indemnitees with respect to all claims made by any such indemnitee under Article 8 of the Acquisition Agreement; provided, however, that the obligations of CRSS under the CRSS Letter of Guaranty will be subject to the same rights, limits and defenses available to the Company under the Acquisition Agreement; and provided, further, that the liability of CRSS to guarantee such obligations shall be limited to the amount by which the discounted value of the Purchase Price Note at the time such indemnification claim is made exceeds the sum of (1) the amount previously paid by CRSS pursuant to the CRSS Letter of Guaranty ("CRSS Payments") and (2) the extent to which the aggregate amount of both paid and unpaid accrued obligations of NACC under the Purchase Price Note exceeds the aggregate amount of CRSS Payments. The CRSS Letter of Guaranty is attached hereto as Exhibit F.


          Pursuant to the Acquisition Agreement, in connection with the Closing, the Company, CRSS, NMI and OXA have agreed to execute and deliver a General Release of D. George Harris & Associates, Inc., Harris

Chemical Group, Inc., NACC, North American Carbonate Company, and North American Bicarbonate Company with respect to certain liabilities arising in connection with White River prior to the Closing Date, including with respect to the NACC Note and the NACC Lawsuit, other than liabilities or obligations created under the Acquisition Agreement and related documents. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--General".

          Pursuant to the Acquisition Agreement, in connection with the Closing,
D. George Harris & Associates, Inc., Harris Chemical Group, Inc., NACC, North American Carbonate Company, and North American Bicarbonate Company have agreed to execute and deliver a General Release of the Company, CRSS, NMI and OXA from all liabilities arising in connection with White River prior to the Closing Date, other than any liability or obligation created under the Acquisition Agreement and related documents. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--General".

          Representations and Warranties; Conditions to Closing


          The Company has made to NACC various representations and warranties which cover, among other things, the following: the organization of the Company; the qualification to do business of the Company; NMI and OXA; the ownership and capitalization of NMI and OXA; subsidiaries and equity investments of NMI and OXA; ownership of CRSS in the Company; required approvals for the Acquisition Proposal; the accuracy of various audited and unaudited financial statements; the title to the Assets; tax matters; litigation; liabilities; employee matters; compliance by NMI and OXA with applicable federal, state and local laws; the absence of violations of any law, statute, rule, regulation, judicial or administrative decision, any articles or certificates of incorporation or by-laws, any mortgage, deed of trust, lease, note, stockholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator; the absence of any broker or finder in connection with the Acquisition Agreement or the Asset Sale; and other matters connected with the Transferred Business, the Assets and the Asset Sale. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--Ancillary Agreements" and "--Fees and Expenses".



          NACC has made various representations and warranties to the Company which cover, among other things, the following: the organization and qualification of NACC, required approvals, the absence of any violations of any law, statute, rule, regulation, judicial or administrative decision, any articles or certificate of incorporation or by-laws, any mortgage, deed of trust, lease, note, stockholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator, NACC's investment intent, and the absence of any broker or finder in connection with the Acquisition Agreement or the Asset Sale.



          The obligations of NACC to consummate the Asset Sale are conditioned on the truth and correctness in all material respects of all representations and warranties of the Company made under the Acquisition Agreement or under any certificate or document delivered pursuant to the Acquisition Agreement, the performance and compliance in all material respects with all agreements and conditions required to be performed or complied with by the Company prior to Closing, the delivery of an opinion of the Company's counsel dated the Closing Date as to certain matters, the absence of any injunction, restraining order or decree of any court or governmental or regulatory authority that restrains, prevents or materially changes the transactions contemplated by the Acquisition Agreement, and the acquisition or effectiveness of all third party consents and all filings with and notifications of governmental authorities, regulatory agencies or other entities which regulate and are necessary for the conduct of NACC's, the Company's, NMI's or OXA's business, and the execution and delivery of the CRSS Letter of Guaranty.



          The obligations of the Company to consummate the Asset Sale are conditioned upon the truth and correctness in all material respects of all representations and warranties of NACC under the Acquisition Agreement or under any certificate or document delivered pursuant to the Acquisition Agreement, the performance and compliance in all material respects with all agreements and conditions required to be performed or complied with by NACC prior to Closing, the delivery of an opinion of NACC's counsel dated the Closing Date as to certain matters, the absence of any injunction, restraining order or decree of any court or governmental or regulatory authority that restrains, prevents or materially changes the transactions contemplated by the Acquisition Agreement, the acquisition or effectiveness of all third party consents and all filings with and notifications of governmental authorities, regulatory agencies or other entities which regulate and are necessary for the conduct of NACC's, the Company's, NMI's or OXA's business, the approval by the Company's stockholders of the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement, delivery and nonwithdrawal of the Fairness Opinion, and the execution and delivery of the Security Agreement, the Deed of Trust (both of which secure the Purchase Price Note) and various other documents contemplated by the Acquisition Agreement.


          Fairness Opinion


          The Acquisition Agreement requires, as a condition precedent to the Company's obligations thereunder, the delivery and nonwithdrawal of the Fairness Opinion. The Fairness Opinion, dated March 24, 1995, has been rendered by Houlihan Valuation Advisors (the "Advisors"), an independent, disinterested valuation firm, consisting of chartered financial analysts, certified public accountants, Senior Members of the American Society of Appraisers, and economists with solid academic credentials as well as hands-on business experience in creating, capitalizing, operating and selling business enterprises, selected by the Company based on their experience in performing business valuations since 1975. The Fairness Opinion is solely to the effect that, as of March 24, 1995, the Asset Sale is fair from a financial point of view to the Company. The Fairness Opinion does not address either the relative fairness of the Asset Sale to the holders of Common Stock or of the ultimate use of the proceeds generated by the Asset Sale, as the Advisors were not requested to render such opinions. The full text of the Fairness Opinion, which sets forth the assumptions made, matters considered and the review undertaken with regard to such opinion, is attached as Exhibit G hereto. The Fairness Opinion has not been, and is not anticipated to be, updated.



          THE BOARD OF DIRECTORS ADVISES THAT (1) THE PROCEEDS OF THE ASSET SALE WILL NOT BE SUFFICIENT TO MAKE ANY DISTRIBUTIONS TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR) AND THE PAYMENT OF THE REDEMPTION PRICE (OR LIQUIDATION PREFERENCE IN THE EVENT OF LIQUIDATION) TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK, (2) IT IS LIKELY THAT, EVEN IF THE PROCEEDS OF THE ASSET SALE WERE USED OTHER THAN TO SATISFY ITS OUTSTANDING PRIOR DEBTS AND REDEEM (OR LIQUIDATE) OUTSTANDING SERIES A PREFERRED STOCK AS DESCRIBED HEREIN, THE COMPANY WOULD NOT GENERATE SIGNIFICANT ADDITIONAL REVENUES AFTER THE CONSUMMATION OF THE ASSET SALE, AND (3) EVEN IF THE COMPANY DID GENERATE ADDITIONAL REVENUES, THE AMOUNT GENERATED LIKELY WOULD NOT BE SUFFICIENT TO PROVIDE ANY RETURN TO THE HOLDERS OF COMMON STOCK OR TO ENABLE THE COMPANY TO CONTINUE ANY OPERATIONS AS A GOING CONCERN.



          In connection with preparing the Fairness Opinion, the Advisors made such analyses, reviews and inquiries as they deemed necessary and appropriate under the circumstances, including, without limitation, reviewing a draft of the Acquisition Agreement, certain financial information and project and budget information of White River, a valuation and due diligence review report of certain of the Company's operations, the Joint Venture Agreement, certain financial information of the Company, certain annual and quarterly reports of competitors of White River in the sodium bicarbonate industry, various literature on the sodium bicarbonate industry and alternative technology, documentation reflecting expressions of interests from prior prospective purchasers and various other documents provided by Management. The Advisors conducted various analytical procedures in arriving at their opinion, including inquiries made of certain employees and officers of White River and the Company, a site visit to the White River operating facility, a review of White River's 1995 operating budget and proposed capital expenditure program, generally recognized financial analyses and valuation procedures, a review and analysis of the Joint Venture Agreement and other studies, analyses and investigations. The Advisors found, based upon the foregoing procedures and analyses, that the proposed sale pursuant to the Acquisition

Agreement, assuming it is consummated as proposed, is fair to the Company from a financial point of view; that is, that the fair market value of the consideration being received by the Company in the transaction is at least as great as the fair market value of the Company's 50% ownership interest in White River being sold in the transaction, assuming that such interest continues to be bound by and subject to the terms of the Joint Venture Agreement. The Advisors assumed without independent verification that there has been no material change in the Assets, financial condition or business of White River since December 31, 1994, the date of the most recent audited financial statements made available to the Advisors.



          The following is a brief summary of the valuation analyses performed by the Advisors in connection with rendering the Fairness Opinion. The summary set forth below is qualified in its entirety by reference to the full text of the Fairness Opinion.



          The NACC acquisition offer evidenced by the Acquisition Agreement was analyzed by the Advisors under various White River plant production scenarios to ascertain the present value of such acquisition offer. The Advisors concluded that the offer had a present value of approximately $9 million, with a range of present values under the various scenarios of between $8.8 million and $9.3 million.



          The historical performance of White River was analyzed, with the financial analysis including but not limited to: (1) trends in sales, earnings and free cash flow growth; (2) operating and net profit margins; (3) profitability ratios (including return on assets and return on equity); and (4) financial risk/leverage ratios. An analysis of White River's nahcolite production by month, including tons produced and production costs per ton, was also conducted.



          The historical operating performance of White River was compared by the Advisors with the 1995 operating budget of White River, as prepared by White River's management. The Advisors concluded that the 1995 operating budget, which forms the basis for much of the market/transaction value ratio analysis and the income/discounted cash flow value analysis below, appears to be optimistic in light of historical financial results. For example, comparing the 1995 operating budget to historical operating performance, the Advisors found that: (1) sales are projected to increase from the 1994 figure of $4.66 million to $6.30 million in 1995, or an increase of 35.3%, following an increase of only 12.8% in 1994 (from $4.13 million in 1993 to $4.66 million in 1994); (2) operating expenses are projected to increase at a much slower rate than sales (which would be consistent with the high operating leverage of the facility), from $3.34 million in 1994 to $3.77 million (or by 12.8%) in 1995, following a 1994 increase of only 5.0% (from $3.18 million in 1993 to $3.34 million in 1994); (3) as a percentage of sales, operating expenses are projected to fall from 77.2% in 1993 and 71.8% in 1994 to only 59.9% in 1995; (4) income from operations is projected to increase from the 1993 figure of $.94 million and the 1994 figure of $1.31 million to $6.30 million in 1995; (5) as a percentage of sales, income from operations is projected to increase from the 1993 figure of 22.8% and the 1994 figure of 28.2% to 40.1% in 1995; (6) operating cash flow (or income from operations less interest expense) is likewise projected to grow from $.74 million in 1993 and $1.16 million in 1994 to $2.39 million in 1995; (7) as a percent of sales, operating cash flow is projected to increase from 17.9% in 1993 and 24.9% in 1994 to 37.8% in 1995; and (8) net income is projected to grow from net losses of $.87 million in 1993 and $.39 million in 1994 to a profit of $1.67 million (or 26.4% of projected sales) in 1995.



          A market value ratio analysis was conducted by the Advisors, wherein the proposed Purchase Price was compared with 1994 actual and 1995 projected financial results of White River. The Advisors found that the present value of the Purchase Price represents: (1) a price to 1994 actual operating cash flow ratio of 15.5 times ($18.0 million/$1.16 million); (2) a price to 1995 projected operating cash flow ratio of 7.5 times ($18.0 million/$2.39 million); (3) a price to 1994 actual sales ratio of 3.87 times ($18.0 million/$4.66 million);
(4) a
price to 1995 projected sales ratio of 2.86 times ($18.0 million/$6.30 million); (5) a price to 1995 projected net earnings ratio of 10.8 times ($18.0 million/$1.67 million); (6) a price to 1995 projected free cash flow ratio of
17.0 times ($18.0 million/$1.06 million); (7) a price to December 31, 1994 book value ratio of 1.235 times ($18.0 million/$14.57 million); (8) a price to December 31, 1994 adjusted book value ratio of 1.057 times ($18.0 million/$17.03 million); and (9) a price to December 31, 1994 total asset ratio of .903 times ($18.0 million/$19.95 million).



          The value of White River was analyzed by the Advisors utilizing various valuation methodologies, including: (1) the asset/book value approach;
(2) the market/transaction value approach; and (3) the income/discounted cash flow value approach. Application of these methodologies is described in further detail below.



          ASSET/BOOK VALUE. As of December 31, 1994, the date of the most recent audited balance sheet available, White River had total assets of $19.95 million, total book value (or members' capital) of $14.57 million, and total adjusted book value (or members' capital plus distributions payable to members) of $17.03 million.



          MARKET/TRANSACTION VALUE. As mentioned in the Fairness Opinion and discussed in "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal", in connection with the evolution of the Asset Sale, a market search was made by the Company to find prospective acquirors of the Company's 50% interest in White River and the other Assets, with only one company other than NACC ultimately making a preliminary purchase offer. Any interest expressed by prospective acquirors other than NACC during the market search was eventually diminished by the existence of the Joint Venture Agreement and the Operating Agreement, which together effectively give operating control of White River to NACC. According to the Advisors, the approximate $9 million present value of NACC's proposed purchase price is in line with the high end of the preliminary offer range of $7 million to $9 million made by the one prospective acquiror other than NACC making a preliminary offer. See "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal".



          NACC acquired its present 50% interest in White River from the Company in the 1992 Sale on November 19, 1995 for $10 million, including $2 million in cash and $8 million in the form of the NACC Note. The purchase price paid by NACC had an adjusted present value of approximately $7.7 million, which reflected (1) the discount to present value of the NACC Note, (2) an adjustment of approximately $1.25 million to reflect the contractual right of NACC to receive certain distributions in excess of its membership interest in White River in order to compensate NACC for its assumption of approximately 50% of the liabilities of White River, and (3) the estimated additional capital expenditures to be made by NMI of the then estimated level of approximately $625,000 required to increase production of the mining facility to the 106,000 ton per year level required by the Joint Venture Agreement. It should be noted that the 1992 Sale was made without the impact of the Joint Venture Agreement and the Operating Agreement, which, in the opinion of the Advisors, suppresses the value of the Company's 50% interest in White River relative to the value of the Company's 50% interest in White River without taking into consideration the Joint Venture Agreement and the Operating Agreement.



          INCOME/DISCOUNTED CASH FLOW VALUE. Eleven hypothetical income/discounted cash flow value scenarios were analyzed by the Advisors in valuing White River on an income-producing basis. The various scenarios all include the 1995 projected operating budget as a base year, but utilize differing assumptions thereafter relative to number of tons produced and sold, selling price per ton and growth rate in price per ton, and operating expenses and growth rate in operating expenses. An assumption common to each scenario is that capital expenditures and working capital needs remain constant at a projected figure of $400,000 per year, based on conversations with Management. The various scenarios analyzed, together with the key assumptions underlying each, and the present value figures derived by the Advisors for White River under each, are summarized as follows:



                         Scenario                                  Present Value
- ------------------------------------------------------------       -------------

 1.    Sales remain constant at 1995 projected figure of             $ 2,679,000
       55,450 tons per year; price per ton remains constant
       at $110 per ton; operating costs (with the exception
       of royalties and NACC's management fee) grow at 3%
       per year

 2.    1995 projected free cash flow of $941,200 remains             $ 4,706,000
       constant

 3.    Sales remain constant at 1995 projected figure of             $ 6,320,000
       55,450 tons per year; price per ton grows by 3% per
       year from $110 per ton; operating costs (with the
       exception of royalties and NACC's management fee)
       grow at 3% per year

 4.    Sales grow by 10,000 tons per year from 1995                  $12,119,000
       projected figure, reaching maximum capacity of
       106,000 tons in year 2000, and remaining constant at
       that amount thereafter; price per ton remains
       constant at $110 per ton; operating costs grow at 3%
       per year

 5.    Sales remain constant at 1995 projected figure of             $13,769,000
       55,450 tons per year; price per ton remains constant
       at $150 per ton; operating costs (with the exception
       of royalties and NACC's management fee) grow at 3%
       per year

 6.    Sales grow from 1995 projected figure of 55,450 tons          $16,141,000
       to maximum capacity of 106,000 tons in 1996, and
       remaining constant at that amount thereafter; price
       per ton remains constant at $110 per ton; operating
       costs (with the exception of royalties and NACC's
       management fee) grow at 3% per year

 7.    Sales remain constant at 1995 projected figure of             $19,314,000
       55,450 tons per year; price per ton remains constant
       at $170 per ton; operating costs (with the exception
       of royalties and NACC's management fee) grow at 3%
       per year

 8.    Sales grow by 10,000 tons per year from 1995                  $19,712,000
       projected figure, reaching maximum capacity of
       106,000 tons in year 2000, and remaining constant at
       that amount thereafter; price per ton grows by 3% per
       year from $110 per ton; operating costs (with the
       exception of royalties and NACC's management fee)
       grow at 3% per year

 9.    Sales grow from projected 1995 figure of 55,450 tons          $24,134,000
       to maximum capacity of 106,000 tons in 1996, and
       remaining constant at that amount thereafter; price
       per ton grows by 3% per year from $110 per ton;
       operating costs (with the exception of royalties and
       NACC's management fee) grow at 3% per year

 10.   Sales grow by 10,000 tons per year from 1995                  $29,196,000
       projected figure, reaching maximum capacity of
       106,000 tons in year 2000, and remaining constant at
       that amount thereafter; price per ton remains
       constant at $150 per ton; operating costs (with the
       exception of royalties and NACC's management fee)
       grow at 3% per year

 11.   Sales grow by 10,000 tons per year from 1995                  $37,734,000
       projected figure, reaching maximum capacity of
       106,000 tons in year 2000, and remaining constant at
       that amount thereafter; price per ton remains
       constant at $170 per ton; operating costs (with the
       exception of royalties and NACC's management fee)
       grow at 3% per year

          The above-described scenarios yield a wide range of value figures, ranging from $2.7 million to $37.7 million for 100% of White River. In the opinion of the Advisors, and particularly in light of the $110 per ton effective selling price limitation imposed by the Joint Venture Agreement (as described below), the more realistic scenarios are those which yield values close to or below the present value of the proposed acquisition price.



          After analyzing the unencumbered value of White River utilizing the above valuation methodologies, the Advisors sought to determine the impact of the Joint Venture Agreement on the value of the Company's 50% ownership interest in White River. According to the Joint Venture Agreement, the price per ton to be paid to White River for sodium bicarbonate produced by White River shall be no greater than $110 per ton, which price cannot be increased without the consent of NACC. This price is below market price in at least some markets for sodium bicarbonate, according to Management. Given the virtual absence of sodium bicarbonate production demand on the part of the Company and the dismal prospects for future production demand by the Company, the Advisors viewed NACC as having a strong incentive to keep the price fixed at no higher than $110 per ton, and no incentive to increase it. The Company's 1992 proxy statement relating to the Company's and NACC's joint venture acquisition of White River (the "1992 Proxy Statement") states that "the purchase price (of product) received by White River from NACC and [the Company] has an established ceiling which is expected to result in little or no margin earned by White River. White River was established as a vehicle to efficiently produce and sell product to its owners or their affiliates, rather than an entity which will generate any significant profits. Profits will be generated by NACC and [the Company] upon their subsequent sales of the sodium bicarbonate to their respective third party customers." The Advisors viewed the Company as being effectively precluded by its weak financial condition from creating demand for its prospective share of sodium bicarbonate produced by White River through the high-risk, capital-intensive prospect of entering other sodium bicarbonate markets, thereby entering into competition not only with NACC, but with other large, well-financed competitors. The Advisors consequently believed the Company to be effectively precluded from taking advantage of the price ceiling established by the Joint Venture Agreement.



          Furthermore, the Advisors focused on the fact that the Company, as only a 50% owner of White River, cannot sell White River as a whole without the participation of NACC, the other 50% owner in White River. The Company at most can sell only its 50% interest in White River, with any buyer of such interest being subject to and bound by all of the terms of the Joint Venture Agreement. In addition, the 1992 Proxy Statement states that "[a] member may not sell, convey, transfer or encumber in any way any part of its membership interest in [White River] without the prior unanimous written consent of all the remaining members", which statement indicated to the Advisors that the Company's ability to dispose of its 50% joint venture interest in White River may be further restricted.



          Consequently, in the opinion of the Advisors, the Joint Venture Agreement significantly reduces the value of the Company's 50% ownership interest from the pro rata value of White River as a whole, unencumbered by the presence of the Joint Venture Agreement, because of (1) the presence of the $110 per ton effective sales price ceiling and the absence of incentive for NACC to raise it, (2) the inability of the Company to sell the plant or make strategic or operational changes without the consent of NACC, and (3) operational management resting in the hands of NACC rather than the Company. The 1992 Proxy Statement states that "the Board (of the Company) recognizes that the marketability and value of [the Company's] interest in White River may be adversely affected because of the joint venture arrangements with NACC under the [Joint Venture Agreement] and the ancillary agreements thereto." The Advisors have assumed without independent legal verification that the Company's 50% interest in White River will remain bound by and subject to the terms of the Joint Venture Agreement (including the defined maximum selling price of sodium bicarbonate produced at the White River plant of $110 per ton) for the foreseeable future, and that the Company will not be able to change any of the material terms of the Joint Venture Agreement without the consent of NACC.



          The Advisors received a fee of $8,000 for their services in connection with rendering the Fairness Opinion.

          The Company will make the Fairness Opinion available for inspection and copying at its principal executive offices during its regular business hours by any interested security holder or his representative who has been so designated in writing.



          No Solicitation



          The Company is prohibited, consistent with its fiduciary duties under Utah law, from directly or indirectly encouraging, soliciting, initiating and engaging in discussions or negotiations with, or providing any non-public information to, any person concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving NMI or OXA or entering into any agreement with respect thereto; however, CRSS is not subject to this restriction.


          Indemnities for Breach


          The Company has agreed to indemnify NACC, NMI and OXA, and their respective successors, assigns and affiliates ("NACC Indemnitees"), against any misrepresentation or breach of any warranty made by the Company in the Acquisition Agreement, any failure of the Company to perform any undertaking or agreement or obligation under the Acquisition Agreement or to discharge any liability of the Company, NMI or OXA that arose prior to the Closing, and certain tax-related items, including all taxes payable to any governmental taxing authority in connection with the Transferred Business for all pre-Closing periods. Such indemnities are generally limited to a period of 24 months after the Closing Date, except that with respect to representations relating to corporate organization and authority of the Company, NMI and OXA, subsidiaries and equity investments of NMI and OXA, ownership and capitalization of NMI and OXA, absence of violations, taxes, compliance with law and certain other matters, such obligations to indemnify survive until the expiration of all the applicable statutes of limitations. In all instances, any claim for indemnification must be made on or prior to the expiration of the applicable survival period.


          NACC has agreed to indemnify and hold harmless the Company and its successors, assigns and affiliates against any misrepresentation or breach of any warranty made by NACC in the Acquisition Agreement, the failure of NACC to perform or fulfill any undertaking or agreement or obligation under the Acquisition Agreement and any assertion against the Company of any liability or obligation stipulated in the Acquisition Agreement to be for the account of NACC. The obligations of NACC to indemnify for breach of representations and warranties generally are limited to a period of 24 months after the Closing Date.


          Certain monetary limitations have been imposed with respect to indemnification for certain misrepresentations and breaches of warranties. For example, if the Closing does not occur, the maximum indemnification amount payable by the Company for breach of any representation, warranty, covenant or other obligation under the Acquisition Agreement is $250,000, except with respect to intentional breaches. Furthermore, the Company's and NACC's liability for indemnification under the Acquisition Agreement for misrepresentations and breaches of warranties is limited to $10,000,000.


          Termination


          Even if the Acquisition Proposal is approved by stockholders, the Acquisition Agreement may be terminated by (1) the mutual written consent of the Company and NACC, (2) by either the Company or NACC if the Closing has not taken place on or prior to August 31, 1995 (or such later date as may be agreed upon by the Company and NACC), provided that this right to terminate under clause (2) will not be available to a party whose misrepresentation, breach of warranty or failure to fulfill its obligations has been the cause of the failure of the Closing to occur by said date, or (3) by either NACC or the Company, if the other party materially breaches any of its representations, warranties or obligations and such breach is not cured or waived and the non- breaching party shall not have been provided reasonable assurance that such breach will be cured on or before the Closing. See "THE ACQUISITION PROPOSAL--Description of the Acquisition Agreement and Ancillary Agreements" and "--Fees and Expenses".

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS


          The Initial Board of Directors approved the Acquisition Agreement and the Asset Sale after diligent efforts to identify and negotiate with other prospective purchasers of all or a part of the Company, and, based on certain determinations made by the Initial Board of Directors, the Initial Board of Directors recommended approval by the stockholders of the Asset Sale for the following reasons:



          (1) The Company's inability to pay its current operating expenses and debts, primarily as a result of NACC's failure to pay its note to the Company issued in connection with the 1992 Sale.



          (2) The inability of the Company to obtain additional funds, either from CRSS, the Company's historical source of additional capital, from conventional lending sources, from purchasers other than NACC or from other sources.



          (3) The fact that the Acquisition Agreement represents the best offer received by the Company after diligent efforts to identify and negotiate with prospective buyers.



          (4) If the Asset Sale is approved by stockholders and consummated, the proceeds of the Asset Sale likely will be sufficient to satisfy in full the outstanding prior debts of the Company to its creditors.



          (5) The likelihood that if the Asset Sale is not approved and consummated, the Company will nonetheless have to liquidate its assets to satisfy prior debts owed to its creditors, either through a bankruptcy, state receivership or analogous proceeding. The proceeds from any sale of the Company in such liquidation likely will be substantially less than the purchase price provided for in the Acquisition Agreement, and any such proceeds likely will not be sufficient to satisfy in full the outstanding prior debts to creditors and the Liquidation Preference to CRSS as the sole holder of Series A Preferred Stock, and thus will not be sufficient after satisfaction of such priority claims to make any distribution to the holders of Common Stock. As of February 28, 1995, the last month-end prior to the date the Initial Board of Directors approved the Acquisition Agreement, the Company's current liabilities and long-term obligations, plus the Liquidation Preference of Series A Preferred Stock, together aggregated approximately $9,807,000 (including accrued interest thereon).



          The Initial Board of Directors, in connection with its approval and recommendation, required, as a condition precedent to the Company's obligations under the Acquisition Agreement, the delivery and nonwithdrawal of the Fairness Opinion. The Fairness Opinion has been rendered solely to the effect that, as of March 24, 1995, the sale of the shares of capital stock of NMI and OXA and the other Assets as contemplated under the Acquisition Agreement is fair from a financial point of view to the Company. The Fairness Opinion does not address either the relative fairness of the Asset Sale to the holders of Common Stock or of the ultimate use of the proceeds generated by the Asset Sale, as the Advisors were not requested to render such opinions.



          WHILE THE INITIAL BOARD OF DIRECTORS APPROVED THE ACQUISITION AGREEMENT AND THE ASSET SALE, AND RECOMMENDED THE ASSET SALE TO THE STOCKHOLDERS OF THE COMPANY BASED ON CERTAIN DETERMINATIONS MADE BY THE INITIAL BOARD OF DIRECTORS, ITS APPROVAL AND RECOMMENDATION DOES NOT CONTEMPLATE THE LIQUIDATION AND DISSOLUTION OF THE COMPANY. THE LIQUIDATION AND DISSOLUTION OF THE COMPANY WAS APPROVED BY THE BOARD OF DIRECTORS AFTER THE RESIGNATIONS OF MESSRS. ARMSTRONG, PIETTE AND ROWE FROM, AND THE APPOINTMENT OF MESSRS. WILKINSON AND DUNNE TO, THE BOARD OF DIRECTORS. SEE "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal".



          THE BOARD OF DIRECTORS ADVISES THAT (1) THE PROCEEDS OF THE ASSET SALE WILL NOT BE SUFFICIENT TO MAKE ANY

DISTRIBUTIONS TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR) AND THE PAYMENT OF THE REDEMPTION PRICE (OR LIQUIDATION PREFERENCE IN THE EVENT OF LIQUIDATION) TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK, (2) IT IS LIKELY THAT, EVEN IF THE PROCEEDS OF THE ASSET SALE WERE USED OTHER THAN TO SATISFY OUTSTANDING DEBT AND REDEEM OR LIQUIDATE PREFERRED STOCK AS DESCRIBED ABOVE, THE COMPANY WOULD NOT GENERATE SIGNIFICANT ADDITIONAL REVENUES AFTER THE CONSUMMATION OF THE ASSET SALE, AND (3) EVEN IF THE COMPANY DID GENERATE ADDITIONAL REVENUES, THE AMOUNT GENERATED LIKELY WOULD NOT BE SUFFICIENT TO PROVIDE ANY RETURN TO THE HOLDERS OF COMMON STOCK OR TO ENABLE THE COMPANY TO CONTINUE ANY OPERATIONS AS A GOING CONCERN.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          Introduction


          This section is a summary of the material federal income tax consequences which the Company expects, after consultation with counsel, to result from the Asset Sale. The summary is based upon the Internal Revenue Code (the "Code"), judicial decisions, United States Treasury Department regulations promulgated thereunder and administrative rulings of the United States Treasury Department and existing interpretations thereof, any of which could be changed at any time. No rulings have been requested from the Internal Revenue Service ("Service") with respect to any consequences resulting from the Asset Sale. Accordingly, no assurance can be given that the Service will agree with the statements that appear below.


          Tax Consequences to the Stockholders


          The Asset Sale will not be a taxable event to the stockholders of the Company for federal income tax purposes.


          Federal Income Tax Consequences to the Company and its Affiliated Members


          The Company as of December 31, 1994 had existing net operating loss carryovers ("NOLs") for federal income tax purposes of approximately $22,042,000. It is anticipated that these NOLs would offset a substantial portion of any gain realized from the Asset Sale. The Company may, however, be subject to the alternative minimum tax.



          NO INFORMATION IS PROVIDED WITH RESPECT TO ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE ASSET SALE. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR.

POSSIBILITY THAT THE ASSET SALE WILL NOT BE CONSUMMATED



          There are a number of conditions to the obligations of the parties to the Asset Sale to the consummation thereof. See "THE ACQUISITION
PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements". Management believes that it can satisfy the conditions required to be satisfied by it in order to consummate the Asset Sale. For a discussion of the consequences of not consummating the Asset Sale, see "THE ACQUISITION PROPOSAL--Recommendations of the Company's Board of Directors".


ACCOUNTING TREATMENT

          The consummation of the Asset Sale will be reflected in the Company's financial statements as a sale of assets of NMI and OXA, which sale includes the Company's indirect 50% ownership interest in White River. As a result of the Asset Sale and as a result of the Company consequently adopting the liquidation basis of accounting in accordance with generally accepted accounting principles, the Company has recorded a loss on sale of assets of approximately $1,385,147 as of December 31, 1994.


FEES AND EXPENSES

          Whether or not the Asset Sale is consummated, each of the Company and NACC will pay its own expenses incident to the preparation and performance of the Acquisition Agreement and Ancillary Agreements, except that the Company will agree to pay NACC's out-of-pocket expenses, but only up to $250,000, if the Acquisition Agreement is terminated (1) upon the Company's material breach of its representations, warranties or obligations (provided that the $250,000 limit does not apply to intentional breaches), or (2) after August 31, 1995 as a result of the failure of the Company's stockholders to approve the Acquisition Proposal or the withdrawal of the requisite Fairness Opinion. See "THE ACQUISITION AGREEMENT--Description of Acquisition Agreement and Ancillary Agreements--Ancillary Agreements".


DISSENTERS' RIGHTS OF APPRAISAL

          Under Part 13 of the Utah Revised Business Corporation Act ("Part 13"), holders of Common Stock and holders of Series A Preferred Stock will be entitled to rights of appraisal in connection with the Asset Sale.



          The following is a summary of Part 13. This summary is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to Part 13, a copy of which is attached to this Proxy Statement as Exhibit H and is incorporated herein by reference.



          If the Acquisition Agreement is approved and the Asset Sale consummated, each holder of Common Stock or Series A Preferred Stock who follows the procedures set forth in Part 13 (a "Dissenting Stockholder") will be entitled to demand a cash payment from the Company for the Fair Value (as defined below) of the Dissenting Shares (as defined below). The "Fair Value" will be determined as of the day before the first announcement of the terms of the Asset Sale, excluding any appreciation or depreciation in anticipation of the Asset Sale. "Dissenting Shares", for purposes of this Proxy Statement, means shares of Common Stock or Series A Preferred Stock with respect to which Dissenting Stockholders have perfected their dissenters' rights in accordance with Part 13 (and have not withdrawn or lost such rights).



          Prior to the vote taken to approve the Acquisition Proposal at the Annual Meeting, a Dissenting Stockholder (1) must cause the Company to receive written notice of the Dissenting Stockholder's intent to demand payment for his shares if the Acquisition Proposal is approved, and (2) must not vote any shares in favor of the Acquisition Proposal. A stockholder who does not satisfy such requirements will not be entitled to payment for his shares under Part 13. Within ten (10) days after the effective date of the

Asset Sale, the Company must mail notice of such sale to all Dissenting Stockholders (the "Dissenters' Notice"). The Dissenters' Notice shall (1) state that the Acquisition Proposal was authorized, (2) state the effective date of the Asset Sale, (3) state the address at which the Company will receive payment demands, (4) state the address at which certificates for shares of Common Stock or Series A Preferred Stock must be deposited by Dissenting Stockholders, (5) state the date by which the Company must receive a payment demand from a Dissenting Stockholder, (6) state the date by which certificates for Common Stock or Series A Preferred Stock must be deposited at the address specified in the Dissenters' Notice, (7) be accompanied by a form for demanding payment (which requests that the Dissenting Stockholder state an address to which payment is to be delivered), and (8) be accompanied by a copy of Part 13.



          A Dissenting Stockholder, within the time period specified in the Dissenters' Notice, must (1) cause the Company to receive a payment demand, and
(2) deposit certificates representing the Dissenting Shares in accordance with the terms of the Dissenters' Notice. A stockholder who does not demand payment and deposit share certificates as required, by the date set in the Dissenters' Notice, is not entitled to payment under Part 13. The Company shall pay the amount it estimates to be the Fair Value of Dissenting Shares, plus interest, to each Dissenting Stockholder who has complied with Part 13. The payment by the Company shall be accompanied by copies of the financial statements and other information required by Part 13.



          A Dissenting Stockholder, acting within thirty (30) days after the Company made, or offered with respect to shares acquired after the first announcement of the proposed Asset Sale, payment for his Dissenting Shares, may provide the Company with an estimate of the Fair Value and demand payment of that amount, plus interest, less any payment made under Part 13, if (1) the Dissenting Stockholder believes that the amount offered or paid by the Company under Part 13 is less than the Fair Value of the shares, (2) the Company fails to make payment with sixty (60) days after the date set as the date by which the Company must receive the payment demand, or (3) the Company, having failed to consummate the Asset Sale, does not return share certificates deposited by a Dissenting Stockholder as required by Part 13. If the Company denies that the shares are Dissenting Shares, or if the Company and the Dissenting Stockholder fail to agree upon the Fair Value of the Dissenting Shares, then within sixty
(60) days after receiving the payment demand, the Company must petition the district court of the county where the registered office of the Company is located (the "Court") to determine whether the shares are Dissenting Shares or to determine the Fair Value of such shares of Common Stock or Series A Preferred Stock, as the case may be, or both, and the amount of interest. If the Company does not commence the proceeding within the sixty (60) day period, it shall pay each Dissenting Stockholder whose demand remains unresolved the amount demanded. The Company shall make all Dissenting Stockholders whose demands remain unresolved parties to the proceeding as an action against their shares. The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of Fair Value. Each Dissenting Stockholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the Court finds that the Fair Value of his shares, plus interest, exceeds the amount paid by the Company.



          Dissenting Stockholders should cause a written demand for payment to be received by the Company at 1177 West Loop South, Suite 800, Houston, Texas 77027, directed to the attention of Mr. Timothy R. Dunne, Secretary. The demand should specify the holder's name and mailing address, the number of shares of Common Stock or Series A Preferred Stock owned by such stockholder and state that such holder is demanding purchase of his Dissenting Shares in payment of their Fair Value. Upon the later of the Closing Date of the Asset Sale and receipt by the Company of each payment demand made pursuant to Part 13, the Company shall pay the amount the Company estimates to be the Fair Value of the Dissenting Shares, plus interest at the legal rate of interest, to each Dissenting Stockholder who has complied with the requirements of Part 13 and who has not yet received payment.

                                 PROPOSAL NO. 3
                      LIQUIDATION AND DISSOLUTION PROPOSAL


GENERAL



          Subject to stockholder approval, the Board of Directors approved the Liquidation and Dissolution. Conditioned upon stockholder approval of the Acquisition Proposal and consummation of the Asset Sale, the Board of Directors now seeks stockholder approval to voluntarily liquidate and dissolve the Company by paying or making adequate provision for the payment of all of the Company's prior remaining debts, and by using any remaining proceeds from the Asset Sale and any other assets of the Company, including the Excluded Assets, to satisfy any unsatisfied portion of the Liquidation Preference to which CRSS will be entitled as the holder of Series A Preferred Stock, the Liquidation and Dissolution being revocable by the Board of Directors in the event it deems such revocation to be in the best interest of the Company and its stockholders. The principal creditor of the Company is CRSS and all of the Company's debt to CRSS would be satisfied in the Liquidation. As of the Record Date, CRSS owned approximately 50.2% of the total outstanding shares of Common Stock and 100% of the total outstanding shares of Series A Preferred Stock. CRSS, as sole holder of Series A Preferred Stock, is entitled to the Liquidation Preference before the holders of Common Stock receive any distribution in the Liquidation. THE BOARD OF DIRECTORS ADVISES THAT THE PROCEEDS OF THE ASSET SALE AND THE LIQUIDATION LIKELY WILL RESULT IN THE FULL SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR), BUT WILL NOT RESULT IN SUFFICIENT PROCEEDS OR ASSETS TO MAKE ANY DISTRIBUTION TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF SUCH PRIOR DEBTS AND THE PAYMENT OF THE LIQUIDATION PREFERENCE TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK. See "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Use of Proceeds".



          Promptly following approval of the Liquidation and Dissolution Proposal by the stockholders and the consummation of the Asset Sale, the Company will file articles of dissolution with the Utah Division of Corporations and Commercial Code. The Company will continue to exist thereafter, but solely for the purpose of winding up the Company's business and affairs. There is no required time period within which the Company must wind up its affairs and complete the Liquidation; however, the Company intends to liquidate all the remaining assets of and dissolve the Company within 30 days after the consummation of the Asset Sale.




          If the stockholders approve the Liquidation and Dissolution Proposal, the Company's reporting obligations under the Securities Exchange Act of 1934, as amended, would be terminated upon completion of the Liquidation.



USE OF PROCEEDS



          As indicated above, if the Acquisition Proposal and the Liquidation and Dissolution Proposal are approved by the Company's stockholders at the Annual Meeting and the transactions contemplated thereby are consummated, the Board of Directors intends to promptly liquidate or distribute all the remaining assets of and dissolve the Company within 30 days after the consummation of the Asset Sale and use all of the proceeds from the Asset Sale (including the Purchase Price Note) and the Liquidation, and the Excluded Assets (to the extent they are to be distributed in kind), to (1) pay costs and expenses incurred by the Company in connection with the Asset Sale and the Liquidation and Dissolution, (2) retire all prior debt outstanding of the Company to its creditors, which debt as of April 30, 1995 aggregated $7,291,417, and included $6,960,222 outstanding to CRSS, and (3) partially pay the Liquidation Preference to CRSS as the sole holder of Series A Preferred Stock.



          In connection with the foregoing, upon the consummation of the Asset Sale, the Company intends to assign the Purchase Price Note to CRSS in payment of $3.1 million of the Liquidation Preference to which CRSS will be entitled as sole holder of Series A Preferred Stock. The Company also intends to transfer all of the Excluded Assets, or the proceeds of the sale of the Excluded Assets, to CRSS as partial payment of the Liquidation Preference. CRSS is the holder of approximately 50.2% of the Company's outstanding shares of Common Stock, and 100% of the Company's outstanding shares of Series A Preferred Stock. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreement--Purchase Price" and "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Agreement and Certain Transactions".



          THE BOARD OF DIRECTORS ADVISES THAT THE PROCEEDS OF THE ASSET SALE AND THE LIQUIDATION LIKELY WILL RESULT IN THE FULL SATISFACTION OF THE COMPANY'S OUTSTANDING PRIOR DEBTS TO CREDITORS (CRSS BEING THE PRINCIPAL CREDITOR), BUT WILL NOT RESULT IN SUFFICIENT PROCEEDS OR ASSETS TO PAY THE ENTIRE LIQUIDATION PREFERENCE TO CRSS AS THE SOLE HOLDER OF SERIES A PREFERRED STOCK OR TO MAKE ANY DISTRIBUTION TO THE HOLDERS OF COMMON STOCK AFTER THE SATISFACTION OF SUCH PRIOR DEBTS.



          See the tables contained under "THE ACQUISITION PROPOSAL--Use of Proceeds" for a more detailed description of the proposed use of the proceeds of the Asset Sale and the Liquidation.


STOCKHOLDER APPROVAL


          The Liquidation and Dissolution Proposal must be approved by the stockholders of the Company entitled to vote, pursuant to the terms of Section 16-10a-1402 and 16-10a-1404 of the Utah Revised Business Corporation Act. See "VOTING RIGHTS AND PROXY INFORMATION". Because CRSS has indicated its intent to vote CRSS' 13,499,449 shares of Common Stock (representing approximately 50.2% of the outstanding shares of Common Stock) and 44,380 shares of Series A Preferred Stock (representing 100% of the outstanding shares of Series A Preferred Stock) in favor of the Liquidation and Dissolution Proposal, approval is assured, provided CRSS so votes (which CRSS is not obligated to do). In the event such approval is not received, the Liquidation and Dissolution Proposal will not be consummated; however, the Company intends to redeem all of the Company's outstanding Series A Preferred Stock, all of which is held solely by CRSS, in the event that the Asset Sale is approved and the transactions contemplated thereby consummated, but the Liquidation and Dissolution Proposal is not approved by the Company's stockholders.


RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS


          Assuming the consummation of the Asset Sale, the Board of Directors believes the Liquidation and Dissolution Proposal to be the best course of action available to the Company at this time, for the following reasons:



          (1) The Company's inability to conduct its historical business on an ongoing basis as a result of the Asset Sale.



          (2) The Company's inability to conduct any other business after the Asset Sale that has a reasonable prospect of generating revenues in an amount sufficient to pay the Company's operating costs and obligations to creditors, and still provide any return to the Company's stockholders; instead, the most likely result of any effort to conduct any business after the Asset Sale is further diminishment of the Company's assets, with the result that the return available to the Company's various constituencies, including both its creditors and stockholders, would decrease.

          The Board of Directors has chosen not to recommend approval by the stockholders of the Liquidation and Dissolution Proposal principally due to the potential conflict of interest created by (1) CRSS' position as a majority stockholder of Common Stock, the sole holder of Series A Preferred Stock entitled to the Liquidation Preference and the principal creditor of the Company, to which proceeds of the Liquidation will be distributed and (2) the presence on the three member Board of Directors of Mr. Wilkinson, Chairman of the Board of CRSS, and Mr. Dunne, Vice President, General Counsel and Secretary of CRSS.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          Introduction


          This section is a summary of the material federal income tax consequences which the Company expects, after consultation with counsel, to result from the Liquidation and Dissolution. The summary is based upon the Code, judicial decisions, United States Treasury Department regulations promulgated thereunder and administrative rulings of the United States Treasury Department and existing interpretations thereof, any of which could be changed at any time. No rulings have been requested from the Service with respect to any consequences resulting from the Liquidation and Dissolution Proposal. Accordingly, no assurance can be given that the Service will agree with the statements that appear below.


          Tax Consequences to the Stockholders


          The Liquidation and Dissolution in exchange for the stock held by the stockholders will be treated for federal income tax purposes as a sale or exchange of such stock. The gain or loss will be measured by the difference between the stockholder's tax basis in the stock and the value of any property distributed to such stockholder in liquidation of the Company. Any such gain or loss will be a capital gain or loss if the stock was held as a capital asset.


          Federal Income Tax Consequences to the Company and its Affiliated Members


          The Company as of December 31, 1994 had existing NOLs for federal income tax purposes of approximately $22,042,000. It is anticipated that these NOLs would offset a substantial portion of any gain realized from the Asset Sale and the subsequent Liquidation and Dissolution. The Company may, however, be subject to the alternative minimum tax.



          NO INFORMATION IS PROVIDED WITH RESPECT TO ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE LIQUIDATION AND DISSOLUTION PROPOSAL. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR.


ACCOUNTING TREATMENT


          The Liquidation and Dissolution Proposal will be reflected in the Company's financial statements using the liquidation basis of accounting, which values assets at their estimated net realizable value and liabilities at their estimated settlement amount. The Company has already adopted the liquidation basis of accounting effective December 31, 1994, in anticipation of a liquidation of the Company.


DISSENTERS' RIGHTS OF APPRAISAL

          Under the Utah Revised Business Corporation Act, holders of Common Stock and holders of Series A Preferred Stock will not be entitled to rights of appraisal in connection with the Liquidation and Dissolution Proposal.

REVOCATION OF DISSOLUTION

          Under the Utah Revised Business Corporation Act, once the act of corporate dissolution has been approved by the stockholders, the Liquidation and Dissolution may be revoked by the Board of Directors only with the approval of the stockholders. The Board of Directors, as part of the approval of the Liquidation and Dissolution Proposal, seeks the approval of the stockholders to revoke or not consummate the Dissolution in the event that circumstances arise or exist after the consummation of the Asset Sale that cause the Board of Directors to revoke or not consummate the Liquidation and Dissolution.
Approval of the Liquidation and Dissolution Proposal by the stockholders will constitute approval of the Board of Directors' authority to revoke or not consummate the Liquidation and Dissolution. The Board of Directors is not presently considering or negotiating with respect to any proposal or circumstance which might cause the Board of Directors to revoke or not consummate the Liquidation and Dissolution in the event that the Liquidation and Dissolution Proposal is approved by the stockholders.


                            SELECTED FINANCIAL DATA



          The following table summarizes certain consolidated audited (and, with respect to the three months ended March 31, 1995, unaudited) historical financial data of the Company. The historical data as of and for the years ended December 31, 1994, 1993, 1992, 1991 and 1990 are derived from the audited consolidated financial statements of the Company. This information should be read in conjunction with the historical consolidated financial statements and the related notes incorporated by reference in this Proxy Statement.



                               As of and for
                              the three months
                                   ended                              As of and for the Years Ended December 31,
                               March 31, 1995     -----------------------------------------------------------------------
                                 (unaudited)
                                                     1994(1)        1993           1992(2)         1991           1990(3)
                              ----------------    ----------     ----------     ----------     -----------     ----------
          Net operating       $           0       $1,106,173     $2,536,743     $3,578,896     $   769,490     $ 1,035,671
             revenues
          Loss from                       0       (3,826,426)    (1,331,110)    (5,072,691)    $(4,214,264)    $(3,034,584)
            continuing
            operations

          Loss from                       0       $    (0.21)    $    (0.11)    $    (0.26)    $     (0.23)     $    (0.12)
            continuing
            operations per
            share of
            Common Stock
          Total assets            9,755,144       10,053,479     13,651,347     16,677,856      23,399,633      24,915,902

          Long-term                       0                0      4,180,104      4,422,604       2,365,635               0
            obligations

          Redeemable                      0                0              0              0      12,000,000      10,000,000
            preferred
            stock
          Stockholders                    0                0      7,157,070     10,057,287       5,341,900      11,001,070
            equity

                               As of and for
                              the three months
                                   ended                              As of and for the Years Ended December 31,
                               March 31, 1995     ------------------------------------------------------------------------
                                 (unaudited)
                                                     1994(1)         1993           1992(2)          1991         1990(3)
                              ----------------    -----------     ----------     ----------    ------------     ----------
          Net operating       $         0          $1,106,173     $2,536,743     $3,578,896    $    769,490     $ 1,035,671
             revenues
          Net assets in       $ 1,901,645          $1,901,645            N/A            N/A             N/A             N/A
            liquidation

          Cash dividends                0                   0              0              0               0               0
            per share of
            Common Stock
- ----------------------------

(1) The Company adopted the liquidation basis of accounting effective December 31, 1994; therefore, total assets as of that date have been valued at estimated net realizable value and liabilities are reflected at their estimated settlement amounts, including estimated costs to be incurred during liquidation.

(2) 1992 reflects the reclassification of preferred stock to stockholders' equity as the result of the cancellation of the mandatory redemption requirement.

(3) 1990 results include the results of operations for AER*X, a division of WPL Holdings, Inc., the assets of which division were acquired by the Company in August 1990 and sold in December 1990, from August 1 through December 28, in addition to a $500,000 gain recognized on the sale of the assets of AER*X.

                             NATEC RESOURCES, INC.
                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


          The accompanying unaudited pro forma consolidated financial statements are presented to illustrate the effect of certain adjustments to the historical consolidated financial statements of the Company that result from the Asset Sale as if the Asset Sale had occurred at January 1, 1994 for the consolidated statements of operations for the year ended December 31, 1994, and as of March 31, 1995, for the pro forma consolidated statement of net assets in liquidation. The accompanying unaudited pro forma consolidated financial statements do not reflect the effect of any such adjustments that result from the Liquidation and Dissolution Proposal.

          The Asset Sale, as reflected in the pro forma financial statements, has been accounted for as a sale of the Transferred Business to NACC. The primary assets of NMI and OXA are the investment in White River and the NACC Note. An estimated loss on sale of $1,385,000 has been reflected in the consolidated financial statements as of March 31, 1995 and for the year ended December 31, 1994. This estimated loss represents the adjustment of the assets constituting the Transferred Business to net realizable value of $9,085,078, which represents the discounted present value of the Purchase Price.



          The accompanying pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto incorporated by reference in this Proxy Statement. The pro forma consolidated financial statements are not necessarily indicative of actual results had the Asset Sale been consummated as of January 1, 1994 (with respect to the pro forma consolidated statements of operations) and as of March 31, 1995 (with respect to the pro forma consolidated statement of net assets in liquidation).

                             NATEC RESOURCES, INC.
                PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION
                              AS OF MARCH 31, 1995




                                                        NaTec                Pro forma              NaTec
                                                      Historical          Adjustments(1)           Pro forma
                                                      ----------          --------------           ---------
 Assets
 Cash and cash equivalents                            $   314,014       $  6,000,000 (2)           $ 660,924
                                                                          (5,653,090)(3)

 Accounts receivable                                      210,087                 --                 210,087

 Property, plant and equipment, net                        50,988                 --                  50,988
 Investment in joint venture                            9,085,078         (9,085,078)(2)                  --

 Other assets                                              94,977                 --                  94,977
 Note receivable from NACC                                      0          3,085,078 (2)           3,085,078
                                                      -----------       ------------               ---------
                                                        9,755,144         (5,653,090)              4,102,054

 Liabilities
 Accounts payable                                          37,447                 --                  37,447

 Accrued expenses                                         227,470                 --                 227,470
 Amounts payable to related party                       7,202,722         (5,653,090)(3)           1,549,632

 Note payable                                              66,278                 --                  66,278

 Estimated costs during period of liquidation             319,582                 --                 319,582
                                                      -----------       ------------               ---------
                                                        7,853,499         (5,653,090)              2,200,409
                                                      -----------       ------------               ---------

 Net assets in liquidation                              1,901,645                 --               1,901,645
                                                      ===========       ============               =========


- ----------------------------

(1) Reflects pro forma results giving effect to the Asset Sale, but does not give effect to the Liquidation and Dissolution.

(2) To reflect cash received of $6 million and the $4 million Purchase Price Note (discounted to present value of $3.1 million) in exchange for the sale of the Transferred Business. The Purchase Price Note has been discounted to present value at an interest rate of 9%, and the valuation of the Purchase Price Note assumes it will be collected $600,000 in the first year, $700,000 in the second year (each such amount being the minimum required to be paid on the Purchase Price
          Note in those years in accordance with its terms), and $900,000 per year for the third through fifth years (such amount being estimated on a straight-line basis due to the inability to reasonably estimate production and sales for such years). Regarding the discounting and the assignment to CRSS of the Purchase Price Note upon consummation of the Asset Sale, see "THE ACQUISITION PROPOSAL--Use of Proceeds" and "--Description of Acquisition Agreement and Ancillary Agreements--Purchase Price", and "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Use of Proceeds".



(3) To satisfy obligations to CRSS which are due and payable as of March 31, 1995. Such obligations consist of a convertible note in the principal amount of approximately $4,100,000, three promissory notes in the aggregate principal amount of approximately $1,100,000, and accrued interest of approximately $500,000.

                             NATEC RESOURCES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994




                                                    NaTec             Pro forma              NaTec
                                                 Historical          Adjustments           Pro forma
                                                 ----------          -----------           ---------
 Revenues                                       $ 1,106,173        $  (926,901)(1)        $   179,272

 Cost of sales                                    1,101,424           (909,108)(1)            192,316
                                                -----------        -----------            -----------

 Gross profit (loss)                                  4,749            (17,793)               (13,044)

 Operating costs (2)                              1,147,585           (300,000)(3)            847,585
 Equity loss in joint venture                      (193,874)           193,874 (4)               --
                                                -----------        -----------            -----------

 Loss from operations                            (1,336,710)           476,081               (860,629)

 Other income and expenses

      Interest income                                85,948            (51,281)(5)            306,860
                                                                       272,193 (6)

      Interest expense                             (540,517)              --                 (540,517)

      Loss on sale of stock                            --           (1,385,147)(7)         (1,385,147)

      Adjustment to liquidation basis            (2,035,147)         1,385,147 (8)           (650,000)
                                                -----------        -----------            -----------

                                                 (2,489,716)           220,912             (2,268,804)
                                                -----------        -----------            -----------

 Net loss                                        (3,826,426)           696,993             (3,129,433)

 Preferred stock dividends                       (1,430,000)              --               (1,430,000)
                                                -----------        -----------            -----------

 Net loss attributable to common shares         $(5,256,426)       $   696,993            $(4,559,433)
                                                ===========        ===========            ===========
 Net loss from common shares                    $     (0.21)                              $     (0.18)
                                                ===========                               ===========

 Average shares outstanding                      25,482,616                                25,482,616
                                                ===========                               ===========

                             NATEC RESOURCES, INC.
                 PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS



PROFORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(1) To reduce revenues and cost of sales of sodium bicarbonate sales under supply agreements which will be sold to NACC. The Company has no material continuing liability to customers under such supply agreements.



(2) Includes only fixed overhead and administrative costs which will not be reduced as a result of the Asset Sale. All other costs related to the sale of sodium bicarbonate are included in "Cost of sales" in the Pro Forma Statement of Operations.



(3) To adjust for salaries and other costs associated with employees that would have been terminated as of January 1, 1994 if the transaction had occurred on that date.



(4) To reflect sale contemplated by the Acquisition Agreement as if the transaction occurred as of January 1, 1994.



(5) To reduce imputed interest income on the NACC Note to be canceled under the terms of the Acquisition Agreement.



(6) To reflect imputed interest income on the Purchase Price Note to be received by the Company under the terms of the Acquisition Agreement.



(7) To reflect the estimated loss on sale of the Transferred Business under the terms of the Acquisition Agreement.



(8) To reduce the adjustment resulting from the adoption of the liquidation basis of accounting for amounts reflected in (6) above. See "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal".




                   CERTAIN INFORMATION CONCERNING THE COMPANY



INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



          Certain documents filed by and relating to the Company, including the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are included herewith and incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".



INTERESTS OF CERTAIN PERSONS



          No director or executive officer of the Company has any material direct or indirect financial interest in NACC, the Acquisition Proposal or the Liquidation and Dissolution Proposal other than as a director, executive officer or stockholder of the Company, except (1) Mr. Bruce W. Wilkinson, who is the Chairman of the Board, Chief Executive Officer and Chairman of the Nominating Committee of CRSS and who at the time of approval by the Board of Directors of the Liquidation and Dissolution was a 2.84% stockholder in CRSS, and (2) Mr. Timothy R. Dunne, who is the Vice President, General Counsel and Secretary of CRSS and who at the time of approval by the Board of Directors of the Liquidation and Dissolution was an .18% stockholder in CRSS. However, since June 16, 1995, Messrs. Wilkinson and Dunne each has terminated his respective ownership interest in CRSS. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT". For information about CRSS' interests in the Company, see "INTRODUCTION", "THE ACQUISITION PROPOSAL--Use of Proceeds", "--Stockholder Approval", "THE LIQUIDATION AND DISSOLUTION PROPOSAL--Use of Proceeds", and "--Stockholder Approval".



                      CERTAIN INFORMATION CONCERNING NACC



NACC BUSINESS DESCRIPTION



          NACC was established in December 1990 following the purchase by an investor group of the inventory, plant and other facilities of Kerr-McGee Chemical Corporation's Soda Products Division. NACC produces and sells chemical products including soda products, boron chemicals and potassium salts. These products are chiefly produced at three plants located in Searles Valley, California, approximately 130 miles northeast of Los Angeles. NACC also sells sodium bicarbonate produced at White River.



          Soda products include soda ash, sodium sulfate and sodium bicarbonate. Soda ash is used in the production of glass, sodium-based chemicals, detergents, pulp and paper and for water treatment and numerous other applications. Sodium sulfate is used as an inactive ingredient in dry detergents and as a source of sulfur in pulp processing. Sodium bicarbonate is used as a buffering agent in animal feeds, as a chemical additive and in pharmaceutical, food and other consumer applications.



          Boron chemicals include boric acid, several sodium borate products and a number of related specialty compounds intended for specific applications. Boron compounds are used in a wide range of applications. Approximately 60% of their use is in glass and ceramic products to improve chemical and thermal stability. The remaining 40% is used in fire retardants, fertilizers, soaps and detergents, and pesticides.



          Boric acid is used primarily in the production of textile fiberglass and other borosilicate glasses where it improves strength and imparts chemical and thermal stability. Sodium borates are used in a broader range of glass and ceramic products to enhance manufacturing processes. They also improve chemical resistance and thermal stability in products such as frits, ceramics, fiberglass insulation and specialty glasses such as PyrexR and automobile headlights.



          NACC also produces sulfate of potash and muriate of potash, which are chemical products used in fertilizer applications.



          NACC has its principal executive office located at 8300 College Boulevard, Overland Park, Kansas 66210, telephone number (913) 344-9200.



RELATIONSHIP WITH THE COMPANY



          NACC is the owner of a 50% interest in White River, which interest was purchased from the Company in the 1992 Sale. NACC currently has outstanding the NACC Note to the Company on which NACC has ceased payments. The Company has filed the NACC Lawsuit against NACC to collect on the NACC Note. See "THE ACQUISITION PROPOSAL--Background of the Acquisition Proposal" and "LEGAL PROCEEDINGS".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


          The following table sets forth information with respect to the shares of Common Stock and Series A Preferred Stock owned of record and beneficially as of March 31, 1995, unless otherwise specified, by (1) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (2) each director, nominee as director and named executive officer, and (3) all directors and executive officers of the Company as a group:



                                                                       AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP OF THE COMPANY
                                                       --------------------------------------------------------

                                                            COMMON STOCK            SERIES A PREFERRED STOCK
                                                       ----------------------      ----------------------------
                 NAMES AND ADDRESSES                     NO. OF       PERCENT        NO. OF        PERCENT
                 OF BENEFICIAL OWNERS                    SHARES      OF CLASS        SHARES       OF CLASS
                 --------------------                  ---------     --------      ---------      --------
                                                       15,942,473      54.4%         44,380          100%
 CRSS Inc.(1)
 1177 West Loop South
 Houston, Texas 77027-9096

 John T. McCormack,(2)                                    193,500        .7%           0              0
      President, Chief Executive Officer and
      Director

 Directors and Executive Officers as a Group              193,500        .7%           0              0

____________________________



(1) CRSS has sole power to vote and dispose of shares beneficially owned by it. CRSS is the holder of a promissory note from the Company which is currently convertible into 2,443,024 shares of Common Stock. Such 2,443,024 shares of Common Stock are included in this table. In addition, CRSS' shares of Series A Preferred Stock are currently convertible into 717,978 shares of Common Stock. Such 717,978 shares of Common Stock into which CRSS' shares of Preferred Stock are convertible are not included in this table, since such shares of Series A Preferred Stock are included in this table.


(2) Mr. McCormack has been granted under the Company's 1989 Long-Term Incentive Plan the option to purchase 255,000 shares of Common Stock, which option has vested with respect to 185,000 shares of Common Stock. Such 185,000 shares are included in this table.

          The total voting power of CRSS on most matters, as the holder of both Common Stock and Series A Preferred Stock, is approximately 51.5%.


          No director or officer owns more than one percent 1% of the Company's outstanding shares of Common Stock or any outstanding shares of Series A Preferred Stock.


          The following table sets forth information with respect to the shares of common stock (including shares of common stock issuable upon the exercise of vested stock options) of CRSS, the Company's parent corporation, owned of record and beneficially as of March 31, 1995, unless otherwise specified, by
(1) each director, nominee as director and named executive officer of the Company and (2) all directors and executive officers of the Company as a group:


                 NAMES AND ADDRESSES                                 AMOUNT AND NATURE OF
                 OF BENEFICIAL OWNERS                          BENEFICIAL OWNERSHIP OF CRSS INC.
                 --------------------                          ----------------------------------
                                                                        TOTAL                   PERCENT
                                                                        -----                  OF CLASS
                                                                                               --------
 Bruce W. Wilkinson, Director and Nominee                             377,772                     2.84%

 Timothy R. Dunne, Director and Nominee                                23,906                      .18%

 Directors and Executive Officers as a Group                          401,678                     3.02%



Messrs. Wilkinson and Dunne each has recently terminated his ownership interest in CRSS.


                               BOARD OF DIRECTORS

          The following table sets forth the name and age of each director of the Company not up for election this year, his principal position with the Company, the year he became a director of the Company and the year that his term as a director expires.


                                                   TERM         DIRECTOR
                 NAME                   AGE       EXPIRES         SINCE            POSITION AND OFFICES
                 ----                   ---       -------       --------           --------------------
 Mr. John T. McCormack                   48        1996           1993          President, Chief Executive
                                                                                   Officer and Director



MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          During the Company's last fiscal year, the Board of Directors held four meetings. Each director attended all the meetings of the Board of Directors and all the meetings of the committees on which they served.



          The Board of Directors has appointed and there now exists the following standing Board Committees: Executive, Audit, Compensation and Long Term Incentive Plan Administrative. The Board of Directors has not appointed and there does not now exist a nominating committee or any committee performing a similar function.



          Messrs. McCormack and Wilkinson comprise the Executive Committee. The Executive Committee, when the Board of Directors is not in session, has the power and authority of the Board of Directors in the management of the business and affairs of the Company, subject to certain limitations under the Utah Revised Business Corporation Act. Any and all action taken by the Executive Committee is required to be reported to the Board of Directors at the meeting thereof next succeeding such action. The Executive Committee did not hold any meetings during 1994.


          The Audit Committee is comprised of Messrs. Wilkinson and Dunne. The Audit Committee is responsible for the review of the scope and results of audits by the Company's independent auditors, the scope of other services performed by the independent auditors and the cost of such services. The Audit Committee recommends to the Board of Directors for its appointment independent certified public accountants to audit the Company's books, records and accounts. During 1994, the Audit Committee held one meeting.


          The Compensation Committee is comprised of Messrs. Wilkinson and Dunne. The Compensation Committee has as its function the review and approval of compensation for officers of the Company and the approval of incentive plans developed by Management. The Compensation Committee held one meeting during 1994.


          The Long Term Incentive Plan Administrative Committee is comprised of Messrs. Wilkinson and Dunne. The Long Term Incentive Plan Administrative Committee has as its function the review and approval of the granting of option and stock awards pursuant to the Company's 1989 Long Term Incentive Plan. The Long Term Incentive Plan Committee held one meeting during 1994.

DIRECTOR COMPENSATION


          Directors who are not employees of the Company or of CRSS, the Company's largest stockholder, or the affiliates of either, receive $1,000 per meeting for attendance at the meetings of the Board of Directors and $750 per meeting for attendance at meetings of each committee on which such director serves (in the case of committee meetings not held immediately before or after Board of Directors meetings). In addition to the above fees, directors who are not employees of the Company or of CRSS, or the affiliates of either, receive an annual retainer in the amount of $10,000 (in quarterly payments). No current director receives any compensation for his service as a director of the Company.



                               EXECUTIVE OFFICERS


          Other than as set forth below under the heading "EXECUTIVE COMPENSATION AND OTHER INFORMATION--Employment Agreement and Certain Transactions", the executive officers serve at the pleasure of the Board of Directors.


          There are no family relationships between any of the directors and officers of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION TABLES

          The following table sets forth compensation information for the Chief Executive Officer during the Company's fiscal years 1994, 1993 and 1992, for services rendered during such years to the Company or any of its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                  ANNUAL COMPENSATION               COMPENSATION AWARDS
                         -------------------------------------  ---------------------------
                                                                        SECURITIES
                                                                        UNDERLYING
NAME AND PRINCIPAL       FISCAL                   OTHER ANNUAL  STOCK      SARS/     LTIP       ALL OTHER
     POSITION             YEAR    SALARY   BONUS  COMPENSATION  AWARDS    OPTIONS   PAYOUTS  COMPENSATION(1)
- -----------------------   ----    ------   -----  ------------  ------    -------   -------  ---------------
                                   ($)      ($)       ($)        ($)        (#)                    ($)
John T. McCormack......   1994   140,000     0         0          0       50,000       0           969
President and             1993   140,000     0         0          0       10,000       0         4,200
Chief Executive Officer   1992   140,000  20,000       0          0       50,000       0         4,200

- -----------------------
(1) Represents the amount of the Company's matching contribution to the Company's 401(k) Savings and Investment Plan.

          The following table contains information concerning the grant of stock options made during fiscal 1994 under the Company's long-term incentive program to the executive officers of the Company.

                     SAR/OPTION GRANTS IN FISCAL YEAR 1994

                           SECURITIES                                                             POTENTIAL REALIZABLE
                           UNDERLYING     PERCENTAGE OF TOTAL      EXERCISE                             VALUE AT
                          SARS/OPTIONS       SARS/OPTIONS       OR BASE PRICE   EXPIRATION  ASSUMED STOCK PRICE APPRECIATION
          NAME             GRANTED(1)    GRANTED TO EMPLOYEES    (PER SHARE)       DATE              FOR OPTION TERM
- -----------------------   ------------   --------------------   -------------   ----------  --------------------------------
                              (#)                (%)                 ($)                      0%           5%          10%
                                                                                             ---         ------      -------
John T. McCormack......      50,000               71                1.063         2/2/03      0          45,190      123,941

- -----------------------



(1) The 50,000 stock options vest 60% on February 2, 1996 and 20% on each of February 2, 1997 and 1998. The options expire ten years after the vesting date.


          The following table sets forth information with respect to the Executive Officers concerning the exercise of SARs and options during the last fiscal year and unexercised options and SARs held as of the end of fiscal year 1994.

              AGGREGATED SAR/OPTION EXERCISES IN FISCAL YEAR 1994
                AND SAR/OPTION VALUES AT END OF FISCAL YEAR 1994

                                                NO. OF SECURITIES      VALUE OF
                                                    UNDERLYING        UNEXERCISED
                                                   UNEXERCISED        IN-THE-MONEY
                                                 SARS/OPTIONS AT      SARS/OPTIONS
                        SHARES                        FY1994           AT FY1994
                       ACQUIRED       VALUE       (EXERCISABLE/      (EXERCISABLE/
      NAME           ON EXERCISE    REALIZED      UNEXERCISABLE)     UNEXERCISABLE)
- -----------------    -----------    --------    -----------------    --------------
                         (#)           ($)             (#)
John T. McCormack         0             0         185,000/70,000           0/0

COMPENSATION COMMITTEE REPORT


          The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for the review and approval of compensation for officers of the Company and the approval of incentive plans developed by Management. This Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the fiscal year 1994 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company.



          The Company's policy during 1994 concerning executive officer compensation continued to be based on the necessity of retaining executive officers displaying the following attributes: (1) versatility in responding to the changing conditions of an emerging market, (2) ability, experience and background to achieve a high level of credibility with the power/industrial core client base, and (3) commitment and discipline to fill a variety of executive functions and roles due to the necessarily small number of executive officers which the Company can presently afford. However, this policy was applied during 1994 with the recognition that an important role during 1994 was to identify potential sources of working capital, particularly potential purchasers for the Company, and to negotiate terms of potential sales transactions with potential purchasers in an attempt to obtain the maximum sales price for the Company.


          The foregoing policy and goal required that the Company keep its personnel cost to a minimum. During 1994, one highly compensated position was eliminated.


          The most significant near-term compensation criterion was the maintenance of the strategic position of the Company in order to maximize the sales price of the Company. The Company's financial performance was a secondary compensation criterion.


          Mr. John T. McCormack's 1994 salary reflects his responsibilities as Chief Executive Officer and President, his management and leadership abilities, and his engineering service company background. We believe that the Company has received significant value for Mr. McCormack's services during 1994.


Respectfully submitted by the Compensation Committee:

          Bruce W. Wilkinson, Chairman
          Timothy R. Dunne


July 7, 1995



          The foregoing are the current members of the Compensation Committee.

PERFORMANCE GRAPH

          The following performance graph provided by Zacks Investment Research compares the performance of the Company's Common Stock to the Standard & Poor's 500 Stock Index and the Standard & Poor's Pollution Control Index for the Company's last five fiscal years.


                                                                   S&P POLLUTION
                       NATEC                  S&P 500                 CONTROL
                      -------                 -------              -------------
1989                  $100.00                 $100.00                 $100.00
1990                  $ 77.08                 $ 96.89                 $ 89.43
1991                  $ 31.25                 $126.42                 $105.15
1992                  $ 28.12                 $136.05                 $105.39
1993                  $ 14.17                 $149.76                 $ 77.10
1994                  $  1.57                 $151.74                 $ 79.89

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


          During fiscal year 1994, James M. Piette, Socrates S. Christopher and Jack F. Rowe served as members of the Compensation Committee. Messrs. Piette, Christopher and Rowe no longer serve as directors of the Company. Mr. Christopher resigned his position on the Board of Directors as of August 8, 1994, in connection with the sale by CRSS of certain of its divisions and the resignation by Mr. Christopher of all positions held by him with CRSS, the Company and their affiliates. Messrs. Piette and Rowe resigned their positions on the Board of Directors as of March 21, 1995. See "ELECTION OF DIRECTORS--General".



          No member of the Compensation Committee was, during fiscal year 1994, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.



          During fiscal year 1994, no executive officer of the Company served as (1) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Compensation Committee, or (3) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.



EMPLOYMENT AGREEMENT AND CERTAIN TRANSACTIONS



          Mr. John T. McCormack's employment agreement with the Company (the "Employment Agreement"), which had a term ending December 31, 1995 was terminated effective May 24, 1995 upon the payment by the Company to Mr. McCormack of the cash amount of $164,085.20 as consideration for Mr. McCormack's agreement to terminate such Employment Agreement. The cash amount paid is approximately equal to the cash amount to which Mr. McCormack would have been entitled under the Employment Agreement had his employment been terminated after the consummation of the Asset Sale (other than for cause) or by Mr. McCormack. Mr. McCormack continues to serve as President and Chief Executive Officer of the Company, though such service is terminable at will by either Mr. McCormack or the Company.


          The Company's Articles of Incorporation presently require the Company to indemnify to the full extent permitted by Utah law any person who is, or is threatened to be made, a party to any legal action by reason of the fact that such person is or was a director or officer of the Company.

          The Company presently knows of no pending or threatened claims involving the Company's directors' and officers' liability insurance or the indemnity provisions of the Company's Articles of Incorporation.


          On November 1, 1989, the Company entered into a Facilities and Services Agreement with CRSS to provide administrative support for the Company, including legal, tax, accounting and cash management services, and a sublease of space for the Company's headquarters in Houston. The obligation incurred by the Company in 1994 pursuant to this agreement was $213,517. The outstanding obligation of the Company under this agreement is $41,183 as of March 31, 1995. See "ELECTION OF DIRECTORS--Nominees for Directors".



          All amounts payable to CRSS as of December 31, 1992 for services and reimbursements, outstanding promissory notes (principal and accrued interest), and accrued dividends payable on the Company's preferred stock were consolidated into a five-year convertible note issued on February 2, 1993 for $4,722,604, bearing interest at the rate of prime plus two points per annum. The principal of the note was payable $600,000 in 1994 and $1,274,201 in each of the years 1995, 1996 and 1997; however, the payments due in 1994 were only partially paid, in the amount of $300,000 plus accrued interest of $368,734 through June 30, 1994, due to limitations on capital resources. The outstanding principal balance of the note was $4,122,604 at April 30, 1995, and is convertible at the
option of CRSS into 2,443,025 shares of Common Stock.   THIS PAYMENT DEFAULT
ENTITLES CRSS, AT ITS OPTION, TO ACCELERATE THE ENTIRE AMOUNT OF THE NOTE, MAKING IT CURRENTLY DUE AND PAYABLE.



          The Company has two additional promissory notes payable to CRSS in the aggregate principal amount of $715,000, each of which was issued in payment of quarterly dividends on the Company's preferred stock on July 15, 1993 and on October 15, 1993. The Company deferred principal and interest payments on such notes, which matured on July 15, 1994 and October 15, 1994, respectively, which deferrals constituted defaults on such notes. THESE DEFAULTED NOTES ARE CURRENTLY DUE AND PAYABLE.



          The Company paid $1,430,000 to CRSS in 1994 in dividends on the previously issued Series A, B and C Preferred Stock of the Company, all of which was paid in the form of promissory notes bearing interest equal to prime plus two points, with maturity dates of January 15, 1995, April 15, 1995, July 15, 1995, and October 15, 1995. Subsequent to December 31, 1994, the Company deferred payment on the notes which matured January 15, 1995 and April 15, 1995, which deferrals constituted defaults on such notes. THESE DEFAULTED NOTES ARE CURRENTLY DUE AND PAYABLE.



          There were accrued and unpaid dividends in the amount of $715,000 payable to CRSS with respect to previously issued Series A, B and C Preferred Stock as of March 31, 1995. An additional dividend obligation on the Series A Preferred Stock will accrue and become due on June 30, 1995.



          Accrued interest payable to CRSS on the five-year convertible note and the six other promissory notes collectively was $313,177 and $223,358 at March 31, 1995, respectively.

          Securities and Exchange Commission Forms 5, Annual Statement of Changes in Beneficial Ownership, which were required to be reported to the Securities and Exchange Commission by February 14, 1995 for Messrs. Socrates Christopher, former Chairman of the Board of Directors, and John T. McCormack, Director, President and Chief Executive Officer of the Company, were timely reported.


                         MARKET PRICES OF COMMON STOCK

          On April 6, 1995, the day prior to the first public announcement by the Company of the Acquisition Agreement, the closing price of Common Stock on The NASDAQ SmallCap Market System was approximately $.22, and the high and low prices for such day were approximately $.22 and $.19, respectively.


                               LEGAL PROCEEDINGS


The Company is not involved in any material legal proceedings, nor are any threatened to its knowledge and belief other than (1) a lawsuit filed by DeTer, Inc. during 1993 alleging breach of a previous settlement agreement related to the Company's discontinued specialty chemical business which lawsuit was settled during the fourth quarter of 1994 for an amount within previously established financial reserves, and (2) the litigation and arbitration proceedings which constitute the NACC Lawsuit, namely the proceedings filed June 2, 1994 and pending in the District Court of Harris County, Texas, 125th Judicial District, captioned, NaTec Resources, Inc. and NaTec Minerals, Inc. v. D. George Harris & Associates, Inc., Harris Chemical Group, Inc. and North American Chemical Company, having Cause No. 94-025523, which lawsuit the Company filed to collect on the NACC Note, asserting, among other arguments, that NACC's failure to continue its payments on the NACC Note is wrongful in view of the fact that, according to the Company's forecasts and calculations, production data from the White River plant demonstrates an effective annual capacity at or near 106,000 tons of sodium bicarbonate and that, if full capacity has not been achieved, NACC, as the manager of White River, is solely responsible for such deficiency in that it has prevented the production facility from achieving its full capacity by its refusal to utilize additional recovery equipment already located at the facility and to implement certain process modifications in a timely manner and that the Company was not required to make any expenditures necessary for the facility to have an effective annual production capacity of 106,000 tons per year by April 15, 1994; and the arbitration proceeding instituted June 30, 1994 and now pending under the administration of the American Arbitration Association, New York Office, captioned In the Matter of the Arbitration between North American Carbonate Company and North American Bicarbonate Company, and NaTec Minerals, Inc., and Oldexaer, Inc., having caption number 13-181-00582-94. The Company intends to vigorously prosecute the NACC Lawsuit if the Asset Sale is not consummated; however, there are no assurances that the NACC Lawsuit will prove successful. See "THE ACQUISITION PROPOSAL--Description of Acquisition Agreement and Ancillary Agreements--Ancillary Agreements".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents previously filed by the Company with the Commission are incorporated herein by reference and also are attached hereto as Exhibits A and B, respectively:



          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-8104); and



          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 0-8104).


          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting to which this Proxy Statement relates are deemed to be incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

          Neither the delivery of this Proxy Statement nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company, since the date of this Proxy Statement.


                            INDEPENDENT ACCOUNTANTS


          During the past year, the Audit Committee recommended and the Board of Directors selected the firm of Ernst & Young LLP to serve as independent auditors of the Company for the year ended December 31, 1994. It is the intention of the Board to select independent auditors during calendar year 1995. Since ratification of the appointment of auditors is not required as a matter of state or federal law or by the rules of the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), the Board will not request at this time, nor subsequently during 1995, ratification by the Company's stockholders of such selection.



          The consolidated financial statements of the Company for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent public accountants, as indicated in their reports with respect thereto and have been so included upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP will not be present at the Annual Meeting. So far as is known to Management, neither Ernst & Young LLP nor any of its members has any direct or indirect material financial interest in the securities of the Company.


                             STOCKHOLDER PROPOSALS


          Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Stockholder proposals must be received by the Company on or before February 4, 1996 in order to be presented at the Company's 1996 Annual Meeting of Stockholders.

                                 OTHER MATTERS

          Management knows of no matters other than those described above which are expected to be presented at the Annual Meeting. If other matters properly come before the meeting for action, the persons named in the accompanying form of proxy acting thereunder intend to vote in accordance with their best judgment on such matters.

          Under the federal securities laws, Company directors, certain officers, and ten percent stockholders are required to report to the SEC, by specific due dates, transactions and holdings in the Company's Common Stock. The Company believes that during the 1994 fiscal year all of these filing requirements were satisfied.


                  PROVISION OF CERTAIN ADDITIONAL INFORMATION


          Accompanying this Proxy Statement is a copy of the Company's latest Form 10-K, the Company's Form 10-Q for the quarter ended March 31, 1995, the Acquisition Agreement, certain of the Ancillary Agreements, the Fairness Opinion referenced herein and certain portions of the Utah Revised Business Corporation Act.


                                        By Order of the Board of Directors


                                          /s/ TIMOTHY R. DUNNE
                                          --------------------


                                        Timothy R. Dunne, Secretary

Houston, Texas

July 7, 1995




          THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, BUT EXCLUDING THE EXHIBITS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, TO INTERESTED SECURITY HOLDERS WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S COST OF FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO MR. TIMOTHY R. DUNNE, SECRETARY, NATEC RESOURCES, INC., 1177 WEST LOOP SOUTH, SUITE 800, HOUSTON, TEXAS 77027-9096.

PROXY                        NATEC RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS OF THE COMPANY

     The undersigned, hereby revoking all prior proxies, hereby appoints Mr. John T. McCormack and Mr. Timothy R. Dunne, and each of them, as proxies and attorneys-in-fact of the undersigned, with full and several power of substitution, to represent and to vote all the shares of Common Stock or Series A Preferred Stock of NATEC RESOURCES, INC. standing in the name of the undersigned and with respect to which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of NATEC RESOURCES, INC. to be held on July 21, 1995, and at any adjournment(s) thereof, with respect to the following proposals by the Company as follows:

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)





- --------------------------------------------------------------------------------
                             [FOLD AND DETACH HERE]

                                                                I plan to attend
                                                                  the meeting

                                                                      / /
                                                                    Note #3


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS NAMED IN THE PROXY STATEMENT, FOR THE ACQUISITION PROPOSAL AND FOR THE LIQUIDATION AND DISSOLUTION PROPOSAL, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING, EXCEPT THAT PROXIES VOTING "AGAINST" PROPOSAL 2 OR PROPOSAL 3, RESPECTIVELY, MAY NOT BE VOTED "FOR" ANY PROPOSED ADJOURNMENT OF THE 1995 ANNUAL MEETING OF STOCKHOLDERS FOR THE PURPOSE OF SOLICITING VOTES "FOR" PROPOSAL 2 OR PROPOSAL 3, RESPECTIVELY, IN THE DISCRETION OF THE PERSON VOTING THE PROXY.

The Board of Directors recommends a vote "FOR" each of the nominees set forth below and "FOR" the Acquisition Proposal.

The Board of Directors does not make any recommendation with respect to the liquidation and Dissolution Proposal.

PROPOSAL 1 ELECTION OF DIRECTORS:

   FOR all nominees listed below (except as marked to the contrary below)

                                     / /


           WITHHOLD AUTHORITY to vote for all nominees listed below

                                     / /


(To withhold authority to vote for any individual nominees, strike a line through the nominee's name in the list below).

                    BRUCE W. WILKINSON AND TIMOTHY R. DUNN

PROPOSAL 2. ACQUISITION PROPOSAL. To approve the sale of substantially all of the Company's business and assets to North American Chemical Company.

                        FOR        AGAINST       ABSTAIN
                        / /          / /           / /

PROPOSAL 3. LIQUIDATION AND DISSOLUTION PROPOSAL. To approve the complete and voluntary liquidation and dissolution of the Company conditional upon the approval by stockholders and consummation of the proposed sale of assets to NACC, such liquidation and dissolution being revocable by the Board of Directors in the event it deems such revocation to be in the best interest of the Company and its stockholders.

                        FOR        AGAINST       ABSTAIN
                        / /          / /           / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 1995 Annual Meeting of Stockholders or any adjournment thereof, all as more particularly described in the Proxy Statement.


The undersigned acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, each dated May 1, 1995, and the Annual Report to Stockholders for 1994.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give your full title as such. For joint accounts, each joint owner should sign.

Dated:                     , 1995
      ---------------------

- ----------------------------------
    (Signature of Shareholder)

- ----------------------------------
    (Signature of Shareholder)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSE ENVELOPE.

- --------------------------------------------------------------------------------

                            [FOLD AND DETACH HERE]

                                                             EXHIBIT A (EX-13.A)


- --------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

[  ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER 0-8104

                             NATEC RESOURCES, INC.
             (Exact name of Registrant as specified in its Charter)

             UTAH                                        36-6059098
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification Number)

  1177 WEST LOOP SOUTH, HOUSTON, TEXAS                      77027
(Address of principal executive offices)                  (Zip code)

       Registrant's telephone number, including area code  (713) 552-2552

Securities registered pursuant to Section 12(b) of the Act:

                                                       Name of Each Exchange
        Title of Each Class                             on Which Registered
        -------------------                             -------------------
               None                                            None

Securities registered pursuant to Section 12(g) of the Act:

                        COMMON STOCK, WITHOUT PAR VALUE
                                (Title of class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
  Yes  X    No
      ---      ---
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.
  Yes       No  X
      ---      ---
As of April 10, 1995, 25,477,387 common shares were outstanding, and the aggregate market value of the shares (based on the closing sales price on the NASDAQ Small Capitalization on April 10, 1995) of NaTec Resources, Inc. held by non-affiliates was approximately $836,000.

                     DOCUMENTS INCORPORATED BY REFERENCE

Portions of NaTec Resources, Inc.'s Proxy Statement in connection with its 1995 Annual Meeting of Shareholders are incorporated by reference in Part III hereof.

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS



Item No.                                                                                        Page No.
- --------                                                                                        --------
                                                          PART I

 1.   Business                                                                                       2
 2.   Properties                                                                                     4
 3.   Legal Proceedings                                                                              5
 4.   Submission of Matters to a Vote of Security Holders                                            5

                                                         PART II

 5.   Market for Registrant's Common Equity and Related Shareholder Matters                          6
 6.   Selected Financial Data                                                                        6
 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations          7
 8.   Financial Statements and Supplementary Data                                                   12
 9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure          29

                                                         PART III

10.   Directors and Executive Officers of the Registrant                                            29
11.   Executive Compensation                                                                        29
12.   Security Ownership of Certain Beneficial Owners and Management                                29
13.   Certain Relationships and Related Transactions                                                29

                                                         PART IV

14.   Exhibits, Financial Statement Schedules, and Reports on Form 8-K                              30

                                     PART I


ITEM 1.        BUSINESS

NaTec Resources, Inc. ("NaTec" or "Company") historically has been involved in the control of pollutants commonly associated with acid rain. The Company's technology uses nahcolite (a naturally occurring form of sodium bicarbonate), which the Company obtains from White River Nahcolite Minerals, Limited Liability Company ("White River"), a joint venture producer of nahcolite in which the Company has a 50% interest.

The Company was originally incorporated in 1931 as The Utah Corporation. Prior to 1988, the Company was operating under the name Industrial Resources, Inc. and was engaged primarily in the purchase, development and sale of natural resources. In July 1988, Wolf Ridge Corporation, a wholly-owned subsidiary of the Company and CRSS Nahcolite, Inc. ("CRSN"), a subsidiary of CRSS Inc. ("CRSS"), formed a limited partnership to develop, engineer and market integrated dry sorbent injection ("DSI") systems and products which are believed to control pollutants commonly associated with acid rain. On October 30, 1989, the shareholders of the Company approved an exchange in which CRSS exchanged approximately $6,100,000 in cash and their interest in CRSN for 11,118,000 shares of newly issued NaTec common stock, which represented approximately 45% of the total outstanding common shares of the Company. The Company also changed its name from Industrial Resources, Inc. to NaTec Resources, Inc. As a result of this transaction, all operations and assets relating to DSI technology previously carried out by the partnership became wholly controlled by NaTec.

On November 1, 1990, CRSS purchased 100,000 shares of NaTec Series A Cumulative Convertible Exchangeable Preferred Stock ("Preferred Stock"). CRSS has the option of receiving the 12% per annum Preferred Stock dividend in cash, in an equivalent amount (based on market value) of the Company's common stock, or in the form of a promissory note. At the option of CRSS and at any time prior to redemption, the Preferred Stock may be converted into approximately 1,618,000 shares of NaTec common stock. The Preferred Stock severally has voting rights based upon the number of "as if converted" shares of NaTec common stock.

On April 25, 1991, CRSS purchased an additional 700,000 shares of NaTec common stock for $3,300,000. This purchase, along with the common shares received as payment for Preferred Stock dividends, increased CRSS's holding of NaTec common stock to approximately 11,990,000 shares or a 47.2% equity ownership. When combined with the voting rights obtained in conjunction with the November 1, 1990 Preferred Stock purchase, CRSS obtained controlling interest in the Company with voting rights in NaTec of 50.6% as a result of this additional stock purchase.

CRSS purchased 10,000 shares of Series B Preferred Stock on July 22, 1991, and 10,000 shares of Series C Preferred Stock on September 1, 1991. Dividends are payable quarterly at a rate of 11.5% per share per annum and are payable, at the option of CRSS, in cash, an equivalent amount of NaTec common stock, or in the form of a promissory note. The Series B and Series C Preferred Stock may be converted at the option of CRSS into approximately 224,000 shares and 279,000 shares of common stock, respectively. Other terms of the Series B and Series C Preferred Stock are substantially identical to Series A. With the voting rights obtained with these additional purchases of Preferred Stock combined with common stock received as payment for Preferred Stock dividends, CRSS effectively controls approximately 52% of the voting rights of the Company.

CRSS currently intends to convert to common stock all of the Series B and Series C Preferred Stock and 55,620 shares of the Series A Preferred Stock. Following this conversion, CRSS will own 13,499,450 shares of common stock, which represents 50.22% of total common stock outstanding, and 44,380 shares of Series A Preferred Stock.

In August of 1990, the Company acquired the assets of AER*X, a division of WPL Holdings, Inc. AER*X is engaged in consulting services related to the trading of air emission credits. In December of 1990, the Company sold the assets of AER*X, Inc. to Energy Management Associates, Inc. for a gain of approximately $500,000 and retained a 10% interest in its future operations. NaTec sold its remaining 10% interest in 1991 for $120,000.

On June 24, 1992, Oldexaer, Inc. ("OXA"), a wholly-owned subsidiary of the Company, and North American Bicarbonate Company ("NABC"), a wholly-owned subsidiary of North American Chemical Company ("NACC") formed the White River joint venture in order to combine the sodium bicarbonate production facilities of NaTec Minerals, Inc. ("NMI"), a wholly-owned subsidiary of the Company, with the expertise and experience in supervising production facilities of NACC. In November 1992, the shareholders of the Company approved a transaction whereby substantially all of NMI's assets were contributed to White River pursuant to a Joint Venture Agreement ("Agreement") dated June 22, 1992. Upon consummation of the Agreement, North American Carbonate Company ("NACCarb"), a wholly-owned subsidiary of NACC purchased from NMI a membership interest in White River resulting in ownership, directly or indirectly of 50% by NACC and 50% by the Company. In connection with the Agreement, White River entered into a Management Agreement with NACC pursuant to which NACC will provide it with technical, financial, operational and overall management supervisory services for an initial term of five years (subject to renewal unless terminated by NACC or the Company), at NACC's costs for the first two years, and for costs plus a management fee thereafter. White River also entered into 30-year supply contracts with each of NACC and the Company providing for the sale of nahcolite by White River on a cost plus basis. See "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations" for certain aspects of the relationship between NACC and the Company.

On May 21, 1993, NaTec Inc., a wholly-owned subsidiary of the Company, sold all assets and business activity related to its specialty chemical business to Benetech Group Ltd. This business supplied specialty chemicals such as dust suppressants, flow aids and other products utilized in the fuel combustion process to the utility and refining industries.

Due to the continued unfavorable near-term outlook for the flue-gas desulfurization market, limited revenues, and limited cash flows, the Company likely will not be able to continue its operations as a going concern. As discussed above, the Company has ceased all of its operations other than supplying its existing customers with sodium bicarbonate through its 50% ownership in White River, with no current intent to reinitiate those operations. Subsequent to December 31, 1994, the Company entered into an agreement, subject to certain conditions, to sell its stock in NMI and OXA to NACC, thereby selling its 50% interest in White River, in addition to its existing sodium bicarbonate supply agreements and purchase orders. After the proposed transaction, all operations of the Company would be terminated. Under the terms of the Acquisition Agreement, which is subject to approval by the shareholders of the Company, the Company will receive $10,000,000, payable $6,000,000 at closing with the balance to be paid with a non-interest bearing note payable in quarterly installments according to a formula based on sales of White River's production of sodium bicarbonate over a period of five years.
The purchase price is estimated to have a discounted value of approximately $9,085,000 which reflects the discount to present value of the $4,000,000 non-interest bearing note. The note is secured by the assets of White River.

Subject to shareholder approval, the Board of Directors of the Company has also approved the liquidation of the Company. Proceeds from the sale of the Company's investment in White River will be used to satisfy the claims of creditors and CRSS as the holder of the Company's Preferred Stock. It is unlikely that there will be sufficient assets upon liquidation for any distribution to be made to holders of common stock of the Company.

NaTec currently employs 1 full-time employee, the chief executive officer. Other administrative functions for the routine operations of the Company, including treasury, accounting, and tax are provided by CRSS under an administrative services agreement. Information on major customers is included in the Financial Statements and Supplementary Data for the year ended December 31, 1994, which are included in Item 8 of this Form 10-K.

COMPETITION
As noted above, the Company has ceased all of its operations other than supplying its existing customers with sodium bicarbonate. The primary competition with respect to supplying existing customers are price and service. The market for supply of sodium bicarbonate is highly competitive.

ITEM 2.        PROPERTIES

Offices - The Company maintains offices in Houston, Texas.

Limestone - The Company holds placer claims to limestone on 2,221 acres in the Glenwood Canyon area in Eagle and Garfield Counties, Colorado. The evaluation has been confined to geological mapping, electromagnetic surveys, outcrop sampling and road construction. No exploratory drilling has been performed, and the actual limestone quality and quantity has not been determined by drill cores. However, channel samples of the limestone outcrops were assayed in excess of 98.5% calcium carbonate (CaC03).

Although the Company has preliminary estimates indicating that there is commercial quality and quantity of limestone, any commercial development will be dependent primarily upon establishing a market. The marketing of limestone products from the Company's claims would involve considerable freight expense as the limestone deposit is not located near major populated or industrial areas. Other competitive limestone deposits are located in closer proximity to the industrial areas.

Water Rights - The Company has been granted conditional water decrees on the Colorado River located in Mesa County, Colorado. The Company has been granted decrees amounting to 320 cubic feet per second of water for consumptive use and 2,000 cubic feet per second of water for nonconsumptive use. The decrees include an active storage capacity of 15,530 acre-feet in a proposed reservoir on the Colorado River, a proposed pipeline to fill another proposed reservoir which has a capacity of 13,538 acre-feet and is located north of the Colorado River, and a proposed pumping pipeline for a potential power plant located along the Colorado River. A prior right to 10 cubic feet per second of this water had been conveyed to Sheridan Enterprises, Inc. in 1977 and subsequently assigned to the Colorado Ute Electric Association in 1987. As a part of the water development program, engineering and environmental evaluations are being performed on an ongoing basis. The Colorado River conditional decrees, if finally perfected, could have importance if coal mining operations and energy related processing industries expand in the western portion of Mesa and Garfield Counties of western Colorado. The water rights could also be of value for environmental purposes to provide habitat for certain species of fish in the Colorado River.

WHITE RIVER

Nahcolite Mining and Processing Facility - The nahcolite solution mining and processing facility was completed and in start-up production in the first quarter of 1991 and placed into commercial production in July 1991. The state-of-the-art facility is located on the sodium leases in Rio Blanco County, Colorado (see Federal Sodium Leases below).

The facility utilizes proprietary technology involving bicarbonate solution mining and crystallization techniques. The facility also includes storage for approximately 3,000 tons of processed nahcolite and a laboratory to provide ongoing quality control.

Federal Sodium Leases - On July 1, 1971, the United States Department of the Interior issued sodium leases to the Company in an area known as the Piceance Creek Basin in Colorado. These leases, which are now held by White River, cover an area of 8,224 acres and are located approximately 48 miles northwest of Rifle, Colorado, in Rio Blanco County, Colorado. The two principal sodium minerals contained in the leases are nahcolite (NaHCO3) and dawsonite (NaA1(OH)2CO3).

Although no formal studies have been undertaken for the sole purpose of estimating the total reserves, core drilling samples taken in several areas of the property and engineering studies of these areas indicate that a 26 foot thick bed of nahcolite, known as the Boies Bed, exists at approximately 1900 feet below the surface. The purity of the nahcolite in the Boies bed varies from 76% to 85% of the total volume. Based upon present data, it is estimated that a probable reserve of 10.8 million tons of nahcolite exist within the Boies Bed. While it is estimated that there may be an additional amount of 70 million tons of nahcolite bearing material as indicated by other drill holes, such additional amount cannot be classified as a reserve under Securities and Exchange Commission standards until further field data is obtained and a feasibility study has been conducted. Of the 10.8 million tons of nahcolite estimated to constitute a probable reserve, it has been further estimated that approximately 20% (2.1 million tons) is recoverable under the present solution mining extract method and that there are no estimated losses projected in processing of such material.

The primary terms of the leases are 20 years, and the lessee may file a timely application for renewal of the leases for successive 10-year periods on terms fixed by the Department of the Interior unless otherwise provided by law at the time of renewal. A royalty of 5% of the quantity or gross value of output (as determined by the Secretary of the Interior) is payable through the remaining term of the leases. Whether in production or not, minimum annual rental payments of $5.00 per acre are payable to the Department of Interior. Rental and royalties, as well as other terms of the leases, may be changed at the option of the United States Department of the Interior, Bureau of Land Management, for renewal periods following the initial term. In 1991, the Bureau of Land Management renewed the sodium leases now held by White River for a period of 10 years.

Water Rights - White River holds various conditional water decrees on the White River and in the Piceance Creek Basin and the Yellow Creek Basin areas of western Colorado in addition to conditional decrees for water wells on the sodium lease property in Rio Blanco County, Colorado. White River also owns various surface direct flow rights and a reservoir storage water right diverting out of Piceance Creek. Under the conditional decrees, reasonable diligence must be exercised to divert the water which is the subject of the decrees. The cost of complying with these requirements has not been determined. In August 1991, a decree from the Colorado Water Court was received approving an operational plan for utilizing the water rights in the Piceance Creek, Yellow Creek and White River Basins for mining operations.


ITEM 3.        LEGAL PROCEEDINGS

A lawsuit filed against the Company by DeTer, Inc. during 1993 in the Dallas Federal Court for the Northern District of Texas alleging breach of a previous settlement agreement related to the Company's discontinued specialty chemical business was settled during the fourth quarter of 1994. The amount of the settlement was within previously established financial reserves.



ITEM 4.        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

                                    PART II

ITEM 5.        MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
               SHAREHOLDER MATTERS


NaTec Resources, Inc. common stock is traded on NASDAQ Small Capitalization market under the trading symbol "NATC". As of April 10, 1995 there were 5,672 shareholders of record owning the outstanding common stock. The Company did not pay any dividends on common shares during 1994 and 1993. No dividend payments are expected to be made in the future.


               1994                                                 High                  Low
               ----                                                 ----                  ----
               First Quarter                                       $1.09                 $0.75
               Second Quarter                                       0.88                  0.50
               Third Quarter                                        1.00                  0.50
               Fourth Quarter                                       0.63                  0.09

               1993                                                 High                  Low
               ----                                                 ----                  ----
               First Quarter                                       $2.38                 $1.63
               Second Quarter                                       2.00                  1.25
               Third Quarter                                        1.28                  0.88
               Fourth Quarter                                       1.00                  0.91


ITEM 6.        SELECTED FINANCIAL DATA

The following table presents selected financial information for NaTec Resources, Inc. and its subsidiaries as of and for each of the five years ended December 31, 1994. Selected financial data should be read in conjunction with the Consolidated Financial Statements and accompanying notes.

                                    1994 (a)           1993           1992 (b)         1991              1990 (c)
                                    --------           ----           --------         ----              --------
Revenues                            $1,106,173      $2,536,743      $ 3,578,896    $     769,490      $  1,035,671

Loss from continuing
   operations                       (3,826,426)     (1,331,110)      (5,072,691)      (4,214,264)       (3,034,584)

Loss from continuing
   operations per common share          $(0.21)         $(0.11)          $(0.26)          $(0.23)           $(0.12)

Total assets                        10,053,479      13,651,347       16,677,856       23,399,633        24,915,902

Long-term obligations                        -       4,180,104        4,422,604        2,365,635                 -

Redeemable preferred stock                   -               -                -       12,000,000        10,000,000

Shareholders' equity                         -      $7,157,070      $10,057,287     $  5,341,900       $11,001,070

Net assets in liquidation           $1,901,645               -                -                -                 -

    (a) The Company adopted the liquidation basis of accounting effective December 31, 1994. Total assets as of that date have been valued at estimated net realizable value and liabilities are reflected at their estimated settlement amounts, including estimated costs to be incurred during liquidation.

    (b) 1992 reflects the reclassification of preferred stock to stockholders' equity as the result of the cancellation of the mandatory redemption requirement.

    (c) 1990 results include the results of operations for AER*X from August 1 through December 28 in addition to a $500,000 gain recognized on the sale of the assets of AER*X.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

CONTINUING OPERATIONS

Revenues for 1994 were $1,106,000 compared to $2,537,000 for 1993, a decrease of $1,431,000, or 56%. The decrease in revenues is primarily due to current year revenues being primarily generated from sorbent sales, compared to prior year revenues which were primarily derived from an installation of the dry sorbent injection ("DSI") emissions control technology. Revenues attributable to installations of the DSI emissions control technology were $104,000 for 1994 compared to $1,894,000 for 1993. The prior year revenue related primarily to equipment installations at the Wisconsin Electric Power Company Units #1 and #4. Unit #1 was completed during 1993 and Unit #4 was completed during 1994. Sorbent sales for 1994 were $927,000 compared to $642,000 for 1993.

Revenues for 1993 of $2,537,000 decreased $1,042,000, or 29% as compared to revenues of $3,579,000 for 1992. Included in revenues for 1992 were sales of sorbent to North American Chemical Company ("NACC") of $1,606,000. Subsequent to the formation of a joint venture between the Company and NACC, White River Nahcolite Minerals, Limited Liability Company ("White River") during the fourth quarter of 1992, NACC began purchasing sorbent directly from White River. The joint venture, which is owned 50% by the Company and 50% by NACC and its affiliates, owns and operates the nahcolite production facilities which were previously wholly-owned by the Company. Excluding sales to NACC for 1992, revenues were $2,537,000 for 1993 compared to $1,973,000 for 1992, representing an increase of $564,000, or 29%. The increase in revenues, exclusive of sales to NACC, is primarily due to a $604,000 increase in sales of sorbent and a $161,000 increase in revenues from installations of the dry sorbent injection ("DSI") emissions control technology, partially offset by a decrease in revenues from demonstrations.

The gross profit for 1994 was $5,000 compared to $398,000 for 1993, representing gross profit margins of 0% and 16%, respectively. The decrease in 1994 is primarily due to the current year mix of projects with lower margins generated from sorbent sales as compared to the higher margin on the DSI equipment installation in 1993.

Gross profit for 1993 was $398,000 compared to a gross loss of $627,000 for 1992. During 1992, production costs related to the nahcolite facility were included in cost of sales. The gross loss for that year was primarily attributable to the high cost per ton of nahcolite being produced, which resulted from relatively low levels of production and attendent fixed portion of production costs. During 1993, results of operations of the nahcolite facility are reflected as "equity loss in joint venture" as the Company only owned a 50% interest in the facility through White River. Therefore, the improved operating margins resulted primarily from the joint venture with NACC. Also contributing to the improved operating margins during 1993 are the higher margins recognized on the DSI equipment installation.

Operating costs for 1994 were $1,148,000 compared to $1,355,000 for 1993, and $3,721,000 for 1992. Operating costs for 1992 included (i) $704,000 of legal and other transaction costs related to the joint venture agreement with NACC,
(ii) an increase in the reserve for idle equipment of $330,000, and (iii) severance related costs totalling $303,000. Excluding the effect of these items, operating costs were $1,148,000, $1,355,000 and $2,384,000 for 1994,
1993, and 1992, respectively. The decreases in operating costs are primarily attributable to the continued effort to control overall administrative and overhead costs, which have included additional employee reductions in each year.

Equity loss in joint venture reflects the Company's 50% interest in White River. The loss for 1994 was $194,000 compared to $437,000 for 1993. The loss for White River for 1994 at 100% of $388,000 includes a $321,831 charge due to a claim submitted from NACC related to 2,876 tons of poor quality sodium bicarbonate sold to them during the year. Excluding the effect of this claim, the improved results for 1994 are primarily due to improved operating margins. Increases in the current year level of production resulted in a reduction in the production cost per ton as compared to the prior year. The loss of $35,000 for 1992 only reflects activity from November 19, 1992 (inception) through December 31, 1992.

During 1992, the Company sold a 50% interest in White River to NACC in exchange for cash and a note receivable as further discussed below in "Liquidity and Capital Resources." The Company recognized a loss on sale of $522,000 related to this transaction.

Non-operating income for 1994 was $86,000 compared to $470,000 for 1993, and $160,000 for 1992. Non-operating income includes imputed interest income recognized on the note receivable from NACC of $51,000, $404,000 and $48,000 in 1994, 1993, and 1992, respectively. Interest expense was $541,000, $407,000, and $327,000 for 1994, 1993, and 1992, respectively. The increases in interest expense are due to additional promissory notes payable to CRSS, as further discussed below under "Liquidity and Capital Resources".

As further discussed under "Liquidity and Capital Resources", the Company has adopted the liquidation basis of accounting in accordance with generally accepted accounting principles as of December 31, 1994. Therefore, assets have been valued at estimated net realizable value and liabilities have been reflected at their estimated settlement amounts, including estimated costs to be incurred during liquidation. The Company has recorded an adjustment to liquidation basis of $2,035,000 which consists of (i) the write-off of the note receivable from NACC of $3,257,000, (ii) estimated costs to be incurred during the period of liquidation of $650,000, offset by (iii) an increase of the investment in joint venture of $1,872,000 to reflect the discounted value of the purchase price of $9,085,000 as discussed below. The valuation of the assets and liabilities are based on management estimates and assumptions as of the date of the financial statements; actual realization of the assets and settlement of liabilities could be higher or lower than the amounts indicated. The estimated costs to be incurred during liquidation, which were determined based on management's assumption that the liquidation will be completed by June 30, 1995, consist of salaries and severance ($210,000), legal and accounting fees ($150,000), insurance ($80,000), administrative services ($30,000), and other expenses ($180,000).

DISCONTINUED OPERATIONS

In March 1993, the Company announced its intent to divest its specialty chemical business. This business, which was classified as discontinued operations in 1992, supplied specialty chemicals and application systems in order to improve coal handling operations at power generation facilities. The discontinued specialty chemical business was sold on May 21, 1993 as further discussed below under "Liquidity and Capital Resources."

In conjunction with the decision to divest the specialty chemical business, the Company recognized a $630,000, or $0.03 per share charge related to the estimated loss on sale, the estimated costs of disposal, and estimated operating losses during the phase-out period of $250,000. In 1993, the Company increased the estimated loss on disposal of the discontinued segment by $150,000 for estimated legal expenses related to the defense of a lawsuit related to that business. The lawsuit was settled during 1994. Accruals which were established at December 31, 1993 were sufficient to cover the settlement and no additional charges to earnings for discontinued operations were required during 1994.

The loss from discontinued operations for 1992 was $316,000. Gross revenues generated by the discontinued segment were $419,000 in 1993 (through the date of sale) and $1,710,000 in 1992. The gross profit margins for 1993 and 1992 were 30% and 44%, respectively. The fluctuation in revenues and in the gross profit margin is primarily due to a change in the volume and the mix of projects.

CONSOLIDATED RESULTS

The net loss attributable to common shares was $5,256,000 in 1994, $2,911,000 in 1993, and $7,449,000 in 1992. In addition to the items noted above, results included preferred stock dividends of $1,430,000 for 1994, 1993 and 1992.


LIQUIDITY AND CAPITAL RESOURCES

The Consolidated Statement of Net Assets in Liquidation at December 31, 1994 reflects cash and cash equivalents of $507,000, which represents a net decrease of $1,422,000 from the prior year's Consolidated Balance Sheet. The net decrease in cash and cash equivalents during 1994 is primarily attributable to
(i) cash used in operating activities of $1,068,000, (ii) the contribution to the joint venture of $256,000 for capital expenditures related to the expansion of plant production capacity and for working capital requirements, and (iii) payments of $650,000 for notes payable to CRSS. Partially offsetting the decrease in cash and cash equivalents is $625,000 received from NACC in payment on a note receivable. Prior to adoption of the liquidation basis of accounting at December 31, 1994 as discussed above, the Company had negative working capital of $6,396,000 compared to working capital of $2,333,000 at December 31, 1993. In addition to the decrease in cash and cash equivalents as discussed above, the decrease in working capital is primarily attributable to current maturities of notes payable to CRSS in addition to the reclassification of the note receivable from NACC to noncurrent as further discussed below.

The Company has a five-year convertible note payable to CRSS with a balance of $4,123,000 at December 31, 1994 bearing interest equal to prime plus two points per annum. The balance of the note is currently convertible at the option of CRSS into 2,443,025 shares of common stock. The amount which was payable during 1994 was $600,000 plus accrued interest; however due to limitations on capital resources, the Company only paid $300,000 plus accrued interest through June 30, 1994. This payment default entitled CRSS, at its option, to accelerate the entire amount of the note, making it currently due and payable.

The Company paid $350,000 plus accrued interest of $28,000 to CRSS for a promissory note that matured on April 26, 1994. The Company has six additional promissory notes payable to CRSS for $357,500 each. These promissory notes were issued in payment of quarterly dividends on Preferred Stock from July 15, 1993 to October 15, 1994. The Company has deferred principal and interest payments to CRSS on notes which matured on July 15, 1994 and October 15, 1994. Subsequent to year-end, the Company also deferred payment on a note which matured on January 15, 1995. The remaining promissory notes mature on April 15, 1995, July 15, 1995, and October 15, 1995. The promissory notes bear interest equal to prime plus two points per annum. Cumulative dividends on the Preferred Stock which have not been declared were $357,500 at December 31, 1994.

During 1993, NaTec Inc., a wholly-owned subsidiary of the Company, sold all assets and business activity relating to the specialty chemical business to Benetech Group Ltd. ("Benetech") for $370,000, of which $250,000 was received at closing with the remaining $120,000 receivable thirty-six months from the date of closing. During 1994, the Company received $100,000 as final payment, which represented the discounted value of the remaining balance. The sales proceeds of $250,000 plus proceeds of $147,995 from a three-year bank note payable were utilized to retire industrial revenue bonds associated with the specialty chemical business. At December 31, 1994, the balance of the note payable was $82,000, which is payable $49,000 in 1995, and $33,000 in 1996.
The note payable bears interest of prime plus one point per annum.

On November 19, 1992, the Company contributed substantially all of the assets and liabilities of NMI, a wholly-owned subsidiary of the Company, to a newly created subsidiary, White River. The Company sold a 50% interest in White River to NACC for $10,000,000. Of the $10,000,000 purchase price, $2,000,000 was received at closing, $1,000,000 was received on December 31, 1992, and $2,875,000 was received during 1993. The remaining balance was due to the Company as follows: $2,500,00 in 1994, $1,375,000 in 1995, and $250,000 in
1996. The Company received $625,000 from NACC in payment on the note during 1994. NACC has ceased payment on the note alleging that the nahcolite production facility has not yet demonstrated an effective annual production capacity of 106,000 tons per year. Pursuant to the joint venture agreement, the Company was required to make all expenditures necessary for the facility to achieve the effective annual production capacity of the White River nahcolite production to that level by April 15, 1994. In the event the effective annual production capacity of

106,000 tons per year had not been achieved on that date as reasonably agreed between the Company and NACC, the purchase price payable by NACC for its interest in White River could have been reduced proportionately based on the percentage of such capacity that is obtained. Any such reduction could have been applied pro rata to reduce each subsequent installment of the purchase price. The Company could have, however, continued efforts to demonstrate such effective annual production capacity of 106,000 tons, which would thereby have acted to defer the computation of the purchase price adjustment and defer the remaining payments by NACC on the note until such effective annual production capacity was attained. Management of the Company believes that NACC's failure to make its May 31, 1994 payment on the note was wrongful in view of the facts that production data from the plant demonstrates an effective annual capacity at or near 106,000 tons and that, as the manager of the joint venture owning the nahcolite production facility, NACC has prevented the production facility from achieving its full capacity by its refusal to utilize additional recovery equipment already located at the facility and to implement certain process modifications in a timely manner. The Company filed a lawsuit against NACC to collect on the note, asserting the above and other arguments.

The Company made working capital contributions of $200,000 to White River during 1994 and may be required in the future to make additional contributions as needed for working capital requirements. In connection with the Acquisition Agreement, White River is authorized to make a capital call of $2,113,250, of which the Company's share would be $1,056,625. It is contemplated that the sale of the Company's 50% interest will be completed before the capital call will be due, in which case the Company will not be required to pay it; however, if the sale is not completed by such due date, and the Company becomes responsible for its share of the capital call, the Company likely would not have sufficient liquidity to satisfy such capital call, in which case its interest in White River would decrease.

As a result of the unfavorable near-term outlook for the flue-gas desulfurization market, limited revenues, and limited cash flows, the Company likely will not be able to continue its operations as a going concern. The Company's primary source of cash since November 1992 has been the payments on the note receivable from NACC. However, as discussed above, collections on the note receivable have been deferred due to the current dispute with NACC, and any efforts to resolve such dispute would result in additional expense which would have a further negative impact on capital resources. Additionally, the Company's major creditor, CRSS, has indicated that it will not infuse any additional cash into the Company and management does not believe financing can be obtained from any other sources. During 1994, the Company ceased all of its operations other than supplying its existing customers with sodium bicarbonate through its 50% ownership in White River with no current intent to reinitiate those operations. The Company has terminated all of its employees with the exception of the chief executive officer. Other administrative functions for the routine operations of the Company, including treasury, accounting, and tax, continue to be provided by CRSS under an administrative services agreement.

Subsequent to year end, the Company entered into the Acquisition Agreement to sell its stock in NMI and OXA, and its sodium bicarbonate supply agreements and purchase orders, to NACC. NMI and OXA own the Company's 50% interest in White River through their respective ownership interests of 49.75% and 0.25%. The only other assets and liabilities of NMI and OXA are the note receivable from NACC and the potential capital call obligation described above. The Company will be required to release any claims it has against NACC upon closing of the sale contemplated by the Acquisition Agreement (other than claims arising under the Acquisition Agreement), including claims on the note receivable from NACC.

Under the terms of the Acquisition Agreement, which is subject to various conditions, including approval by the shareholders of the Company, the Company will receive $10,000,000, payable $6,000,000 at closing with the balance to be paid with a non-interest bearing note payable in quarterly installments according to a formula based on sales of White River's production of sodium bicarbonate, over a period of five years. The purchase price is estimated to have a discounted value of approximately $9,085,000 which reflects the discount to present value of the $4,000,000 non-interest bearing note. The note is secured by the assets of White River.

Subject to shareholder approval, the Board of Directors of the Company has also approved the liquidation of the Company. Proceeds from the sale of the Company's investment in White River will be used to satisfy the claims of creditors and CRSS as the holder of the Company's preferred stock. It is unlikely that there will be sufficient assets upon liquidation for any distribution to be made to holders of common stock of the Company.

OTHER

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" which requires a change in the method of accounting for income taxes. Statement No. 109 requires the use of the "liability method" which bases the amount of current and future taxes payable on events recognized in the financial statements and on existing tax laws.

The Company adopted the new method as of the beginning of 1993. There was no effect on the results of operations or the financial position of the Company as the result of the adoption.

ITEM 8.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                         INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
         1.  Report of Independent Auditors                                                       13

         2.  Management Report                                                                    14

         3.  Consolidated Statement of Net Assets in Liquidation as of December 31, 1994          15

         4.  Consolidated Balance Sheet as of December 31, 1993                                   16

         5.  Consolidated Statements of Operations for the Years Ended
                  December 31, 1994, 1993, and 1992                                               17

         6.  Consolidated Statements of Stockholders' Equity for the Years Ended
                  December 31, 1994, 1993, and 1992                                               18

         7.  Consolidated Statements of Cash Flows for the Years Ended
                  December 31, 1994, 1993, and 1992                                               19

         8.  Notes to Consolidated Financial Statements                                           20

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders of NaTec Resources, Inc.:

We have audited the accompanying consolidated statement of net assets in liquidation of NaTec Resources, Inc. as of December 31, 1994. In addition, we have audited the accompanying consolidated balance sheet of NaTec Resources, Inc. as of December 31, 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 2 to the consolidated financial statements, subject to shareholder approval, the Board of Directors of the Company has approved the liquidation of the Company. As a result, the Company has changed its basis of accounting as of December 31, 1994 to the liquidation basis of accounting.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net assets in liquidation at December 31, 1994, the consolidated financial position of NaTec Resources, Inc. at December 31, 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, it is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements.


                                          ERNST & YOUNG LLP

 Houston, Texas
 January 27, 1995, except for Note 2, as to which the date is April 6, 1995

                               MANAGEMENT REPORT

The management of NaTec Resources, Inc. and its subsidiaries has prepared the accompanying consolidated financial statements and related footnotes. The statements and footnotes were prepared in accordance with generally accepted accounting principles applied on a consistent basis and, accordingly, include certain estimates which reflect management's judgment and interpretation of currently available information.

Management of the Company has established and maintains an effective system of internal control designed to provide reasonable assurance as to the integrity and reliability of the financial statements as well as the safeguarding of Company assets. However, inherent in any system of internal control are limitations based on the cost of the system versus the benefits derived.

The Audit Committee of the Board of Directors, composed solely of outside directors, meets with the independent auditors to evaluate the effectiveness of their work performed in the discharge of their respective responsibilities and to assure their independent and free access to the Committee.

The Company's financial statements have been audited by Ernst & Young LLP, independent auditors. Management has made available to Ernst & Young LLP all the Company's financial records and related data, as well as the minutes of shareholders' and directors' meetings.

                            NATEC RESOURCES, INC.
              CONSOLIDATED STATEMENT OF NET ASSETS IN LIQUIDATION
                           as of December 31, 1994



ASSETS
Cash and cash equivalents                                           $  506,852
Accounts receivable                                                    315,584
Property, plant and equipment                                           50,988
Investment in joint venture                                          9,085,078
Other assets                                                            94,977
                                                                   -----------
                                                                    10,053,479

LIABILITIES
Accounts payable                                                       160,814
Accrued expenses                                                       225,454
Amounts payable to related party                                     7,033,215
Note payable                                                            82,351
Estimated costs during period of liquidation                           650,000
                                                                   -----------
                                                                     8,151,834
                                                                   -----------
NET ASSETS IN LIQUIDATION (DUE TO PREFERRED SHAREHOLDERS)          $ 1,901,645
                                                                   ===========

See Notes to Consolidated Financial Statements

                            NATEC RESOURCES, INC.
                          CONSOLIDATED BALANCE SHEET
                            (GOING CONCERN BASIS)
                           as of December 31, 1993



ASSETS

Cash and cash equivalents                                  $ 1,929,269
Accounts receivable                                            227,391
Note receivable from North American Chemical Company         2,275,579
Unbilled fees                                                  112,875
Prepaid expenses and other                                     102,468
                                                           -----------
  Total current assets                                       4,647,582

Property, plant and equipment:
  Machinery and equipment                                      519,435
  Computer equipment                                            70,864
  Furniture and fixtures                                           830
                                                           -----------
                                                               591,129
  Accumulated depreciation                                    (495,617)
                                                           -----------
                                                                95,512

Investments and Other Assets:
  Note receivable from North American Chemical Company       1,555,776
  Investment in joint venture                                7,252,147
  Other assets                                                 100,330
                                                           -----------
                                                             8,908,253
                                                           -----------
TOTAL ASSETS                                               $13,651,347
                                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                           $   157,286
Accrued expenses                                               185,224
Obligation to joint venture                                    101,570
Current portion of amounts payable to related party          1,715,032
Net current liabilities from discontinued operations           155,061
                                                           -----------
  Total current liabilities                                  2,314,173

Note payable to related party                                4,180,104

STOCKHOLDERS' EQUITY
Preferred stock, $100 stated value,
  2,000,000 shares authorized                               12,000,000
Common stock, no par, 50,000,000 shares authorized
  issued and outstanding 1993 - 25,484,687                     554,829
Additional paid-in-capital                                  12,431,160
Retained deficit                                           (17,816,523)
Non-vested incentive stock awards                              (12,396)
                                                           -----------
  Total Stockholders' Equity                                 7,157,070
                                                           -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $13,651,347
                                                           ===========


See Notes to Consolidated Financial Statements

                            NATEC RESOURCES, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                            (GOING CONCERN BASIS)
            For the Years Ended December 31, 1994, 1993, and 1992


                                                                         Year Ended December 31,
                                                                -----------------------------------------
                                                                   1994              1993         1992
                                                                -----------     -----------    -----------
Revenues                                                         $1,106,173      $2,536,743     $3,578,896

Cost of sales                                                     1,101,424       2,138,733      4,205,914
                                                                -----------     -----------    -----------
Gross profit (loss)                                                   4,749         398,010       (627,018)

Operating costs                                                   1,147,585       1,355,117      3,721,225

Equity loss in joint venture                                       (193,874)       (437,225)       (35,326)
                                                                -----------     -----------    -----------

Operating loss from continuing operations                        (1,336,710)     (1,394,332)   (4,383,569)

Other income and expense
 Loss on sale of assets of subsidiary                                     -               -       (522,203)
 Non-operating income                                                85,948         470,227        159,951
 Interest expense                                                  (540,517)       (407,005)      (326,870)
 Adjustment to liquidation basis                                 (2,035,147)              -              -
                                                                -----------     -----------    -----------
Loss from continuing operations                                  (3,826,426)     (1,331,110)    (5,072,691)

Loss from discontinued operations                                         -               -       (315,935)

Estimated loss on disposal of discontinued operations                     -        (150,000)      (630,000)
                                                                -----------     -----------    -----------
Net loss                                                         (3,826,426)     (1,481,110)    (6,018,626)

Preferred stock dividends                                        (1,430,000)     (1,430,000)    (1,430,000)
                                                                -----------     -----------    -----------
Net loss attributable to common shares                          $(5,256,426)    $(2,911,110)   $(7,448,626)
                                                                ===========     ===========    ===========
Loss per common share:
 From continuing operations*                                    $     (0.21)    $     (0.11)   $     (0.26)
                                                                ===========     ===========    ===========
 Net loss*                                                      $     (0.21)    $     (0.11)   $     (0.29)
                                                                ===========     ===========    ===========
Average Shares Outstanding                                       25,482,616      25,486,081     25,462,885
                                                                ===========     ===========    ===========
* Includes effect of Preferred stock dividends.

See Notes to Consolidated Financial Statements

                             NATEC RESOURCES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              For the Years Ended December 31, 1994, 1993 and 1992

                                                                                                               Net Assets
                                                                                                                  in
                                                                                                               Liquidation
                                                                                               Non-vested       (Due to
                                          Preferred      Common     Additional     Retained     Incentive       Preferred
                                            Stock        Stock    Paid-in capital   Deficit    Stock Awards    Shareholders)
                                         -----------    -------   ---------------  ---------   ------------    -------------
  BALANCE AT JANUARY 1, 1992             $         -     $554,267    $12,400,308   ($7,456,787)   ($155,888)   $        -

  Net loss for 1992                                -            -              -     (6,018,626)          -             -
  Reclassification of preferred stock     12,000,000            -              -              -            -            -
  Issuance of stock under
      incentive compensation
      plans (30,000 shares)                        -          651         36,849              -     (37,500)            -
  Preferred stock dividends                        -            -              -     (1,430,000)          -             -
  Incentive stock awards
      vested during the year                       -            -              -              -     164,013             -
                                         -----------  -----------    -----------   ------------  ----------    ----------
  BALANCE AT DECEMBER  31, 1992
  (GOING CONCERN BASIS)                   12,000,000      554,918     12,437,157    (14,905,413)    (29,375)            -

  Net loss for 1993                                -            -              -     (1,481,110)          -             -
  Preferred stock dividends                        -            -              -     (1,430,000)          -             -
  Forfeiture of stock under
      incentive compensation plans
      (2,400 shares)                               -          (52)        (2,948)             -       3,000             -
  Incentive stock awards
      vested during the year                       -            -              -              -      13,979             -
  Other                                            -          (37)        (3,049)             -           -             -
                                         -----------  -----------    -----------   ------------  ----------    ----------
  BALANCE AT DECEMBER  31, 1993
  (GOING CONCERN BASIS)                   12,000,000      554,829     12,431,160    (17,816,523)    (12,396)            -

  Net loss for 1994                                -            -              -     (3,826,426)          -             -
  Preferred stock dividends                        -            -              -     (1,430,000)          -             -
  Forfeiture of stock under
      incentive compensation plans
      (7,200 shares)                               -         (156)        (8,844)             -       8,750             -
    Incentive stock awards
      vested during the year                       -            -              -              -       1,251             -
  Change from going concern to
      liquidation basis of accounting    (12,000,000)    (554,673)   (12,422,316)    23,072,949       2,395     1,901,645
                                         -----------  -----------    -----------    ------------ ----------    ----------
  NET ASSETS IN LIQUIDATION
  AS OF DECEMBER 31, 1994
  (DUE TO PREFERRED SHAREHOLDERS)        $         -  $         -    $         -    $         -  $        -    $1,901,645
                                         ===========  ===========    ===========    ===========  ==========    ==========

See Notes to Consolidated Financial Statements

                             NATEC RESOURCES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (GOING CONCERN BASIS)
             For the Years Ended December 31, 1994, 1993, and 1992

                                                             Year Ended December 31,
                                                    -----------------------------------------
                                                       1994          1993            1992
                                                    ----------    ----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from continuing operations                    $(3,826,426)  $(1,331,110)    $(5,072,691)
Adjustment to liquidation basis                      2,035,147             -               -
Adjustments to reconcile net loss to net
 cash used in operating activities:
 Depreciation and amortization                          51,505       104,298       1,187,720
 Equity loss of unconsolidated joint venture           193,874       437,225          35,326
 Imputed interest income on note receivable            (51,281)     (403,854)        (48,384)
 (Gain) loss on disposition of assets                        -       (12,311)        319,638
 Loss on sale of net assets                                  -                       522,203
 (Increase) decrease in receivables                     37,407        70,299         (46,697)
 Decrease in other current assets                       89,743        12,493         112,015
 Increase (decrease) in accounts payable and
  accrued liabilities                                  402,407    (1,026,443)      1,354,731
 Other operating activities                               (625)       (3,086)              -
                                                    ----------    ----------      ----------
 Net cash used in operating activities              (1,068,249    (2,152,489      (1,636,139)

INVESTING ACTIVITIES:
 Purchase of equipment and construction in process           -             -        (117,693)
 Purchase and development of mineral property                -             -          (3,491)
 Proceeds from sale of fixed assets                          -       133,885               -
 Proceeds from sale of net assets of subsidiary              -             -       2,000,000
 Collection of note receivable                         625,000     2,875,000       1,000,000
 Joint venture contributions                          (255,887)     (901,862)       (101,000)
 Funding of discontinued operations                    (73,281)     (151,690)       (516,626)
                                                    ----------    ----------      ----------
 Net cash provided by investing activities             295,832     1,955,333       2,261,190
FINANCING ACTIVITIES:
 Payment of long-term obligations                     (650,000)     (300,000)       (178,299)
 Debt proceeds                                               -       350,000         900,000
 Payment of preferred stock dividends                        -      (357,500)              -
                                                    ----------    ----------      ----------
 Net cash provided by (used in)
   financing activities                               (650,000)     (307,500)        721,701
                                                    ----------    ----------      ----------
Increase (decrease) in cash and cash equivalents    (1,422,417)      (504,656)      1,346,752
Cash and cash equivalents at beginning of year       1,929,269     2,433,925       1,087,173
                                                    ----------    ----------      ----------
Cash and cash equivalents at end of period          $  506,852    $1,929,269      $2,433,925
                                                    ==========    ==========      ==========
Other cash flow information:
Cash payments for interest                          $  218,549    $  416,022      $  269,656
Non-cash investing and financing activities:
 Notes payable issued as dividends on
   preferred stock                                   1,072,500     1,072,500      16,321,033
 Net assets contributed to joint venture
 Investment in joint venture                                                       6,932,766
 Note received in exchange for sale of
  50% interest in joint venture                                                    7,254,116

See Notes to Consolidated Financial Statements

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation
The accompanying Consolidated Financial Statements include the accounts of NaTec Resources, Inc. and its majority-owned subsidiaries, herein referred to as the "Company." All significant intercompany accounts and transactions are eliminated. Investments in less than majority-owned affiliates are accounted for under the equity method. Certain amounts in the December 31, 1993 and 1992 Consolidated Financial Statements have been reclassified to conform to the current year presentation.

Basis of presentation
As a result of the unfavorable near-term outlook for the flue-gas desulfurization market, limited revenues, and limited cash flows, the Company likely would not be able to continue its operations as a going concern. The Company's primary source of cash since November 1992 has been the payments on the note receivable from North American Chemical Company ("NACC"). However, as discussed in Note 3, collections on the note receivable have been deferred due to the current dispute with NACC, and any efforts to resolve such dispute would result in additional expense which would have a further negative impact on capital resources. Additionally, the Company's major creditor, CRSS Inc. ("CRSS"), has indicated that it will not infuse any additional cash into the Company and management does not believe financing can be obtained from any other sources. During 1994, the Company ceased all of its operations other than supplying its existing customers with sodium bicarbonate through its 50% ownership in White River with no current intent to reinitiate those operations.

Subject to shareholder approval, on April 6, 1995 the Board of Directors of the Company approved the liquidation of the Company. As a result, the Company has changed its basis of accounting as of December 31, 1994 to the liquidation basis of accounting. It is unlikely that there will be sufficient assets upon liquidation for any distributions to be made to holders of common stock of the Company. As a result of changing the Company's basis of accounting for its financial statements at December 31, 1994 from the going concern basis to the liquidation basis in accordance with generally accepted accounting principles, assets have been valued at estimated net realizable value and liabilities are reflected at their estimated settlement amounts, including estimated costs to be incurred during the period of liquidation. The valuations of the assets and liabilities are based on management estimates and assumptions as of the date of the financial statements; actual realization of the assets and settlement of liabilities could be higher or lower than the amounts indicated.

Cash equivalents
The Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents. Cash equivalents consist primarily of interest bearing deposits and money market instruments. These investments are stated at historical cost which approximates market.

Property, plant and equipment
Property, plant and equipment at December 31, 1994 is stated at estimated net realizable value. Under the going concern basis, property, plant and equipment was recorded at cost. Maintenance and repairs are expensed as incurred. Expenditures which significantly increase asset values or extend useful lives are capitalized. Depreciation was provided using the straight-line method over the estimated useful lives of the assets, which range from three to 25 years.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



Revenue recognition
Revenues earned on long-term engineering and construction contracts are reported using the percentage-of-completion method. Percent complete is based primarily on contract costs incurred to date compared with total estimated costs on an individual contract basis. Where there is a change in the estimated cost to complete a project, the Company recognizes the effect of the change in the period in which it becomes known using a cumulative catch-up method. Charges are made to operations for losses anticipated on individual contracts when such losses become known. Sales of dry sorbent products and services are recorded as products are shipped or services are rendered.

Earnings per share
Net loss per common share is calculated as net loss after preferred stock dividends divided by the weighted average number of common shares outstanding during each year. For the periods presented, no effect has been given to common stock equivalents, which would arise from the exercise of stock options or the conversion of convertible preferred stock, as their inclusion would be antidilutive.

Concentration of Credit Risk
The Company has a concentration of customers in the utility and industrial markets. This concentration of customers may affect the Company's overall credit risk in that the customers may be similarly affected by changes in economic, regulatory, or other factors. Receivables are not collateralized; however, historical credit losses from these industries have been minimal.


NOTE 2:  LIQUIDATION BASIS OF ACCOUNTING

As a result of the unfavorable near-term outlook for the flue-gas desulfurization market, limited revenues, and limited cash flows, the Company likely will not be able to continue its operations as a going concern as discussed in Note 1. Consequently, subject to shareholder approval, the Board of Directors on April 6, 1995 has approved the liquidation of the Company. In accordance with the liquidation basis of accounting, assets were restated to estimated net realizable value and liabilities were adjusted to include the estimated costs to be incurred during the period of liquidation. The net adjustment required to convert from the going concern (historical cost) basis to the liquidation basis of accounting was a decrease in carrying value of $2,035,147 which is included in the Consolidated Statement of Operations. Adjustment in the carrying value of the net assets are as follows:

                                                                      Increase
                                                                     (Decrease)
                 Adjust investment in joint venture to
                   net realizable value                              $1,872,489
                 Write-off of note receivable from NACC              (3,257,636)
                 Estimated costs to be incurred during
                   period of liquidation                               (650,000)
                                                                   ------------

                 Net decrease in carrying value to adjust to
                   liquidation basis of accounting                  $(2,035,147)
                                                                    ===========

The valuation of the assets and liabilities are based on management estimates and assumptions as of the date of the financial statements; actual realization of the assets and settlement of liabilities could be higher or lower than the amounts indicated. The estimated costs to be incurred during liquidation of $650,000, which were determined based on management's assumption that the liquidation will be completed by June 30, 1995, consist of salaries and

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


severance ($210,000), legal and accounting fees ($150,000), insurance ($80,000), administrative services ($30,000), and other expenses ($180,000).

Subsequent to year end, the Company reached an agreement in principle (the "Acquisition Agreement") to sell its stock in NaTec Minerals, Inc. ("NMI") and Oldexaer, Inc. ("OXA"), and its sodium bicarbonate supply agreements and purchase orders, to NACC. NMI and OXA, which are both wholly-owned subsidiaries of the Company, own the Company's 50% interest in White River Nahcolite Minerals, Limited Liability Company ("White River") through their respective ownership interests of 49.75% and 0.25%. The only other assets and liabilities of NMI and OXA are the note receivable from NACC and a potential capital call obligation under the Acquisition Agreement. The currently outstanding note receivable from NACC is to be released upon the closing of the sale contemplated by the Acquisition Agreement.

Under the terms of the Acquistion Agreement, which is subject to various conditions, including approval by the shareholders of the Company, the Company will receive $10,000,000, payable $6,000,000 at closing with the balance to be paid with a non-interest bearing note payable in quarterly installments according to a formula based on sales of White River's production of sodium bicarbonate, over a period of five years. The purchase price is estimated to have a discounted value of approximately $9,085,000 which reflects the discount to present value of the $4,000,000 non-interest bearing note. The note is secured by the assets of White River.


NOTE 3:  INVESTMENT IN JOINT VENTURE

On November 19, 1992, the Company contributed substantially all of the assets
and liabilities of NMI to a newly created subsidiary, White River.   The
Company sold a 50% interest in White River to NACC for $10,000,000. The purchase price had an adjusted value of approximately $7,692,000 which reflected: (i) the discount to present value, using an 8% effective interest rate, of the $8,000,000 non-interest bearing portion of the purchase price,
(ii) an adjustment of approximately $1,250,000 to reflect the contractual right of NACC to receive certain distributions in excess of its membership interest in the new subsidiary in order to compensate NACC for their assumption of approximately 50% of the liabilities of the joint venture, and (iii) the estimated additional capital expenditures to be made by the Company of approximately $625,000 required to increase production of the mining facility to the 106,000 ton per year level required by the joint venture agreement with NACC. The preferential distributions were accounted for as a reduction to the investment in joint venture. The Company recognized a loss of approximately $522,000 in conjunction with this transaction.

The obligation to joint venture reflected the portion of the estimated additional capital expenditures to be made by the Company to increase production of the mining facility. Total contributions made by the Company for this purpose were $55,884 in 1994 and $421,862 in 1993. The Company made additional capital contributions to White River of $200,000 and $480,000 for general working capital requirements during 1994 and 1993, respectively.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The Company accounts for its investment in White River using the equity method of accounting. Summarized financial information of White River at 100% follows:

                                      December 31, 1994       December 31, 1993
                                      -----------------       -----------------
             Current assets            $  2,671,264              $ 2,034,010
             Noncurrent assets           17,274,090               17,842,821

             Current liabilities          1,044,886                  867,952
             Noncurrent liabilities       4,328,814                4,504,359
             Members' capital            14,571,654               14,504,520


                                          Year ended             Year ended              From inception
                                      December 31, 1994        December 31, 1993      to December 31, 1992
                                      -----------------        -----------------      --------------------
             Revenues                    $4,657,074            $   4,127,756               $    219,346
             Gross loss                    (234,659)                (667,844)                   (47,029)
             Net loss                      (387,748)                (874,450)                   (70,651)




Of the $10,000,000 purchase price, $2,000,000 was received at closing, $1,000,000 was received on December 31, 1992, and $2,875,000 was received during 1993. The remaining balance was due to the Company as follows:
$2,500,00 in 1994, $1,375,000 in 1995, and $250,000 in 1996.  The Company
received $625,000 from NACC in payment on the note during 1994. NACC ceased payment on the note during 1994 alleging that the nahcolite production facility has not yet demonstrated an effective annual production capacity of 106,000 tons per year. Pursuant to the joint venture agreement, the Company was required to make all expenditures necessary for the facility to achieve the effective annual production capacity of the White River nahcolite production to that level by April 15, 1994. In the event the effective annual production capacity of 106,000 tons per year had not been achieved on that date as reasonably agreed between the Company and NACC, the purchase price payable by NACC for its interest in White River could have been reduced proportionately based on the percentage of such capacity that is obtained. Any such reduction could have been applied pro rata to reduce each subsequent installment of the purchase price. The Company could have, however, continued efforts to demonstrate such effective annual production capacity of 106,000 tons, which would thereby have acted to defer the computation of the purchase price adjustment and defer the remaining payments by NACC on the note until such effective annual production capacity was attained. Management of the Company believes that NACC's failure to make its May 31, 1994 payment on the note was wrongful in view of the facts that production data from the plant demonstrates an effective annual capacity at or near 106,000 tons and that, as the manager of the joint venture owning the nahcolite production facility, NACC has prevented the production facility from achieving its full capacity by its refusal to utilize additional recovery equipment already located at the facility and to implement certain process modifications in a timely manner.

Subsequent to year end, the Company reached an agreement in principle with NACC to sell its stock in NMI and OXA as discussed in more detail in Note 2.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 4:  DISCONTINUED OPERATIONS

In March 1993, the Company announced its intent to divest its specialty chemical business. This business, which was classified as discontinued operations in 1992, supplied specialty chemicals and application systems in order to improve coal handling operations at power generation facilities.

On May 21, 1993, NaTec Inc., a wholly-owned subsidiary of the Company, sold all assets and business activity relating to the specialty chemical business to Benetech Group Ltd. ("Benetech") for $370,000, of which $250,000 was received at closing with the remaining $120,000 to be received thirty-six months from the date of closing. During 1994, the Company received $100,000 as final payment, which represented the discounted value of the remaining balance.

The sales proceeds of $250,000 received at closing plus proceeds of $147,995 from a three-year bank note payable were utilized to retire industrial revenue bonds associated with the specialty chemical business. At December 31, 1994, the balance of the note payable of $82,351 is reflected on the Consolidated Statement of Net Assets in Liquidation. The note payable bears interest of prime plus one point per annum.

The estimated loss on disposal of the discontinued segment in 1992 was $630,000, or $0.02 per share, which consisted of the estimated loss on sale of the business segment, the estimated costs of disposal, and estimated operating losses during the phase-out period of $250,000. In 1993, the Company increased the estimated loss on disposal of the discontinued segment by $150,000 for estimated legal expenses related to the defense of a lawsuit. The lawsuit was settled during 1994. Accruals which were established at December 31, 1993 were sufficient to cover the settlement and no additional charges to earnings for discontinued operations were required during the current year.

Loss from operations for the discontinued segment for the year ended December 31, 1992 was $315,935 or $0.01 per common share. Gross revenues generated by the discontinued segment were $1,710,309 in 1992.

NOTE 5:  INCOME TAXES

At December 31, 1994, the Company had a net operating loss carryforward for tax purposes of approximately $22,042,000, for which a net deferred tax asset has not been recognized in the financial statements. The net operating loss may be used to reduce future taxable income. The sale of the stock of NMI and OXA as discussed in Note 2 is expected to result in a gain for tax purposes of approximately $6,300,000, which will reduce the net operating loss carryforward. The net operating loss carryforward expires as follows:
$2,051,000 in 2004, $3,748,000 in 2005, $7,529,000 in 2006, $3,051,000 in 2007,
$3,157,000 in 2008 and $2,506,000 in 2009.

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993. There was no effect on the results of operations or the financial position of the Company as the result of the adoption.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 6:  PREFERRED STOCK

The estimated net realizable value of preferred stock at December 31, 1994 is $1,901,645.

Preferred stock at 1993 consisted of the following issues:

           Series A Cumulative Convertible Exchangeable,
             100,000 shares issued and outstanding                         $10,000,000
           Series B Cumulative Convertible Exchangeable,
             10,000 shares issued and outstanding                            1,000,000
          Series C Cumulative Convertible Exchangeable,
             10,000 shares issued and outstanding                            1,000,000
                                                                           -----------
                                                                           $12,000,000
                                                                           ===========

All of the outstanding shares of Series A, Series B, and Series C Cumulative Convertible Exchangeable Preferred Stock ("Preferred Stock") are owned by CRSS Inc. ("CRSS"). Quarterly dividends for the Preferred Stock are payable in cash, or at the option of CRSS, in an equivalent amount of common stock, or in the form of a promissory note. The Preferred Stock severally has voting rights based upon the number of "as if converted" shares of NaTec common stock.

Dividends accrue at a rate of 12% per annum for Series A and 11.5% per annum for Series B and Series C.

At the option of CRSS, the Series A, Series B, and Series C Preferred Stock may be converted into 1,617,796 shares, 224,404 shares, and 278,528 shares of common stock, respectively. Additionally, the Company, at its option, may exchange the Preferred Stock into convertible notes, maturing on December 31, 2004. At the option of the Company, the Preferred Stock may be redeemed based on a declining value ranging from 108% to 100% of the stated value of the shares depending on the date of redemption.


NOTE 7:  RELATED PARTY TRANSACTIONS

The Company, under an administrative services agreement, contracts for CRSS to provide various services including treasury, tax and legal. In addition, CRSS incurs expenses on behalf of the Company for which the Company has agreed to reimburse CRSS. The billings for these services and reimbursements amounted to $213,517, $311,676, and $501,335 in 1994, 1993, and 1992, respectively, and are included in the Company's Consolidated Statements of Operations. The amount payable to CRSS for services and reimbursements was $39,012 and $11,499 at December 31, 1994 and 1993, respectively.

Effective December 31, 1992, all amounts payable to CRSS for services and reimbursements, outstanding promissory notes (principal and accrued interest), and accrued dividends payable on Preferred Stock, were consolidated into a five-year convertible note for $4,722,604 bearing interest of prime plus two points per annum. The current balance of $4,122,604 is convertible at the option of CRSS into 2,443,025 shares of common stock. The amount which was payable during 1994 was $600,000 plus accrued interest; however, due to limitations on capital resources, the Company only paid $300,000 plus accrued interest through June 30, 1994. This payment default entitled CRSS, at its option, to accelerate the entire amount of the note, making it currently due and payable.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


The Company paid $357,500 of cash dividends on Preferred Stock to CRSS during 1993. In April 1993, the Company issued a promissory note to CRSS in exchange for $350,000. The note matured on April 26, 1994 and the Company paid CRSS $350,000 plus accrued interest of $28,000.

The Company has six additional promissory notes payable to CRSS for $357,500 each. These promissory notes were issued in payment of quarterly dividends on Preferred Stock from July 15, 1993 to October 15, 1994. The Company has deferred principal and interest payments to CRSS on notes which matured on July 15, 1994 and October 15, 1994. Subsequent to year-end, the Company also deferred payment on a note which matured on January 15, 1995. The remaining promissory notes mature on April 15, 1995 July 15, 1995 and October 15, 1995. The promissory notes bear interest equal to prime plus two points per annum.

Accrued interest payable to CRSS on the five-year convertible note and the six promissory notes was $369,098 and $38,534 at December 31, 1994 and 1993, respectively.

CRSS holds approximately 47.5% of the outstanding shares of NaTec common stock and 100% of the outstanding shares of Preferred Stock. When combined with the voting rights associated with the Preferred Stock, CRSS has approximately 51.5% of the voting rights and, upon conversion of the notes, would have approximately 55.5% of the voting rights.

During 1994 and 1993, the Company made nahcolite purchases from White River of $689,920 and $323,982, respectively. The amount payable to White River at December 31, 1994 and 1993 for nahcolite purchases and costs related to the capacity expansion of the mining facilities was $81,810 and $58,408, respectively.


NOTE 8:  STOCK AWARD AND OPTION PLANS

The Company maintains a long-term incentive plan which provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and performance grants. The total number of shares which may be issued under the plan is limited to 1,250,000 shares of the Company's common stock. This plan is administered by the Compensation Committee of the Board of Directors.

The Company's restricted stock awards under the plan may be made to Company employees as part of their incentive compensation. Generally, the awards vest over a four-year period with 20% vesting at the date of grant and 20% vesting each year thereafter providing that the employee remains in the service of the Company at the anniversary date. The cost of awards made under the plan is charged to expense over the period of vesting. At December 31, 1994 there were 117,810 shares outstanding under the stock award plan. Compensation expense recognized related to the stock award plan was $1,251, $13,979, and $164,013 for 1994, 1993, and 1992, respectively. Compensation expense for 1992 included $156,000 for the accelerated vesting of all previously issued stock awards as approved by the Compensation Committee of the Board of Directors in August 1992.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



The Company's stock options under the plan may be granted to Company officers and key Company personnel. Options expire ten years from the date of grant and generally vest 60% two years after the grant date and 20% each year for the next two years.

The following is a summary of the activity with respect to the non-qualified stock options under the plan for the three years ended December 31, 1994:

                                                         Shares               Option Price
                                                         ------               ------------
   Outstanding at January 1, 1992                       954,500                  $2.125 to $5.50
   Granted                                               50,000                  $1.375
   Expired                                              (18,000)                 $5.50
                                                        -------

   Outstanding at December 31, 1992                     986,500                  $1.375 to $5.50
   Granted                                               10,000                  $1.875
   Expired                                              (75,000)                 $4.00 to $5.50
                                                        -------

   Outstanding at December 31, 1993                     921,500                  $1.375 to $5.50
   Granted                                               70,000                  $1.0625
   Expired                                              (30,000)                 $4.00 to $5.125
   Forfeited                                            (20,000)                 $1.0625
                                                       --------

   Outstanding at December 31, 1994                     941,500                  $1.0625 to $5.50
                                                        =======

   Exercisable at December 31, 1994                     871,500
                                                        =======


NOTE 9:  MAJOR CUSTOMERS

The Company's continuing operations were conducted within one business segment: dry sorbent injection ("DSI") emissions control. Operations consist of the sale of commercial grade nahcolite, a naturally occurring form of sodium bicarbonate, along with engineering and field services in support of the Company's DSI pollution control technology.

Sales to customers which individually comprised more than 10% of the Company's revenues follow:

                                        1994                     1993                      1992
Customer                             Revenues    %           Revenues     %            Revenues      %
- --------                         -----------------       ------------------          ----------------
Wisconsin Electric Power          $446,052     40%        $1,880,298     74% (a)     $   355,000      10% (a)
Bunnett and Associates             192,917     17%                 -      -                    -       -
Phoenix Tech Corporation           261,630     24%           224,702      9%                   -       -
Hoechst Celanese                    26,780      2%            22,955      1%           1,117,617      31% (a)
North American Chemical                  -      -                  -      -            1,605,850      45%

(a)  Revenues are primarily attributable to installations of DSI technology.

                             NATEC RESOURCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 10:  UNAUDITED QUARTERLY RESULTS OF OPERATIONS

The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 1994 and 1993.




                                                              Year Ended December 31, 1994
                                            --------------------------------------------------------------
                                                                         Quarter
                                            --------------------------------------------------------------
                                                  First           Second          Third         Fourth (a)
                                                  -----           ------          -----         -------
Revenues                                         $ 246,036        $207,752      $  280,668       $ 371,717
Gross profit (loss)                                 13,287          18,858            (115)        (27,281)
Loss from continuing operations                   (359,829)       (357,919)       (392,600)     (2,716,078)
Net loss attributable to common shares            (717,329)       (715,419)       (750,100)     (3,073,578)
Loss per common share from continuing
    operations                                       $(.03)          $(.03)          $(.03)          $(.12)
Net loss per common share                            $(.03)          $(.03)          $(.03)          $(.12)


                                                              Year Ended December 31, 1993
                                            --------------------------------------------------------------
                                                                         Quarter
                                            --------------------------------------------------------------
                                                  First           Second          Third         Fourth (a)
                                                  -----           ------          -----         -------
Revenues                                        $1,252,529        $514,170       $379,335        $ 390,709
Gross profit                                       222,812          96,305         33,420           45,473
Loss from continuing operations                   (164,508)       (195,174)      (397,231)        (574,197)
Net loss attributable to common shares            (522,008)       (552,674)      (754,731)      (1,081,697)
Loss per common share from continuing
    operations                                       $(.02)          $(.02)         $(.03)           $(.04)
Net loss per common share                            $(.02)          $(.02)         $(.03)           $(.04)





(a) The fourth quarter of 1994 includes an adjustment to liquidation basis of accounting as discussed in Note 2.

(b) The fourth quarter of 1993 includes an additional provision of $150,000 related to the discontinuance of the specialty chemical business as further discussed at Note 4.

ITEM 9.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
               ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                    PART III

ITEM 10.       DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information with respect to the Company's directors will be contained under the caption "Election of Directors" in NaTec Resources, Inc.'s Proxy Statement with respect to the Company's 1995 Annual Meeting of Shareholders, and is hereby incorporated by reference. Information with respect to the Company's executive officers will be contained under the caption "Executive Officers" in NaTec Resources, Inc.'s Proxy Statement with respect to the Company's 1995 Annual Meeting of Shareholders, which is incorporated herein by reference.


ITEM 11.       EXECUTIVE COMPENSATION

Information with respect to the Company's directors will be contained under the caption "Executive Compensation and Other Information" in NaTec Resources, Inc.'s Proxy Statement with respect to the Company's 1995 Annual Meeting of Shareholders, and is hereby incorporated by reference.


ITEM 12.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
               MANAGEMENT

Information with respect to the Company's directors will be contained under the caption "Security Ownership of Certain Beneficial Owners and Management" in NaTec Resources, Inc.'s Proxy Statement with respect to the Company's 1995 Annual Meeting of Shareholders, and is hereby incorporated by reference.


ITEM 13.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information with respect to the Company's directors will be contained under the caption "Employment Agreements and Certain Transactions" in NaTec Resources, Inc.'s Proxy Statement with respect to the Company's 1995 Annual Meeting of Shareholders, and is hereby incorporated by reference.

                                    PART IV


ITEM 14.       EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON
               FORM 8-K

(a)  The following documents are filed as a part of this Report:

    1. and 2.  Financial Statements and Financial Statement Schedules

               See Index to Financial Statements in Item 8, which information is incorporated herein by reference, for the financial statements of NaTec Resources, Inc. The schedules of NaTec Resources, Inc. are omitted as the required information is inapplicable or is included in the financial statements or notes thereto. The financial statements of White River Nahcolite Minerals Limited Liability Company (an unconsolidated affiliate) are listed in the Index to Financial Statements on page 33.

    3.   Exhibits

          3.a Articles of Incorporation of the Company as amended October 30, 1989, incorporated herein by reference from the Company's 1991 Annual Report on Form 10-K

          3.b Amendments to the Articles of Incorporation of the Company June 5, 1990, incorporated herein by reference from the Company's 1991 Annual Report on Form 10-K

          3.c Bylaws of the Company, incorporated herein by reference from the Company's 1991 Annual Report on Form 10-K

          4.a Series A Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated October 24, 1990, incorporated herein by reference from the Company's 1990 Annual Report on Form 10-K

          4.b Series B Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated July 22, 1991, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1991

          4.c Series C Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated September 1, 1991, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1991

          4.d First Amendment to Series A Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated October 24, 1990, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.e Second Amendment to Series A Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated October 24, 1990, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.f Third Amendment to Series A Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated October 24, 1990, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.g Fourth Amendment to Series A Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated October 24, 1990, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993

          4.h First Amendment to Series B Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated July 22, 1991, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.i Second Amendment to Series B Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated July 22, 1991, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.j Third Amendment to Series B Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated July 22, 1991, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993

          4.k First Amendment to Series C Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated September 1, 1991, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.l Second Amendment to Series C Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated September 1, 1991, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

          4.m Third Amendment to Series C Cumulative Convertible Exchangeable Preferred Stock Purchase Agreement, dated September 1, 1991, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993

          4.n Convertible Note, dated December 31, 1992, between NaTec Resources, Inc. and CRSS Inc., incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1993

         10.a Employment contract dated as of November 1, 1989 between NaTec Resources, Inc. and S. Christopher, incorporated herein by reference from the Company's 1989 Annual Report on Form 10-K

         10.b Employment contract dated as of November 1, 1989 between NaTec Resources, Inc. and J. McCormack, incorporated herein by reference from the Company's 1989 Annual Report on Form 10-K

         10.c Amendment, dated as of September 1, 1991, to the employment contract between NaTec Resources, Inc. and S. Christopher, incorporated herein by reference from the Company's 1991 Annual Report on Form 10-K

         10.d Amendment, dated as of September 1, 1991, to the employment contract between NaTec Resources, Inc. and J. McCormack, incorporated herein by reference from the Company's 1991 Annual Report on Form 10-K

         10.e Consulting agreement dated as of October 1, 1992 between NaTec Resources, Inc. and S. Christopher, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

         10.f Amendment, dated as of December 8, 1992, to the consulting agreement between NaTec Resources, Inc. and S. Christopher, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

         10.g Amendment, dated as of August 6, 1992, to the employment contract between NaTec Resources, Inc. and J. McCormack, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

        *10.h Amendment, dated as of September 30, 1994, to the employment contract between NaTec Resources, Inc. and J. McCormack

         10.i Joint Venture Agreement among NaTec Resources, Inc,. NaTec Minerals, Inc. and North American Chemical Company, dated as of June 22, 1992, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

         10.j Sales agreement between NaTec, Inc. and Benetech Group, Ltd. dated as of May 21, 1993, incorporated herein by reference from the Company's Current Report on Form 8-K dated May 24, 1993

        *10.k Technology License Agreement between NaTec Resources, Inc. and Paragon Environmental Systems, a division of Paragon Controls Limited, dated as of April 1, 1994

        *10.l Amending Agreement between NaTec Resources, Inc., Paragon Environmental Systems, a division of Paragon Controls Limited, and Airborne Pollution Abatement Technologies, Inc., dated as of April 1, 1994

        *10.m Acquisition Agreement between North American Chemical Company and NaTec Resources, Inc. dated as of April 5, 1995

         22.a List of significant subsidiaries of the Registrant, incorporated herein by reference from the Company's 1992 Annual Report on Form 10-K

         29.a Portions of the NaTec Resources, Inc. Proxy Statement in connection with its 1995 Annual Meeting of Shareholders. Portions of the NaTec Resources, Inc. Proxy Statement are not deemed to be "filed" under this Report. The Proxy Statement is not available as of the date of filing of this Form 10-K, but will be filed within 120 days subsequent to December 31, 1994

               * designates item filed with this Report

(b) Reports on Form 8-K Filed in the Fourth Quarter of Fiscal Year 1994:

    None

                         INDEX TO FINANCIAL STATEMENTS



                              FINANCIAL STATEMENTS

                                                                                                  PAGE
                                                                                                  ----
WHITE RIVER NAHCOLITE MINERALS, LIMITED LIABILITY COMPANY

Year ended December 31, 1994 and 1993, and period from inception (June 24, 1992) to
    December 31, 1992
    Report of Independent Auditors                                                                  34
    Balance Sheet                                                                                   35
    Statement of Operations                                                                         36
    Statement of Member's Capital                                                                   37
    Statement of Cash Flows                                                                         38
    Notes to Financial Statements                                                                   39


[LOGO]  ERNST & YOUNG LLP     o One Houston Center        o Phone: 713 750 1500
                                Suite 2400                  Fax:   713 750 1501
                                1221 McKinney Street
                                Houston, Texas 77010-2007



                        Report of Independent Auditors


The Board of Directors
White River Nahcolite Minerals, Limited
  Liability Company

We have audited the accompanying balance sheets of White River Nahcolite Minerals, Limited Liability Company, as of December 31, 1994 and 1993, and the related statements of operations, members' capital, and cash flows for each of the two years ended December 31, 1994, and for the period from inception
(June 24, 1992) through December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of White River Nahcolite Minerals, Limited Liability Company, at December 31, 1994 and 1993, and the results of its operations and its cash flows for the two years ended
December 31, 1994, and for the period from inception (June 24, 1992) through December 31, 1992, in conformity with generally accepted accounting principles.

                                                   /s/ ERNST & YOUNG LLP
                                                       Ernst & Young

January 24, 1995,
except for Note 9, as to which the date is March 3, 1995

          White River Nahcolite Minerals, Limited Liability Company

                                Balance Sheets

                                                            December 31
                                                        1994          1993
                                                    ---------------------------
ASSETS
Cash                                                $   624,639     $   465,941
Accounts receivable from sales to related parties       450,677         458,647
Other related party receivable                           13,777          34,588
Inventory                                               299,476          34,388
Well set costs (net of accumulated amortization of
   $1,511,112 and $811,938 in 1994 and 1993,
   respectively)                                      1,251,556         988,386
Prepaid expenses and other                               31,139          52,060
                                                    ---------------------------
Total current assets                                  2,671,264       2,034,010

Property, plant, and equipment:
    Machinery and equipment                          14,031,105      13,716,851
    Transportation equipment                             43,248          43,248
    Furniture and fixtures                               74,188          73,859
    Construction in progress                             67,304          58,857
    Less accumulated depreciation                    (1,261,390)       (616,670)
                                                    ---------------------------
                                                     12,954,455      13,276,145

Mineral properties and patents, net                   4,155,876       4,359,346
Other noncurrent assets                                 163,759         207,330
                                                    ---------------------------
                                                      4,319,635       4,566,676
                                                    ---------------------------
Total assets                                        $19,945,354     $19,876,831
                                                    ===========================
LIABILITIES AND MEMBERS' CAPITAL
Accounts payable to related party                   $   321,838     $         -
Trade accounts payable                                  113,982         264,302
Current portion of long-term obligations                212,469         197,576
Accrued payroll and benefits                            116,233         109,213
Other current liabilities                               280,364         296,861
                                                    ---------------------------
Total current liabilities                             1,044,886         867,952

Long-term obligations                                 1,755,270       1,961,230
Distributions payable to members                      2,455,500       2,455,500
Other noncurrent liabilities                            118,044          87,629
                                                    ---------------------------
Total liabilities                                     5,373,700       5,372,311

Members' capital                                     14,571,654      14,504,520
                                                    ---------------------------
Total liabilities and members' capital              $19,945,354     $19,876,831
                                                    ===========================

See accompanying notes.

          White River Nahcolite Minerals, Limited Liability Company

                           Statements of Operations

                                                                     Period from
                                                                      inception
                                                                      (June 24,
                                                                       1992) to
                                      Year ended December 31         December 31
                                       1994             1993            1992
                                    -------------------------------------------
Revenues                            $4,657,074       $4,127,756       $ 219,346
Cost of sales                        4,891,733        4,795,600         266,375
                                    -------------------------------------------
                                      (234,659)        (667,844)        (47,029)

General and administrative expenses          -              973           1,248
                                    -------------------------------------------
Loss from operations                  (234,659)        (668,817)        (48,277)

Interest expense                       153,089          205,633          22,374
                                    -------------------------------------------
Net loss                            $ (387,748)      $ (874,450)      $ (70,651)
                                    ===========================================

See accompanying notes.

          White River Nahcolite Minerals, Limited Liability Company

                        Statements of Members' Capital



                                    OXA           NMI          NABC        NACCarb        Total
                                  -----------------------------------------------------------------
Initial cash contributions        $ 50,255    $    50,745    $ 50,255    $    50,745    $   202,000
  NMI contribution of
    net assets                           -     16,321,033           -              -     16,321,033
  NACCarb purchase of
    50% of NMI's interest                -     (8,160,516)          -      8,160,516              -
  Distributions to be paid
    to members                      (6,139)    (1,221,611)     (6,139)    (1,221,611)    (2,455,500)
  Net loss from inception
    to December 31, 1992              (177)       (35,149)       (177)       (35,148)       (70,651)
                                  -----------------------------------------------------------------
Balance at December 31,
  1992                              43,939      6,954,502      43,939      6,954,502     13,996,882
    Cash contributions               3,457        687,587       3,457        687,587      1,382,088
    Net loss for 1993               (2,186)      (435,039)     (2,186)      (435,039)      (874,450)
                                  -----------------------------------------------------------------
Balance at December 31,
  1993                              45,210      7,207,050      45,210      7,207,050     14,504,520
    Cash contributions               1,137        226,304       1,137        226,304        454,882
    Net loss for 1994                 (969)      (192,905)       (969)      (192,905)      (387,748)
                                  -----------------------------------------------------------------
Balance at December 31,
  1994                            $ 45,378    $ 7,240,449    $ 45,378    $ 7,240,449    $14,571,654
                                  =================================================================

See accompanying notes.

           White River Nahcolite Minerals, Limited Liability Company

                           Statements of Cash Flows

                                                                                                                      Period from
                                                                                                                    inception (June
                                                                                                                      24, 1992) to
                                                                                    Year Ended December 31            December 31
                                                                                     1994             1993                1992
                                                                                  -----------------------------------------------
OPERATING ACTIVITIES
Net loss                                                                          $   (387,748)    $   (874,450)      $   (70,651)
Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
    Depreciation and amortization                                                    1,547,808        1,611,920            66,536
    Decrease (increase) in accounts receivable                                          28,781         (204,002)         (289,233)
    Decrease (increase) in inventory                                                  (265,088)         105,758          (140,146)
    Decrease (increase) in other assets                                                 64,492           (8,706)           64,371
    Increase in other noncurrent liabilities                                            30,415           87,629                 -
    Increase (decrease) in accounts payable and accrued liabilities                   (159,797)         377,515           292,861
    Increase in accounts payable to related party                                      321,838                -                 -
                                                                                  -----------------------------------------------
Net cash provided by (used in) operating activities                                  1,180,701        1,095,664           (76,262)

INVESTING ACTIVITIES
Purchases of property, plant, and equipment                                           (369,930)        (536,660)                -
Sale of property, plant, and equipment                                                  10,900                -                 -
Well set costs                                                                        (926,788)      (1,340,860)                -
Payment of organizational costs                                                              -                -           (46,014)
                                                                                  -----------------------------------------------
Net cash used in investing activities                                               (1,285,818)      (1,877,520)          (46,014)

FINANCING ACTIVITIES
Capital contributions                                                                  454,882        1,382,088           202,000
Payment of long-term obligations                                                      (191,067)        (206,160)           (7,855)
                                                                                  -----------------------------------------------
Net cash provided by financing activities                                              263,815        1,175,928           194,145
                                                                                  -----------------------------------------------
Increase in cash and cash equivalents                                                  158,698          394,072            71,869
Cash at beginning of period                                                            465,941           71,869                 -
                                                                                  -----------------------------------------------
Cash at end of period                                                             $    624,639         $465,941       $    71,869
                                                                                  ===============================================
Noncash investing and financing activities:
  Net assets transferred to joint venture                                         $          -         $      -       $16,321,033

See accompanying notes.

           White River Nahcolite Minerals, Limited Liability Company

                         Notes to Financial Statements

                               December 31, 1994


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OWNERSHIP AND NATURE OF OPERATIONS

White River Nahcolite Minerals, Limited Liability Company ("White River" or the "Company"), was organized on June 24, 1992 under the laws of the state of Colorado by and among North American Bicarbonate Company ("NABC"), a Delaware corporation and a wholly owned subsidiary of North American Chemical Company ("NACC"), and Oldexaer, Inc. ("OXA"), a Delaware corporation and a wholly owned subsidiary of NaTec Resources, Inc. ("NaTec"). The Company was formed in order to provide a long-term, low-cost supply of sodium bicarbonate to both NACC and NaTec. On November 19, 1992, substantially all of the assets of NaTec Minerals, Inc. ("NMI"), a wholly owned subsidiary of NaTec, were contributed to White River, and North American Carbonate Company ("NACCarb"), a wholly owned subsidiary of NACC, purchased from NMI a 50% membership interest through two subsidiaries in White River. Ownership interest by member is 0.25% each for NABC and OXA and 49.75% each for NACC and NaTec.

WELL SET COSTS

Costs of drilling and preparing the solution mining cavities are capitalized as prepaid expense and amortized to expense based on the units-of-production method.

PROPERTY, PLANT, AND EQUIPMENT

The constructed property, plant, and equipment that were contributed by NMI were recorded at net book value. Subsequent additions are recorded at cost.

Depreciation is provided using the straight-line method over the estimated useful lives, which range from 3 to 40 years.

INVENTORIES

Inventories consist of sodium bicarbonate which is stated at the lower of production costs or market. Production costs include all identifiable costs of the plant including depreciation and royalties and rental on the sodium leases.

           White River Nahcolite Minerals, Limited Liability Company

2.  ALLOCATION OF INCOME, CONTRIBUTIONS, AND DISTRIBUTIONS

Each member shares in net income or loss based on their respective ownership percentages.

Contributions for working capital requirements and capital expenditures, except as noted below, are contributed by the members in proportion to each member's interest. Capital expenditures to achieve an annual production capacity of 106,000 tons will be made by NaTec. Any capital required for additional capacity expansion of the processing facility will be contributed by the member requiring the additional production.

Cash distributions of available cash will be made to members in proportion to each member's interest; however, 87.5% will be distributed to NACC's affiliates and 12.5% will be distributed to NaTec's affiliates until a total of $3.3 million has been so distributed. The preferential distributions to NACC in excess of its membership interest is to compensate NACC for effectively assuming 50% of certain liabilities of NaTec related to the mining and processing facility. The preferential distributions have been accrued and reflected in the members' respective capital accounts.

3.  RELATED PARTY TRANSACTIONS

White River is provided technical, financial, operational, and overall management supervision by NACC under a five-year management agreement. During the first two years of the agreement, NACC was reimbursed for all out-of-pocket expenses incurred related to providing the services, plus fees for any administrative services mutually agreed upon. During the third year of the agreement, NACC will also receive a management fee of $2.50 per ton of product produced, not to exceed $500,000 per year, in addition to out-of-pocket expenses and fees for any administrative services mutually agreed upon. Thereafter, the management fee will be reviewed and adjusted as necessary. Amounts owed to NACC under this agreement at December 31, 1994 and 1993 were $1,500 and $1,500, respectively.

White River paid $87,532 for certain costs incurred prior to November 19, 1992 which were reimbursed by NaTec during 1993. From November 19, 1992 through December 31, 1992, NaTec provided medical insurance and incurred other payroll-related costs of $17,644 for employees transferred to White River. Related party receivables at December 31, 1994 and 1993 of $13,777 and $34,588, respectively, relate primarily to

           White River Nahcolite Minerals, Limited Liability Company

3.  RELATED PARTY TRANSACTIONS (CONTINUED)

costs incurred by the Company which will be reimbursed by NaTec (regarding bringing the facility to a certain production level) and NACC (regarding costs incurred to produce food grade product).

All revenues from inception through December 31, 1994 were generated by sales to NACC and NaTec.

Accounts payable to related party represents reimbursement due to NACC related to 2,876 tons of poor quality sodium bicarbonate sold to NACC during 1994. The 1994 statement of operations reflects a $321,831 charge to revenues related to these sales.

4.  INCOME TAXES

White River, as a limited liability corporation, is treated as a partnership for federal income tax purposes. Any profit or loss passes through the Company and is included in the taxable income or loss of the individual members; therefore, no taxes have been provided for in the financial statements.

5.  MINERAL PROPERTIES AND PATENTS

          Mineral properties and patents at December 31 consisted of the following:

                                                   1994             1993
                                                 ---------------------------
Mineral property development                     $3,380,204       $3,380,204
Mineral leases                                      898,652          898,652
Plant start-up                                      406,281          406,281
Patents                                               3,857            3,857
Accumulated depreciation and amortization          (533,118)        (329,648)
                                                 ---------------------------
                                                 $4,155,876       $4,359,346
                                                 ===========================

           White River Nahcolite Minerals, Limited Liability Company

5.  MINERAL PROPERTIES AND PATENTS (CONTINUED)

Mineral property development includes costs associated with the development of the mining and processing facility. Such items include the access road, 25KV power line, monitoring wells, and water well at the mine facility. Mineral property development is amortized using the units-of-production method.

Plant start-up costs consist of direct and incremental costs incurred during the period from January 1991 to June 1991 during which time the construction of the mine was not considered complete and ready for its intended use, as commercial quality product was not yet being produced. Activities during the start-up period included (i) initial mining process monitoring and testing,
(ii) identification and resolution of mining process and equipment problems,
(iii) adjustments of mining equipment, (iv) process refinement necessary to achieve commercial quality of product, and (v) recovery well sonar scans necessary in identification of process problems. Such costs were amortized on a straight-line basis over three years.

Costs involved in registering, developing, and defending patents related to the solution mining process are capitalized and amortized on a straight-line basis over the 17-year life of the patent.

6.  OTHER CURRENT LIABILITIES

Other current liabilities at December 31 consisted of the following:

                                                      1994             1993
                                                    -------------------------
Accrued property tax                                $ 82,438         $ 89,124
Accrued utilities                                     83,108           44,698
Accrued insurance                                     55,328           64,707
Accrued other                                         59,490           98,332
                                                    -------------------------
                                                    $280,364         $296,861
                                                    =========================

           White River Nahcolite Minerals, Limited Liability Company

7.  LONG-tERM OBLIGATIONS

Long-term obligations at December 31 consisted of the following:

                                                           1994          1993
                                                        ------------------------
Local Improvement District Bonds, maturing 1993
  through 2001; interest from 6.5% to 7.75%             $1,320,000    $1,430,000
Financing agreement for electric power line to
  nahcolite mine facility, payable in monthly
  installments through December 2000; interest at 10%      647,739       715,882
Other                                                            -        12,924
                                                        ------------------------
                                                         1,967,739     2,158,806
Less current portion                                       212,469       197,576
                                                        ------------------------
                                                        $1,755,270    $1,961,230
                                                        ========================

White River is obligated to repay Local Improvement District Bonds issued to construct an access road to the nahcolite mine facility in western Colorado. This obligation will be repaid through special assessments levied on the facility, which is also subject to a special assessment lien.

Interest paid by White River during the years ended December 31, 1994 and 1993 and the period from inception to December 31, 1992 was $150,461, $207,032, and $7,064, respectively.

Scheduled maturities of long-term obligations outstanding at December 31, 1994 for the next five years are $212,469 in 1995, $246,104 in 1996, $280,644 in
1997, $301,183 in 1998, and $327,825 in 1999.

8.  WELL SET CAVITY NO. 2

Included in well set costs at December 31, 1994 are $726,412 in net unamortized costs of drilling and preparing Well Set Cavity No. 2. Estimated unamortized abandonment costs related to this well set totaled $102,000 at December 31, 1994. Mining of Well Set Cavity No. 2 was suspended in August 1994 because of high chlorides contained in the resource. To date, only 32,893 tons of the permitted 61,500 tons have been mined. Management is evaluating alternatives to mine the remaining tons in the cavity to avoid chlorides.

           White River Nahcolite Minerals, Limited Liability Company

8.  WELL SET CAVITY NO. 2 (CONTINUED)

Two alternatives being pursued are a downhole pump or a secondary recovery well. Management expects all or part of the remaining tons to be recovered using one of these technologies.

9.  SUBSEQUENT EVENT

Subsequent to year-end, NaTec reached an agreement in principle to sell its stock in NMI and OXA to NACC. This agreement is subject to approval by the shareholders of NaTec.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, NaTec Resources, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               NaTec Resources, Inc.



                                              /s/ JOHN T. MCCORMACK
                                         ---------------------------------------
                                                  John T. McCormack
                                         (President and Chief Executive Officer)

Date: April 11, 1995

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



                                              /s/ JOHN T. MCCORMACK
                                         ---------------------------------------
                                                  John T. McCormack
                                              (Chairman of the Board)


                                             /s/ BRUCE W. WILKINSON
                                         ---------------------------------------
                                                 Bruce W. Wilkinson
                                                    (Director)


                                              /s/ TIMOTHY R. DUNNE
                                         ---------------------------------------
                                                  Timothy R. Dunne
                                                    (Director)



Date:  April 11, 1995

                                                             EXHIBIT B (EX-13.B)






                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 10-Q


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1995

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 0-8104


                             NATEC RESOURCES, INC.
             (Exact name of Registrant as specified in its Charter)

             UTAH                                         36-6059098
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)


  1177 WEST LOOP SOUTH, HOUSTON, TEXAS                        77027
(Address of principal executive offices)                   (Zip code)

   Registrant's telephone number, including area code  (713) 552-2552




Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No     .
                                             -----   -----

The Registrant had 26,880,136 shares of common stock, no par value, outstanding as of May 12, 1995.

                     NATEC RESOURCES, INC. AND SUBSIDIARIES

                                   FORM 10-Q

                                 MARCH 31, 1995


                                     INDEX

                                                                                     PAGE
                                                                                    NUMBER
                                                                                    ------
PART I.   FINANCIAL INFORMATION

Item 1.   Consolidated Financial Statement

          Consolidated Statement of Net Assets in Liquidation-
            March 31, 1995 and December 31, 1994 . . . . . . . . . . . . . . . .    3

          Notes to Consolidated Financial Statement  . . . . . . . . . . . . . .    4


Item 2.   Management's Discussion and Analysis of
             Financial Condition and Results of Operations . . . . . . . . . . .    5


PART II.  OTHER INFORMATION

Item 1.   Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . .    6

Item 2.   Changes in Securities  . . . . . . . . . . . . . . . . . . . . . . . .    6

Item 3.   Defaults upon Senior Securities  . . . . . . . . . . . . . . . . . . .    6

Item 4.   Submission of Matters to a Vote of Security Holders  . . . . . . . . .    6

Item 5.   Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Item 6.   Exhibits and Reports on Form 8-K  . . . . . . . . . . . . . . . . . . .   6

                             NATEC RESOURCES, INC.
              CONSOLIDATED STATEMENT OF NET ASSETS IN LIQUIDATION


                                                                       March 31,      December 31,
                                                                         1995            1994
                                                                      -----------     ------------
                                                                      (unaudited)
ASSETS
Cash and cash equivalents                                             $  314,014      $   506,852
Accounts receivable                                                      210,087          315,584
Property, plant and equipment                                             50,988           50,988
Investment in joint venture                                            9,085,078        9,085,078
Other assets                                                              94,977           94,977
                                                                      ----------       ----------
                                                                       9,755,144       10,053,479

LIABILITIES
Accounts payable                                                          37,447          160,814
Accrued expenses                                                         227,470          225,454
Amounts payable to related party                                       7,202,722        7,033,215
Note payable                                                              66,278           82,351
Estimated costs during period of liquidation                             319,582          650,000
                                                                      ----------       ----------
                                                                       7,853,499        8,151,834
                                                                      ----------       ----------
NET ASSETS IN LIQUIDATION (DUE TO PREFERRED SHAREHOLDERS)             $1,901,645       $1,901,645
                                                                      ==========       ==========

See Notes to Consolidated Financial Statement

                     NATEC RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1:  BASIS OF PRESENTATION

The accompanying Consolidated Financial Statement includes the accounts of NaTec Resources, Inc. and its majority-owned subsidiaries, herein referred to as the "Company." In the opinion of Management, the accompanying unaudited consolidated financial statement contains all adjustments necessary to present fairly the financial position of NaTec Resources, Inc. and subsidiaries ("Company") as of March 31, 1995. All adjustments are of a normal recurring nature.

The accounting policies followed by the Company are set forth in Note 1 to the Company's Consolidated Financial Statements in the Company's 1994 Annual Report on Form 10-K ("Annual Report"). These quarterly financial statements should be read in conjunction with the financial statements and notes contained in the Annual Report.

Basis of presentation

Subject to shareholder approval, on April 6, 1995 the Board of Directors of the Company approved the liquidation of the Company. As a result, the Company adopted the liquidation basis of accounting in accordance with generally accepted accounting principles as of December 31, 1994. Assets have been valued at estimated net realizable value and liabilities are reflected at their estimated settlement amounts, including estimated costs to be incurred during the period of liquidation. The valuations of the assets and liabilities are based on management estimates and assumptions as of the date of the financial statements; actual realization of the assets and settlement of liabilities could be higher or lower than the amounts indicated. It is unlikely that there will be sufficient assets upon liquidation for any distributions to be made to holders of common stock of the Company.



NOTE 2:  RELATED PARTY

Effective April 14, 1995, CRSS Inc. ("CRSS") converted a portion of its Series A Cumulative Convertible Exchangeable Preferred Stock ("Preferred Stock") and all of its Series B and Series C Cumulative Convertible Exchangeable Preferred Stock into 1,402,749 shares of common stock. Following the conversion, CRSS holds approximately 50.2% of the outstanding shares of NaTec common stock and 100% of the 44,380 shares of NaTec Preferred Stock outstanding.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS


As a result of the unfavorable near-term outlook for the flue-gas desulfurization market, limited revenues, and limited cash flows, the Company likely will not be able to continue its operations as a going concern. The Company's primary source of cash since November 1992 has been the payments on the note receivable from North American Chemical Company ("NACC"). However, as discussed in the Annual Report, collections on the note receivable have been deferred due to the current dispute with NACC, and any efforts to resolve such dispute would result in additional expense which would have a further negative impact on capital resources. Additionally, the Company's major creditor, CRSS, has indicated that it will not infuse any additional cash into the Company and management does not believe financing can be obtained from any other sources.

In April 1995, the Company entered into an agreement in principle (the "Acquisition Agreement") to sell its stock in NaTec Minerals, Inc. ("NMI") and Oldexaer, Inc. ("OXA"), and its sodium bicarbonate supply agreements and purchase orders, to NACC. NMI and OXA own the Company's 50% interest in White River Nahcolite Minerals, Limited Liability Company ("White River") through their respective ownership interests of 49.75% and 0.25%. The only other assets and liabilities of NMI and OXA are the note receivable from NACC and the potential capital call obligation described above. The Company will be required to release any claims it has against NACC upon closing of the sale contemplated by the Acquisition Agreement (other than claims arising under the Acquisition Agreement), including claims on the note receivable from NACC.

Under the terms of the Acquisition Agreement, which is subject to various conditions, including approval by the shareholders of the Company, the Company will receive $10,000,000, payable $6,000,000 at closing with the balance to be paid with a non-interest bearing note payable in quarterly installments according to a formula based on sales of White River's production of sodium bicarbonate, over a period of five years. The purchase price is estimated to have a discounted value of approximately $9,085,000 which reflects the discount to present value of the $4,000,000 non-interest bearing note. The note is secured by the assets of White River.

Subject to shareholder approval, the Board of Directors of the Company has also approved the liquidation of the Company. Proceeds from the sale of the Company's investment in White River will be used to satisfy the claims of creditors and CRSS as the holder of the Company's preferred stock. It is unlikely that there will be sufficient assets upon liquidation for any distribution to be made to holders of common stock of the Company.

As discussed in the Company's Annual Report, the Company adopted the liquidation basis of accounting as of December 31, 1994. Therefore, the assets have been valued at estimated realizable value and liabilities have been reflected at their estimated settlement amounts, including costs to be incurred during the period of liquidation. The valuation of the assets and liabilities are based on management assumptions as of the date of the financial statements; actual realization of the assets and settlements of liabilities could be higher or lower than the amounts indicated.

During the first quarter of 1995, the Company continued supplying its existing customers with sodium bicarbonate through its 50% ownership in White River. Revenues for the three months ended March 31, 1995 from sales of sodium bicarbonate were $250,000; gross profit from these sales was $17,000. On May 3, 1995, the White River plant experienced a major disruption in production and all shipments have been suspended until futher notice. It is anticipated that such suspension will continue for at least four to eight weeks.

Other costs incurred during the three months ended March 31, 1995 of $185,000 consisted primarily of salary and benefits, legal, insurance, and rent and other office expenses.

The Consolidated Statement of Net Assets in Liquidation at March 31, 1995 reflects cash and cash equivalents of $314,000 compared to $507,000 at March 31, 1995. The decrease is attributable to the funding of existing operations of $178,000 and payments on the bank note payable of $15,000. Amounts payable to related party increased $170,000, which primarily reflects additional accrued interest payable to CRSS on outstanding notes payable of $6,268,000.




                          PART II.  OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS

            None

ITEM 2.     CHANGES IN SECURITIES

            None

ITEM 3.     DEFAULTS UPON SENIOR SECURITIES

            None

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            None

ITEM 5.     OTHER INFORMATION

            None

ITEM 6.     EXHIBITS AND REPORTS ON FORM 8-K

    (a)     Exhibits

            27.1 Financial Data Schedule

    (b)     Reports on Form 8-K

            None

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, NaTec Resources, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            NaTec Resources, Inc.



                                          /s/ JOHN T. MCCORMACK
                                              -------------------------
                                              John  T. McCormack
                                                   President
                                           (Chief Executive Officer)




Date:  May  12, 1995

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   3-MOS
[FISCAL-YEAR-END]                          DEC-31-1995
[PERIOD-END]                               MAR-31-1995
[CASH]                                             314
[SECURITIES]                                         0
[RECEIVABLES]                                      210
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                 9,755
[PP&E]                                              51
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                                   9,755
[CURRENT-LIABILITIES]                            7,853
[BONDS]                                              0
[COMMON]                                             0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                       1,902
[TOTAL-LIABILITY-AND-EQUITY]                     9,755
[SALES]                                              0
[TOTAL-REVENUES]                                     0
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                                     0
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                      0
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                                  0
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                         0
[EPS-PRIMARY]                                        0
[EPS-DILUTED]                                        0

                                                             EXHIBIT C (EX-10.A)


___________________________________________________________________________





                             ACQUISITION AGREEMENT


                                    Between


                        NORTH AMERICAN CHEMICAL COMPANY


                                      and


                             NATEC RESOURCES, INC.





                           Dated as of April 5, 1995





__________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 1

                                               SALE AND PURCHASE OF SHARES

1.1      Sale of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2      Purchase Price and Payment for Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         (a)  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         (b)  Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         (c)  Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         (d)  Assumption of Certain Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.3      Transactions on the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2


                                                        ARTICLE 2

                                                 CLOSING AND TERMINATION

2.1      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
2.2      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5


                                                        ARTICLE 3

                                        REPRESENTATIONS AND WARRANTIES OF SELLER

3.1      Corporate Organization and Authority of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.2      Corporate Organization and Authority of
         the Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.3      Subsidiaries and Equity Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.4      Ownership of Membership Interests and Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.5      Capitalization of the Companies; Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.6      No Violation; Creditor Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.8      The Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.9      Seller Reports; Financial Statements; Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.10     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.11     Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.12     Absence of Change or Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.13     Compliance With Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.14     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.15     Seller's Best Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE 4

                                         REPRESENTATIONS AND WARRANTIES OF BUYER

4.1      Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
4.2      Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
4.3      No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
4.4      Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14


                                                        ARTICLE 5

                                             CERTAIN COVENANTS AND AGREEMENTS
                                                   OF SELLER AND BUYER

5.1      Conduct of Business Prior to the Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
5.2      Tax Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
5.3      Expenses and Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
5.4      Access to Information and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
5.5      No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
5.6      Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
5.7      Shareholder Approvals and Best Efforts; Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . .   20
5.8      CRSS Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                                                        ARTICLE 6

                                              CONDITIONS PRECEDENT OF BUYER

6.1      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
6.2      Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
6.3      No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
6.4      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22


                                                        ARTICLE 7

                                              CONDITIONS PRECEDENT OF SELLER

7.1      Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
7.2      Opinion of Buyer's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
7.3      No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
7.4      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
7.5      Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
7.6      Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
7.7      Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                        ARTICLE 8

                                                     INDEMNIFICATION

8.1      Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
8.2      Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
8.3      Characterization of Indemnity Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
8.4      Remedies Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
8.5      Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26


                                                        ARTICLE 9

                                               SURVIVAL OF REPRESENTATIONS,
                                                WARRANTIES AND COVENANTS

9.1      Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28


                                                        ARTICLE 10

                                                      MISCELLANEOUS

10.1     Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
10.2     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
10.3     Mutual Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
10.4     Capital Expenditure Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
10.5     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
10.6     Governing Law and Consent to Jurisdiction;
         Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
10.7     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10.8     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10.9     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10.10    Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10.11    Binding Effect; Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10.12    Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
10.13    Disclosure Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
10.14    Certain References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

Schedule 1.2(c)(i)                Included Assets
Schedule 1.2(c)(ii)               Excluded Assets
Schedule 1.2(d)                   Assumed Liabilities
Schedule 1.3(a)(v)                Bill of Sale
Schedule 1.3(a)(vi)               Assumption Agreement
Schedule 1.3(a)(vii)              Security Agreement
Schedule 1.3(b)(iv)(A)            Deed of Trust
Schedule 1.3(b)(iv)(B)            Permitted Lien Exceptions and Exclusions
Schedule 3.2                      Jurisdictions in which the Company is
                                  qualified to do business
Schedule 3.3                      List of Subsidiaries
Schedule 3.5                      Capitalization of the Companies; Ownership
Schedule 3.6                      No Violations
Schedule 3.7                      List of Litigations

Schedule 3.8                      Encumbrances on Personal Property
Schedule 3.9                      Financial Statements
Schedule 3.10                     Tax Issues
Schedule 3.12                     Absence of Change or Event
Schedule 3.13(a)                  Non-Compliance with Law
Schedule 3.13(b)                  List of Permits
Schedule 4.3                      No Violation
Schedule 5.8                      CRSS Released Obligations

Schedule 6.2                      Opinion of Seller's Counsel
Schedule 7.2                      Opinion of Buyer's Counsel
Schedule 10.4                     Capital Expenditure Program

Exhibit A-1                       Best Efforts of CRSS Inc.
Exhibit A-2                       CRSS Inc. Guaranty
Exhibit B                         Note
Exhibit C                         FIRPTA Certificate of Seller
Exhibit 10.3-1                    General Release
Exhibit 10.3-2                    General Release

                 ACQUISITION AGREEMENT dated as of April 5, 1995 (herein, together with the Schedules and Exhibits attached hereto, referred to as the "Agreement") between NORTH AMERICAN CHEMICAL COMPANY, a Delaware corporation ("Buyer"), and NATEC RESOURCES, INC., a Utah corporation (the "Seller").


                             W I T N E S S E T H :


                 WHEREAS, Seller is the beneficial and record holder of all of the shares of capital stock (the "NMI Shares") of Natec Minerals, Inc., a Delaware corporation ("NMI") engaged in the business (the "NMI Business") of the ownership of membership interests in the White River Nahcolite Minerals Limited Liability Company ("White River"); and

                 WHEREAS, Seller is the beneficial and record holder of all of the shares of capital stock (the "OXA Shares") of Oldexaer, Inc., a Delaware corporation ("OXA") engaged in the business (the "OXA Business") of the ownership of membership interests in White River;

                 WHEREAS, NMI and OXA are henceforth collectively referred to as the "Companies" and the NMI shares and the OXA Shares are henceforth collectively referred to as the "Shares";

                 WHEREAS, Seller wishes to sell and Buyer wishes to purchase the Shares upon the terms of this Agreement;

                 WHEREAS, Seller wishes to sell, transfer and convey to Buyer all of its assets, other than the Excluded Assets (as defined below) and certain designated liabilities as further described below, all such transferred assets and liabilities being used in the business conducted by White River (the use of such assets and liabilities in such business, collectively with the NMI Business and the OXA Business, is hereinafter referred to as the "Business");

                 WHEREAS, Buyer wishes to acquire said assets and assume said liabilities; and

                 WHEREAS, CRSS Inc., which effectively controls approximately 52% of the voting interests of Seller, has agreed pursuant to and subject to the terms of a letter executed simultaneously herewith, a copy of which is attached hereto as Exhibit A-1, to vote in favor of the transactions contemplated hereby and has agreed pursuant to a letter executed simultaneously herewith, a copy of which is attached hereto as Exhibit A-2, to guarantee certain of Seller's obligations hereunder.

                 NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties agree as follows:


                                   ARTICLE 1

                     SALE AND PURCHASE OF SHARES AND ASSETS

                 1.1      Sale of Shares.  At the Closing provided for in
Section 2.1, Seller shall sell the Shares to Buyer and Buyer shall purchase the Shares for the purchase price provided in Section 1.2.

                 1.2      Purchase Price and Payment for Shares.

                 (a) Purchase Price. The purchase price for the Shares and the Assets (as defined below) is $10,000,000, payable on the terms and conditions set forth below (the "Purchase Price").

                 (b) Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows. At the Closing, Buyer shall deliver to Seller $6,000,000 in immediately available funds by wire transfer to an account designated by Seller at least two business days prior to the Closing Date (the "Cash Consideration"). In addition, Buyer shall deliver to Seller at the Closing a non-negotiable note in the amount of $4,000,000, bearing no interest, in the form of Exhibit B attached hereto (the "Note").

                 (c) Sale of Assets. At the Closing provided for in Section 2.1, Seller shall sell, transfer, convey, assign and deliver to Buyer and Buyer shall purchase all of the assets of Seller, each of which is set forth in
Schedule 1.2(c)(i) attached hereto, other than the assets set forth on Schedule 1.2(c)(ii), each of which shall be retained by Seller (the "Excluded Assets") (said assets of Seller being so sold, transferred, conveyed, assigned and delivered (other than the Excluded Assets) are hereinafter referred to as the "Assets").

                 (d) Assumption of Certain Liabilities. At the Closing provided for in Section 2.1, Seller shall delegate and Buyer shall assume those liabilities set forth on Schedule 1.2(d) attached hereto (the "Assumed Liabilities"), it being understood and agreed that Buyer shall assume no other liabilities or obligations of Seller hereunder, and that any liabilities of the Companies shall remain as liabilities of the Companies.

                 1.3 Transactions on the Closing Date. (a) At the Closing, Seller will deliver to Buyer the following:

                            (i) stock certificates, in form suitable for transfer, registered in the name of Seller, evidencing the Shares, endorsed in blank or with an executed blank stock transfer power attached, and with all necessary stock transfer tax stamps attached thereto;

                           (ii) all stock certificates, stock books, stock transfer ledgers, minute books and the corporate seals of each of the Companies;

                          (iii) resignations of the directors and officers of each of the Companies;

                           (iv) each of the certificates and documents contemplated by Article 6;

                            (v)   a bill of sale, substantially in the form of
         Schedule 1.3(a)(v) attached hereto (the "Bill of Sale");

                           (vi) an assignment and assumption agreement, substantially in the form of Schedule 1.3(a)(vi) attached hereto (the "Assumption Agreement"), and, where required for such assignment and assumption, the consent or waiver of any third party, such consents and waivers in each case to be in form and substance reasonably satisfactory to Buyer; and

                          (vii) the Security Agreement substantially in the form of Schedule 1.3(a)(vii) (the "Security Agreement").

                 (b) At the Closing, Buyer will deliver to Seller the following:

                            (i)   the Cash Consideration and the Note in
         accordance with Section 1.2 above;

                           (ii) each of the certificates and documents contemplated by Article 7;

                          (iii)   the Assumption Agreement; and

                           (iv) (1) the Security Agreement, (2) the Deed of Trust substantially in the form of Schedule 1.3(b)(iv)(A), and (3) such other agreements and UCC filings as may be mutually agreed upon to create, perfect, or allow a first priority perfected security interest in, assignment of, and lien on all of the assets of White River with the exception of Permitted Lien Exceptions (collectively, the "Security Documents"). As used herein, the term "Permitted Lien Exceptions" shall mean (i) those assets of White River which, as a matter of law, require notice to or the consent or approval of a governmental or a quasi-governmental authority to the assignment thereof or to create a first priority perfected security interest therein and those assets of White River constituting contract rights and other general intangibles which require the notice to or consent or approval of a third party to the assignment thereof or the grant of a first priority perfected security interest therein (it being understood and agreed that Buyer shall cooperate with Seller after the Closing in sending notices in those instances where the absence of said notice results in a Permitted Lien Exception and where Seller reasonably requests that such notice be given) and
         (ii) Permitted Liens. As used herein, the term "Permitted Liens" shall mean, with respect to any person: (i) pledges or deposits under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens or other liens arising out of judgments or awards against such person with respect to which such person shall then be prosecuting an appeal or other proceedings for review; (iii) liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (iv) liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business; (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such person or to the ownership of its properties which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such person; (vi) any lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as execution or enforcement thereof is not unstayed for more than 90 days; (vii) liens existing on November 19, 1992; (viii) any lien securing purchase money indebtedness but only if, in the case of each such lien, (A) such lien shall at all times be confined to the property or asset the purchase price of which was financed through the incurrence of the purchase money indebtedness secured by such lien and to fixed improvements thereafter erected on such property or asset and
         (B) such lien attached to such property or asset within 90 days of the acquisition of such property or asset; and (ix) any lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (vi), (vii), (viii) or (ix) of this definition; provided that Permitted Lien Exceptions shall not include any of the matters described on Schedule 1.3(b)(iv)(B).

                                   ARTICLE 2

                            CLOSING AND TERMINATION

                 2.1 Closing. The closing of the transactions provided for herein (the "Closing") will take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, at 10:00 A.M. (local time) on the fifth business day after the receipt of shareholder approval referred to in Section 7.5 hereof (the "Closing Date") or at such other place, time and date as may be agreed upon by Buyer and Seller.

                 2.2 Termination. Anything contained in this Agreement other than in this Section 2.2 to the contrary notwithstanding, this Agreement may be terminated in writing at any time:

                 (a) without liability on the part of any party hereto by mutual consent of Buyer and Seller;

                 (b) without liability (except as set forth in Section 2.3) on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by either Buyer or Seller, if the Closing shall not have occurred on or before August 31, 1995 (or such later date as may be agreed upon in writing by the parties hereto);

                 (c) by Buyer, if Seller shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Seller shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; or

                 (d) by Seller, if Buyer shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Buyer shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date.

                 2.3 Buyer's Expenses. Seller hereby agrees to pay to Buyer an amount equal to the out-of-pocket expenses incurred by Buyer in connection with the transactions contemplated hereby, up to a maximum amount of $250,000, if this Agreement is terminated (i) by Buyer pursuant to Section 2.2(c), in which case said payment shall constitute Buyer's sole and exclusive remedy; provided, however, that said $250,000 maximum shall not apply in the case of an Intentional Breach (as defined in Article 8 hereof) by Seller, or (ii) by Buyer or Seller pursuant to Section 2.2(b), but only if the shareholder approval referred to in Section 7.5 shall not have been obtained or if the Fairness Opinion (as defined in Section 7.6) shall have been withdrawn, in which case said payment shall constitute Buyer's sole and exclusive remedy. Such reimbursement for out-of-pocket expenses shall be made promptly, but in any event within five (5) days after receipt by Seller of a statement prepared by Buyer documenting such expenses. The provisions of this Section 2.3 shall survive termination of this Agreement.


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                 Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

                 3.1 Corporate Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Seller has full corporate power and authority to enter into this Agreement, the Bill of Sale, the Assignment and Assumption Agreement and the Security Agreement (this Agreement, collectively with such other agreements, are hereinafter collectively referred to as the "Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of the Agreements have been duly authorized by all requisite corporate action (other than the approval of Seller's shareholders). This Agreement has been, and each of the other Agreements will be as of the Closing Date, duly executed and delivered by Seller, and (assuming due execution and delivery by Buyer) this Agreement constitutes, and each of the other Agreements when executed and delivered will constitute, a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                 3.2 Corporate Organization and Authority of the Companies. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or business prospects (a "Material Adverse Effect") of the Companies considered as a whole. Schedule 3.2 sets forth the jurisdictions in which each of the Companies is qualified to do business. Seller has heretofore delivered to Buyer complete and correct copies of the articles or certificates of incorporation, by-laws or similar corporate organizational documents of each of the Companies as currently in effect.

                 3.3 Subsidiaries and Equity Investments. (a) Each of the Companies has no subsidiaries and is not a general partner in any partnership or coventurer in any joint venture or other business enterprise, other than White River. The term "subsidiary" means any corporation of which either of the Companies, directly or indirectly, owns or controls capital stock representing more than fifty percent of the general voting power under ordinary circumstances of such corporation.

                 (b) Except for White River, neither of the Companies owns, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business. All of the outstanding membership interests in White River owned by each of the Companies are owned free and clear of all Encumbrances, (as such term is defined in Section 3.4) except for restrictions on transfer under federal and state securities laws and pursuant to agreements with Buyer and its affiliates. Neither of the Companies has granted any outstanding options, warrants or other rights of any kind to acquire any additional membership interests in White River or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional interests, nor are any of the Companies committed to grant any such option, warrant, right or security. Except as set forth in Schedule 3.3, there are no agreements relating to the voting, purchase or sale of capital stock of any joint venture interest held by either of the Companies.

                 3.4 Ownership of Membership Interests and Shares. (a) Membership interests representing fifty percent of all of the membership interests in White River are owned of record and beneficially by the Companies, except for any change in percentage ownership of membership interests in White River as provided for in Section 10.4. All of the outstanding shares of capital stock of each of the Companies are owned of record and beneficially by Seller.

                 (b) Seller has good and valid title to the Shares, free and clear of any and all liens, claims, security interests or options ("Encumbrances"). Seller has full legal right, power and authority to sell, transfer and convey the Shares to Buyer. Upon the delivery of the Shares in the manner contemplated under Section 1.3, Buyer will acquire the beneficial and legal, valid and indefeasible title to such Shares, free and clear of all Encumbrances, except for restrictions on transfer under federal and state securities laws.

                 (c) CRSS Inc. owns 12,096,700 shares constituting 47.5% of the outstanding common stock of the Seller and 120,000 shares constituting 100% of the outstanding preferred stock of the Seller.

                 (d) Except for voting securities issued after the date hereof pursuant to the exercise of options outstanding on the date hereof, Seller currently has, and at the record date with respect to the Shareholder Approval referred to in Section 7.5 will have, 25,477,387 shares of Common Stock issued and outstanding, 100,000 shares of Series A Preferred Stock issued and outstanding, 10,000 shares of Series B Preferred Stock issued and outstanding, and 10,000 shares of Series C Preferred Stock issued and outstanding (not taking into account any conversion by CRSS Inc. of any of the Series A, Series B or Series C Preferred Stock or any of CRSS Inc.'s other convertible instruments), and does not have any, and as of such record date will not have any, other voting securities issued and outstanding, and (2) Seller has not taken any action and will not take any action to impair CRSS Inc.'s rights, including without limitation its voting and conversion rights, with respect to any of the common stock, preferred stock or indebtedness of Seller which CRSS Inc. currently owns or will own as of such record date. Seller will reasonably cooperate with CRSS Inc. in exercising such rights.

                 3.5 Capitalization of the Companies; Ownership. The authorized, issued and outstanding capital stock of each of the Companies is set forth in Schedule 3.5. All of the issued and outstanding shares of capital stock of each of the Companies are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Companies or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor are the Companies committed to issue any such option, warrant, right or security.

                 3.6  No Violation; Creditor Consent.  Except as set forth in
Schedule 3.6, neither Seller, nor either of the Companies, is subject to or bound by any provision of:

                 (a) to Seller's best knowledge any law, statute, rule, regulation or judicial or administrative decision,

                 (b)  any articles or certificate of incorporation or by-laws,

                 (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

                 (d) to Seller's best knowledge any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of cancellation, termination, payment or acceleration of payment as a result of, the execution, delivery and performance by Seller of the Agreements and the consummation of the transactions contemplated hereby and thereby. Except as set forth in Schedule 3.6 and for filings required by the applicable federal securities laws, no consent, approval or authorization of or declaration or filing with any individual, corporation, partnership, trust or unincorporated organization or any government or any agency or political subdivision thereof (a "Person") is required for the valid execution, delivery and performance by Seller of the Agreements and the consummation of the transactions contemplated hereby and thereby. Except for CRSS Inc., the consent or approval of no creditor of Seller or any Company is necessary to consummate the transactions contemplated hereby.

                 3.7 Litigation. Except as set forth in Schedule 3.7, there is (i) no outstanding consent, order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving either of the Companies or Seller, (ii) no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or, to Seller's best knowledge, threatened against or involving either of the Companies or Seller and (iii) to Seller's best knowledge, no investigation pending or threatened against or relating to either of the Companies, any of their respective officers or directors as such or Seller (collectively, "Proceedings"). None of the foregoing Proceedings, if adversely determined against Seller or either of the Companies, would have a Material Adverse Effect on the Companies either singularly or in the aggregate or on the ability of Seller to consummate the transactions contemplated hereby.

                 3.8 The Assets. Except as set forth in Schedule 3.8, neither the Seller, the Companies, nor any of Seller's affiliates (other than White River) use any asset, other than the Assets, in the Business. Except as set forth in Schedule 3.8, either the Seller or a Company, as the case may be, has good and valid title to all of the Assets, free and clear of all Encumbrances.

                 3.9 Seller Reports; Financial Statements; Liabilities. Except as set forth on Schedule 3.9:

                 (a) Since January 1, 1992, Seller has filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act or the Exchange Act (collectively, the "Seller Reports"). Included in such Seller Reports are (i) audited consolidated balance sheets of Seller and its subsidiaries at December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity and cash flows (or changes in financial position prior to the adoption of statement of Financial Accounting Standards Board Number 95

("FASB 95")) for the years then ended, and the notes thereto and (ii) the unaudited consolidated balance sheet of Seller and its subsidiaries at September 30, 1994, and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the nine-month period then ended and the notes thereto. Seller shall furnish Buyer copies of its filings with the SEC filed after the date hereof and prior to the Closing Date. Seller has heretofore furnished to Buyer balance sheets and statements of income of each of the Companies (each of which is attached as part of Schedule 3.9) as at the dates and for the periods ended as reflected therein (the "Company Financials").

                 (b) All of the financial statements included in the Seller Reports (which are collectively referred to herein as the "Seller Consolidated Financial Statements") and the Company Financials fairly presented, or will fairly present, as the case may be, in all material respects, the consolidated financial position of Seller and its subsidiaries, and the financial position of each of the Companies, as the case may be, at the dates mentioned and the consolidated results of operations, shareholders' equity and, in the case of the Seller Reports, cash flows (or changes in financial position) for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or in the case of the unaudited statements, as may be permitted by Article 10 of Regulation S-X promulgated by the SEC), and, in the case of the Company Financials, to the absence of footnotes. The unaudited consolidated statements of income for the period ended September 30, 1994 include, and all subsequent statements furnished pursuant hereto, will include, all adjustments necessary for a fair presentation. To the best of Seller's knowledge, as of their respective dates, the Seller Reports referred to herein complied, or will comply, as the case may be, in all material respects with all applicable rules and regulations promulgated by the SEC and did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) shall be deemed not to be breached with respect to any matter relating solely to Seller and which matter reflects an item which is not adverse to Seller and does not affect the value of the assets being purchased hereunder.

                 (c) There are no liabilities, debts, obligations or claims against the Companies of any nature, absolute or contingent, except (i) as and to the extent reflected or reserved against on the financial statements referred to in Section 3.9; (ii) specifically described and identified as an exception to this paragraph in any of the Schedules delivered to Buyer pursuant to this Agreement; or (iii) incurred since September 30,

1994 in the ordinary course of business consistent with prior practice and
Section 3.12 hereof.

                 3.10  Tax Matters.  (a) For purposes of this Agreement,

                     (i) "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items);

                     (ii) "Pre-Closing Periods" shall mean all Tax periods of either of the Companies ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date;

                    (iii) "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by any Person and relating to either of the Companies; and

                     (iv) "Code" shall mean the Internal Revenue Code of 1986, as amended, or, if appropriate, any predecessor statute.

                 (b)  Except as set forth in Schedule 3.10,

                      (i) all Returns have been or will be timely filed when due in accordance with all applicable laws;

                     (ii) all Taxes due regarding either of the Companies in respect of the Pre-Closing Tax Periods, whether or not shown to be due on the Returns, including all Taxes for which a notice of assessment or demand for payment has been received by either of the Companies, have been or will be timely paid when due;

                    (iii) the Returns completely, accurately and correctly reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon;

                     (iv) the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of the Companies for any Pre-

         Closing Period as reflected on the books of the Companies are adequate to cover such Taxes;

                      (v) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to either of the Companies for any Pre-Closing Period, and no Person has been requested to enter into any such agreement or consent;

                     (vi) no Return of either of the Companies, or of any affiliated, consolidated, combined or similar groups of which either of the Companies is a member, is being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority;

                    (vii) all Returns with respect to taxable years ending on or prior to December 31, 1990 have been examined and closed, or are Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired;

                   (viii) all Taxes that each of the Companies is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

                     (ix) the Companies have treated White River as a partnership for United States federal income tax purposes and have not taken any position that is inconsistent with such treatment; and

                      (x) no Tax ruling has been requested of any governmental authority, with respect to any Tax matter relating to either of the Companies.

Anything in this Section to the contrary notwithstanding, Seller makes no representations or warranties with respect to the amount of any net operating losses of the Companies.

                 3.11  Employee Matters.  Neither Company has any employees.

                 3.12  Absence of Change or Event.  Except as set forth in
Schedule 3.12, since September 30, 1994, the Companies have conducted their respective businesses only in the ordinary course and have not:


                 (a) when considered as a whole, incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                 (b) declared or paid any dividend or made any other payment or distribution in respect of their capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of their capital stock; or

                 (c) made or changed any election concerning Taxes or Tax Returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended return or claim for Tax refund, entered into any closing agreement with respect to Taxes, settled any Tax claim, examination, audit or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan.

                 3.13  Compliance With Law.  (a)  Except as set forth in
Schedule 3.13(a), the operations and activities of the Companies have complied and are in material compliance in all respects with all applicable federal, state and local laws, including, without limitation, health and safety statutes and regulations and all Environmental Laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. The foregoing provisions of this paragraph (a) shall be deemed not to be breached with respect to any matter relating solely to Seller and which matter reflects an item which is not adverse to Seller and does not affect the value of the assets being purchased hereunder.

                 (b) Schedule 3.13(b) sets forth all material federal, state, local and foreign governmental licenses, permits and other authorizations ("Permits") of the Companies.

                 3.14 Disclosure. (a) To Seller's best knowledge, no representations or warranties by Seller in this Agreement, including the Schedules, and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings furnished or to be furnished by Seller to Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                 (b) Seller has furnished or caused to be furnished to Buyer complete and correct copies of all agreements, instruments and documents set forth on a Schedule. Each of the Schedules is complete and correct.

                 3.15 Seller's Best Knowledge. The term "Seller's best knowledge", shall mean the best knowledge of John T. McCormack, President of Seller, after due inquiry.


                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

                 4.1 Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has full corporate power to carry on its business as currently conducted.

                 4.2 Corporate Authority. Buyer has full corporate power and authority to enter into the Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of the Agreements have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Agreements will be as of the Closing Date, duly executed and delivered by Buyer, and (assuming due execution and delivery by Seller) this Agreement constitutes, and each of the other Agreements when executed and delivered will constitute, a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                 4.3 No Violation. Except as set forth in Schedule 4.3, and except for any notice, consent or approval contemplated by Permitted Lien Exceptions, Buyer is not subject to or bound by any provision of:

                          (a) to the best of Buyer's knowledge, any law, statute, rule, regulation or judicial or administrative decision,

                          (b) any articles or certificate of incorporation or by-laws,

                          (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or

                          (d)     to the best of Buyer's knowledge any
         judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by, or under which there would be a default as a result of, or under which there would be a default or right of cancellation, termination, payment or acceleration of payment as a result of, the execution, delivery and performance by Buyer of the Agreements and the consummation of the transactions contemplated hereby and thereby. Except as set forth in Schedule 4.3, and except for notices, consents or approvals contemplated by Permitted Lien Exceptions, no consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by Buyer of the Agreements and the consummation of the transactions contemplated hereby and thereby.

                 4.4 Investment Intent. Buyer is acquiring the Shares for its own account for investment and not with a view to any distribution thereof.


                                   ARTICLE 5

                        CERTAIN COVENANTS AND AGREEMENTS
                              OF SELLER AND BUYER

                 5.1 Conduct of Business Prior to the Closing Date. Seller agrees that, between the date hereof and the Closing Date, except as contemplated by this Agreement or permitted by written consent of Buyer, Seller shall cause each of the Companies to operate its respective business only in the ordinary course consistent with prior practice and not to take any action of the nature referred to in Section 3.12, except as permitted therein.

                 5.2 Tax Covenants: (a) Seller shall cause the Companies to be included in Seller's consolidated federal income Tax Returns for all periods for which they are eligible to be so included, including without limitation the period from January 1, 1995 to the Closing Date, and in any other required state, local and foreign consolidated, affiliated, combined, unitary or other similar group Tax Returns that include Seller or any affiliate of Seller for all Pre-Closing Periods for which either of them is required to be so included. Seller shall (A) timely prepare and file all such Returns and timely pay when due all Taxes relating to such Returns and (B) timely prepare and file, or cause to be prepared and filed, all other Returns of the Companies (x) for all taxable periods ending on or prior to the Closing Date or (y) required to be filed prior to the Closing Date, taking into account extensions of the time to file, and timely pay, or cause to be paid, when due all Taxes relating to such Returns. Prior to the filing of any Return described in the preceding sentence that was not filed before the Closing Date (other than Seller's consolidated federal income Tax Return for the 1994 taxable year and any other required state, local and foreign consolidated, affiliated, combined, unitary or other similar group Tax Returns for the 1994 taxable year that include Seller), Seller shall provide Buyer with a substantially final draft of such Return (or, with respect to Returns described in clause (A) above, the portion of such draft Return that relates to either of the Companies) at least fifteen (15) business days prior to the due date for filing such Return, and Buyer shall have the right to review such Return prior to the filing of such Return. Buyer shall notify Seller of any reasonable objections Buyer may have to any items set forth in such draft Returns, and Buyer and Seller agree to consult and resolve in good faith any such objections and to mutually consent to the filing of such Returns. Such Returns shall be prepared or completed in a manner consistent with prior practice of Seller and the Companies with respect to Returns concerning the income, properties or operations of the Companies (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by Buyer prior to the filing thereof.

                 (b) Seller and Buyer shall use their best efforts to agree, on or prior to the Closing Date, to an allocation of the Purchase Price (together with liabilities assumed hereunder and other relevant items) among the Assets, the NMI Shares and the OXA Shares. Provided the parties are able to agree to an allocation, such allocation will comply with the requirements of Code Section 1060 and the Temporary Treasury Regulations thereunder. Seller and Buyer represent, warrant and agree that such allocation will be determined through arm's length negotiations. Seller and Buyer each agrees that, to the extent they are able to agree to such an allocation and to the extent permitted by applicable law, it will adopt and utilize the amounts allocated to each of the Assets (or class of assets), the NMI Shares and the OXA Shares for purposes of all federal, state and other income Tax returns or reports of any nature filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such Tax returns or reports, in any claim for refund, in any litigation or otherwise with respect to such Tax returns or reports.

                 (c) Any Taxes with respect to either of the Companies that relate to a tax period beginning before the Closing Date and ending after the Closing Date (an "Overlap Period") shall be apportioned between Seller and Buyer, (i) in the case of real and personal property Taxes (and any other Taxes not measured or measurable, in whole or in part, by net or gross income or receipts), on a per diem basis and, (ii) in the case of other Taxes, as determined from the books and records, including workpapers, of the Companies during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date consistent with the past practices of Seller and the Companies. Buyer shall cause the Companies to file any Returns for any Overlap Period, and Buyer shall pay, or cause to be paid, all state, local or foreign Taxes shown as due on any such Returns. Prior to the filing of any Return described in the preceding sentence, Buyer shall provide Seller with a draft of such Return at least fifteen (15) business days prior to the due date for filing such Return, and Seller shall have the right to review such Return prior to the filing of such Return. Seller shall notify Buyer of any reasonable objections Seller may have to any items set forth in such draft Returns, and Buyer and Seller agree to consult and resolve in good faith any such objections and to mutually consent to the filing of such Returns. Seller shall pay Buyer its share of any such Taxes (to the extent Seller is liable therefor in accordance with this Section 5.2(c) and to the extent not already paid by Seller) due pursuant to the filing of any such Returns under the provisions of this Section 5.2(c) within five (5) business days of receipt of notice of such filing by Buyer, which notice shall set forth in reasonable detail the calculations regarding Seller's share of such Taxes.

                 (d) Seller shall have the right to represent the interests of the Companies in any Tax audit or administrative or court proceeding relating to any Returns in respect of any period ending on or prior to the Closing Date (including any proceeding relating to either of the Companies for Pre-Closing Periods) and to employ counsel reasonably acceptable to Buyer at its own expense. Buyer agrees to cooperate fully with Seller and its counsel in the defense against or compromise of any claim in said proceeding. Buyer shall have the right to represent the interests of the Companies in any such audits or proceedings for any Overlap Period; provided that, Buyer shall keep Seller informed on a reasonable basis of the status of such audits or proceedings and review any proposed or final assessment with respect to any Overlap Period with Seller. In the event that (i) Seller compromises or settles any Tax claim, or consents or agrees to any Tax liability, relating to the Companies for any Pre-Closing Period or (ii) Buyer compromises or settles any Tax claim, or consents or agrees to any Tax liability, relating to the Companies for any Overlap Period, the other party shall have the right to review such compromise, settlement, consent or agreement. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written approval of the other party, neither Seller or any affiliate of Seller, on the one hand, nor Buyer or any affiliate of Buyer, on the other hand, shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, relating to the Companies, to the extent that any such compromise, settlement, consent or agreement may materially affect the Tax liability of the other party, any of its affiliates, or either of the Companies, (x) in the case of Seller, acting in respect of a Pre-Closing Period, for any period ending after the Closing Date and (y) in the case of Buyer, acting in respect of an Overlap Period, for any period ending on or before the Closing Date.

                 (e) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any affiliate of Buyer, or either of the Companies of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of either of the Companies for Pre-Closing Periods only, so long as Pre-Closing Periods remain open; provided, however, that failure by Buyer to comply with this Section 5.2(e) shall not affect Buyer's right to indemnification relating to Taxes to the extent that such failure does not prejudice the rights of Seller. Seller shall promptly notify Buyer in writing upon receipt by Seller or any affiliate of Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of either of the Companies for Pre-Closing Periods only.

                 (f) Neither Seller nor any affiliate of Seller shall, without the prior written consent of Buyer, file, or cause to be filed, any amended Tax return or claim for Tax refund, with respect to either of the Companies for any Pre-Closing Period, to the extent that any such filing may affect the Tax liability of Buyer, any of its affiliates or either of the Companies for any period ending after the Closing Date.

                 (g) Any and all existing Tax sharing, allocation, compensation or like agreements or arrangements, whether or not written, that include either of the Companies, including without limitation any arrangement by which either of the Companies makes compensating payments to the other or to any other member of any affiliated, consolidated, combined, unitary or other similar Tax group for the use of certain Tax attributes, shall be terminated as of the day before the Closing Date (pursuant to a writing executed on or before the Closing Date by all parties concerned) and shall have no further force or effect. All liabilities of either of the Companies to Seller or any affiliate of Seller (for Taxes or otherwise pursuant to such agreements or arrangements) shall be canceled on or prior to the Closing Date. Any and all powers of attorney relating to Tax matters concerning either of the Companies shall be terminated as to that Company on or prior to the Closing Date and shall have no further force or effect.

                 (h) After the Closing Date, Buyer and Seller shall provide each other, and Buyer shall cause the Companies to provide Seller, with such cooperation and information relating to the Companies as either party reasonably may request in (A) filing any Tax return, amended return or claim for refund, (B) determining any Tax liability or a right to refund of Taxes,
(C) conducting or defending any audit or other proceeding in respect of Taxes or (D) effectuating the terms of this Agreement. The parties shall retain, and Buyer shall cause the Companies to retain, all returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to Seller or Buyer, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 5.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, neither Seller nor Buyer, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 5.2(i).

                 (i) Seller shall deliver to Buyer, on or before the Closing Date, a certificate, in the form of Exhibit C, to the effect that Seller is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Closing Date, Buyer shall not have received such certificate, Buyer may withhold from the Purchase Price payable at Closing to Seller pursuant hereto such sums as are required to be withheld therefrom under Section 1445 of the Code.

                 (j) Buyer and Seller shall share equally, and shall pay when due, any liability for any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Assets or Shares hereunder, and shall also share equally all expenses related to the filing of all necessary Tax returns and other documentation with respect to all such Taxes.

                 5.3 Expenses and Finder's Fees. Buyer and Seller will bear their own expenses in connection with this Agreement and its performance. Seller, on the one hand, and Buyer, on the other hand, each represents and warrants to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party or the Companies for a brokerage commission, finder's fee or other like payment.

                 5.4 Access to Information and Confidentiality. Seller agrees that Buyer may conduct such reasonable investigation with respect to the business, business prospects, assets, liabilities (contingent or otherwise), results of operations, employees and financial condition of the Companies as will permit Buyer to evaluate its interest in the transactions contemplated by this Agreement. Each of Seller and Buyer will hold and will cause its representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Companies furnished to Buyer and all documents and information concerning Buyer furnished to Seller in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by Buyer prior to its disclosure to Buyer by Seller, (b) previously known by Seller prior to its disclosure to Seller by Buyer, (c) in the public domain through no fault of either Seller or Buyer or (d) later lawfully acquired by either Seller or Buyer from other sources that are not under an obligation of confidentiality) and will not release or disclose such information to any other Person, except in connection with this Agreement to its lenders, auditors, attorneys, financial advisors and other consultants and advisors. In the event that any party subject to the requirements of this Section 5.4 is required pursuant to applicable law or regulation or required by legal process to disclose any of such information protected by this Section, such party will provide the other party with prompt written notice of such request or receipt of such legal process to enable the other party to seek an appropriate protective order and will consult with the other party to enable the other party to take appropriate actions to resist or narrow the scope of such request or process.

                 5.5 No Solicitation. Except as set forth in the last sentence of this Section 5.5, Seller shall not, and shall direct each of the Companies and its affiliates (other than CRSS Inc.), officers, employees, representatives and agents not to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any non-public information to, any Person concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving the Companies or enter into any agreement with respect thereto. Seller will promptly communicate to Buyer the terms of any proposal which it may receive in respect of all such transactions prohibited by the foregoing. Seller shall be relieved of its obligations under this Section 5.5 to the extent that it is advised in a written opinion of Utah counsel expert in the area that it would be inconsistent with its fiduciary obligations to the shareholders of Seller under Utah law to comply with this Section 5.5.

                 5.6 Press Releases. Except as required by law or stock exchange regulation, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Seller and Buyer. If any public announcement is required by law or applicable stock exchange regulation, the parties hereto shall consult with each other regarding, and coordinate, such announcements to the extent consistent with such legal obligations.

                 5.7 Shareholder Approvals and Best Efforts; Reimbursement of Expenses. As soon as is reasonably practicable after the execution of this Agreement, Seller shall prepare and file with the SEC an information or proxy statement with respect to the transactions contemplated hereby and which complies with all applicable laws. Each party hereto shall furnish all information concerning it and the holders of its capital stock as the other party hereto may reasonably request in connection with such actions. Seller shall call a shareholders' meeting (or cause such meeting to be called) in accordance with applicable laws to be held as soon as practicable after the execution of this Agreement for the purpose of voting upon this Agreement and the transactions contemplated hereby. In connection with said shareholders' meeting, Seller shall prepare and file said information or proxy statement with the SEC and Seller shall mail it to its shareholders. The Board of Directors of Seller has approved this Agreement and the transactions contemplated hereby and has recommended to Seller's shareholders that they approve this Agreement and the transactions contemplated hereby, subject only to the exercise of its Fiduciary Out (as defined below). Seller shall use its best efforts to obtain all shareholder approvals and creditor approvals necessary to consummate the transactions contemplated hereby, except in each case to the extent that the Board of Directors of Seller shall be advised in a written opinion of Utah counsel expert in the area that it would be inconsistent with its fiduciary obligations to the shareholders of Seller under Utah law to so use such best efforts (the "Fiduciary Out").


                 5.8 CRSS Release. Schedule 5.8 sets forth certain obligations of CRSS Inc. with respect to guarantees of performance bonds, letters of credit and other obligations of White River of a similar nature. Buyer shall use its best efforts and cooperate with Seller and CRRS Inc. in trying to substitute Buyer for CRSS Inc. as the obligor of such obligations, it being understood and agreed that Buyer shall be under no obligation to pay any consideration to the obligees of such obligations to obtain such substitutions. To the extent CRSS Inc. is not released from such obligations, Buyer hereby agrees to indemnify and hold harmless CRSS Inc. from such obligations under, but not subject to the limitations of, Article 8 hereof and to provide to Seller a letter of credit as security for said obligations from a bank having total assets of not less than $100 million.


                                   ARTICLE 6

                         CONDITIONS PRECEDENT OF BUYER

                 Buyer need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled:

                 6.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Seller contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects and (b) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date, and Buyer shall have been furnished with a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this
Section 6.1.

                 6.2 Opinion of Counsel. Buyer shall have been furnished with an opinion dated the Closing Date of Messrs. Van Cott, Bagley, Cornwall & McCarthy, counsel for Seller, substantially in the form attached hereto as
Schedule 6.2.

                 6.3 No Injunction. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against Buyer, Seller, the Companies or any of their respective affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

                 6.4 Consents. All consents of third parties, including, without limitation, governmental authorities and non-governmental self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Buyer, Seller or any Company necessary on the part of Buyer, Seller or any Company, to the execution and delivery of the Agreements and the consummation of the transactions contemplated hereby and thereby and to permit the continued operation of the Business in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected.




                                   ARTICLE 7

                         CONDITIONS PRECEDENT OF SELLER

                 Seller need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled:

                 7.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects and (b) Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Seller shall have been furnished a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 7.1.

                 7.2 Opinion of Buyer's Counsel. Seller shall have been furnished with an opinion dated the Closing Date of Messrs. Winthrop, Stimson, Putnam & Roberts, special counsel for Buyer, substantially in the form attached hereto as Schedule 7.2.

                 7.3 No Injunction. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against Buyer, Seller, the Companies or any of their respective affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

                 7.4 Consents. All consents of third parties including, without limitation, governmental authorities, and non-governmental self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Seller, necessary on the part of Seller, to the execution and delivery of the Agreements and the consummation of the transactions contemplated hereby and thereby, other than routine post-closing notifications or filings, shall have been obtained or effected.

                 7.5 Shareholder Approval. Seller's shareholders shall have approved this Agreement and the transactions contemplated hereby.

                 7.6 Fairness Opinion. A fairness opinion from an investment banker or valuation firm selected by Seller and addressed to the Board of Directors of Seller to the effect that the sale of the Shares and the Assets is fair to Seller from a financial point of view (the "Fairness Opinion") shall not have been withdrawn prior to Closing.

                 7.7 Security Documents. Buyer shall have executed and delivered the Security Documents.



                                   ARTICLE 8

                                INDEMNIFICATION

                 8.1 Indemnification by Seller. Seller hereby agrees to defend, indemnify and hold harmless Buyer and each of the Companies and their respective successors, assigns and affiliates

(collectively, the "Buyer Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), (collectively, "Buyer Losses"), caused by, resulting from or arising out of:

                 (a) (i) breaches of representation or warranty hereunder on the part of Seller; (ii) failures by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder; and (iii) any liabilities or obligations of Seller or either of the Companies that arose prior to Closing (provided the Closing shall have occurred), whether absolute or contingent, known or unknown, other than the Assumed Liabilities;

                 (b) provided the Closing shall have occurred, any and all (i) Taxes imposed on Seller or any affiliate of Seller (including, without limitation, the Companies) for, or relating to, all Pre-Closing Periods, including, but not limited to, (A) any liability of either of the Companies under any Tax sharing agreement, whether or not written, and (B) any Tax liability resulting from the termination, as of the Closing Date, of either Company as a member of any consolidated, affiliated, combined, unitary or other similar Tax group and (ii) liabilities of Seller or any affiliate of Seller (including, without limitation, the Companies) for Taxes imposed under Treasury Regulation
         Section 1.1502-6 or any analogous state, local or foreign tax provision, as a result of being a member of a consolidated, affiliated, combined, unitary or other similar group for any taxable period commencing before the Closing Date; and

                 (c) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding ("Proceeding") shall be asserted in respect of which a Buyer Indemnitee proposes to demand indemnification ("Buyer Indemnified Claims"), Buyer or such other Buyer Indemnitee shall notify Seller thereof, provided further, however, that the failure to so notify Seller shall not reduce or affect Seller's obligations with respect thereto except to the extent that Seller is prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, Seller shall have the right promptly upon receipt of such notice and after acknowledging liability to Buyer therefor to assume the control of the defense, compromise or settlement of any such Buyer Indemnified Claims (provided that any compromise or settlement must be reasonably approved by Buyer), including, at its own expense, employment of counsel reasonably satisfactory to Buyer; provided, however, that if

Seller shall have exercised its right to assume such control, Buyer may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Seller) in any such matter, and in such event counsel selected by Seller shall be required to reasonably cooperate with such counsel of Buyer in such defense, compromise or settlement.

                 Seller may, without Buyer's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by Seller and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Buyer Indemnitees from all liability in respect of such Proceeding. As a condition to asserting any rights under this Article, each of the Buyer's Indemnitees must appoint Buyer as its sole agent for all matters relating to any claim under this Article.


                 Buyer acknowledges that it has been responsible for the management of White River, and therefore in no event shall Seller or any of its affiliates be liable or otherwise responsible for, and in no event shall Buyer be entitled to terminate this Agreement based on (i) any losses, deficiencies, liabilities, acts or omissions of Buyer or any of its affiliates relating to White River or (ii) any breach of representation, warranty or covenant of Seller herein resulting therefrom.

                 8.2 Indemnification by Buyer. Buyer hereby agrees to defend, indemnify and hold harmless Seller and its successors, assigns and affiliates (collectively, "Seller Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Seller Losses"), resulting from or arising out of:

                 (a) (i) breaches of representation and warranty hereunder on the part of Buyer; (ii) failures by Buyer to perform or otherwise fulfill any undertaking or agreement or obligation hereunder; (iii) the Assumed Liabilities (provided the Closing shall have occurred); and (iv) all other post-Closing liabilities of the Companies or White River (provided the Closing shall have occurred) including, without limitation, with respect to environmental matters arising after the Closing as to which Seller is liable or claimed to be liable as a secured party of White River; and

                 (b) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any Proceeding shall be asserted in respect of which a Seller Indemnitee proposes to demand indemnification ("Seller Indemnified Claims"), Seller or such other Seller Indemnitee shall notify Buyer thereof, provided further, however, that the failure to so notify Buyer shall not reduce or affect Buyer's obligations with respect thereto except to the extent that Buyer is materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, Buyer shall have the right promptly upon receipt of such notice and after acknowledging liability to Seller therefor to assume the control of the defense, compromise or settlement of any such Seller Indemnified Claims (provided that any compromise or settlement must be reasonably approved by Seller) including, at its own expense, employment of counsel reasonably satisfactory to Seller; provided, however, that if Buyer shall have exercised its right to assume such control, Seller may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Buyer) in any such matter, and in such event counsel selected by Buyer shall be required to reasonably cooperate with such counsel of Seller in such defense, compromise or settlement.

                 Buyer may, without Seller's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by Buyer and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Seller Indemnitees from all liability in respect of such Proceeding. As a condition to asserting any rights under this Article, each of the Seller's Indemnitees must appoint Seller as its sole agent for all matters relating to any claim under this Article.

                 8.3 Characterization of Indemnity Payments. Any indemnification payment made pursuant to this Agreement shall be treated by the parties for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by law.

                 8.4 Remedies Exclusive. The remedies provided herein shall be exclusive and shall preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto; provided that this Section shall not preclude either party from asserting that it was fraudulently induced by the other party to enter into this Agreement.

                 8.5 Limitations. (a) In calculating the amount of any Buyer Losses or Seller Losses for which Seller or Buyer, respectively, is liable under this Article, there shall be taken into consideration the amount of any insurance recoveries the Buyer's Indemnitees or the Seller's Indemnitees, respectively, in fact receive as a direct consequence of the circumstances to which the Buyer Losses or the Seller Losses, respectively, related, or from which the Buyer Losses or Seller Losses, respectively, resulted or arose (net of any additional costs (including, without limitation, retrospective or future premiums, self-retention amounts, deductibles, legal and administrative costs, costs of investigation and attorneys' fees (whether or not incurred by any Buyer Indemnitee in connection with any action, suit, proceeding or claim against the Company or Seller hereunder or by a Seller Indemnitee against the Buyer hereunder), overhead and costs of compliance under any insurance policy) of any nature incurred by reason of such recovery).

                 (b) Neither CRSS nor any of its affiliates other than Seller shall be liable, directly or indirectly, to Buyer or any Buyer Indemnitee with respect to any Buyer Losses, either pursuant to this Article 8 or otherwise, except to the extent set forth in the letter from CRSS to Buyer dated the date hereof, substantially in the form of Exhibit A-2 hereof, and except to the extent provided in Section 10.12.

                 (c) Except for Buyer Losses with respect to claims for breach of Sections 3.4(a)-(b), 3.5 or 3.9(c) hereof, no claim or claims shall be asserted by a Seller Indemnitee or a Buyer Indemnitee pursuant to the provisions of this Section 8.1(a)(i) or Section 8.2(a)(i), unless and until the aggregate amount of such damages for all Seller Indemnitees or Buyer Indemnitees, as the case may be, exceeds $250,000 in the aggregate, in which case the Seller Indemnitee or the Buyer Indemnitee, as the case may be, may recover the full amount of such damages. No claim for Buyer Losses shall be asserted by a Buyer Indemnitee by reason of a breach of Section 3.9(c) hereof unless and until the aggregate amount of such Buyer Losses paid to Buyer Indemnitees exceeds $100,000 in the aggregate, in which case the Buyer Indemnitee may recover the full amount of such Buyer Losses. No claim for Buyer Losses shall be asserted by a Buyer Indemnitee with respect to any attorneys fees incurred by reason of a claim under Sections 3.4(a)-(b) or 3.5 hereof, if the underlying claim giving rise to such claim for Buyer Losses shall not prevail, unless and until the aggregate amount of such Buyer Losses paid to Buyer Indemnitees exceeds $100,000 in the aggregate, in which case the Buyer Indemnitee may recover the full amount of such Buyer Losses (it being understood and agreed that no threshold shall apply with respect to claims for Buyer Losses by reason of a breach of Sections 3.4(a)-(b) and Section 3.5 (other than Buyer Losses comprising attorneys fees incurred in connection with unsuccessful claims under said Sections)). Seller's liability hereunder for claims under Section 8.1(a)(i) shall not exceed $10 million in the aggregate. Buyer's liability hereunder for claims under Section 8.2(a)(i) shall not exceed $10 million in the aggregate.

                 (d) Except with respect to damages recoverable by a Buyer Indemnitee for an intentional breach of a representation, warranty, covenant or other obligation hereunder (an "Intentional Breach"), the aggregate amount of Buyer Losses recoverable by all Buyer Indemnitees for any breach of a representation, warranty, covenant or other obligation hereunder shall be limited to $250,000 in the aggregate if the Closing shall not have occurred. Anything in this Agreement to the contrary notwithstanding, no Buyer Indemnitee shall assert as Buyer Losses the amount of any benefit that would have accrued to such Buyer Indemnitee had the Closing occurred and the release of litigation contemplated by Section 10.3 hereof become effective.


                                   ARTICLE 9

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                 9.1 Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of two (2) years, except that any representation or warranty of Seller contained in Sections 3.1 (Corporate Organization and Authority of Seller) through and including 3.6 (No Violation), 3.10 (Tax Matters) and 3.13 (Compliance with Law) shall survive until expiration of the applicable statute of limitations. Buyer's claim for indemnification under
Section 8.1(a)(i) for a breach of any representation or warranty shall be made on or prior to the date, if any, on which the survival period for such representation or warranty expires, it being understood that claims made on or prior to such expiration date shall survive such expiration date.


                                   ARTICLE 10

                                 MISCELLANEOUS

                 10.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto, with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                 10.2 Waiver. Any failure of Seller to comply with any of its obligations or agreements herein contained may be waived only in writing by Buyer. Any failure of Buyer to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller.

                 10.3 Mutual Release. Buyer and Seller hereby release the other and each of their respective affiliates (and each of their respective officers and directors), effective as of the Closing Date and conditional upon the occurrence of the Closing, from all liability to the other as of the Closing Date, including, without limitation, with respect to the ongoing litigation and arbitration proceedings. In furtherance thereof, each shall deliver at Closing a release in the form of Exhibit 10.3 attached hereto. No party to such litigation shall pursue such litigation until the Closing or until this Agreement shall have been terminated. Seller shall and shall cause each of the Companies to file on the Closing Date a Notice of Dismissal with Prejudice or similar document in proceedings pending in the District Court of Harris County, Texas, 125th Judicial District, captioned, NaTec Resources, Inc. and NaTec Minerals, Inc. v. D. George Harris & Associates, Inc., Harris Chemical Group, Inc. and North American Chemical Company, having Cause No. 94-025523. Buyer shall cause to be filed on the Closing Date a Notice of Withdrawal of Demand for Arbitration and Statement of Claim in arbitration proceedings now pending under the administration of the American Arbitration Association, New York office, captioned, In the Matter of the Arbitration between North American Carbonate Company and North American Bicarbonate Company, and NaTec Minerals, Inc., and Oldexaer, Inc., having caption number 13-181-00582-94. Effective as of the Closing, the parties hereto shall take all steps necessary to terminate the mediation proceedings between the Members of White River now pending under the auspices of the Center for Public Resources.

                 10.4 Capital Expenditure Program. Buyer and Seller hereby agree to and approve the commencement of a capital expenditure program at White River described in detail on Schedule 10.4 hereof, which expenditure program shall commence immediately, and shall cause the management committee of White River to approve said program and make a capital call therefor to the extent White River does not have adequate funds to make such capital expenditures. Such capital calls shall be made effective (the "Call Date") as of the date that Seller mails a proxy or an information statement in respect of the transactions contemplated hereby to its shareholders. These funds shall be contributed by the owners of the membership interests in White River in accordance with the Limited Liability Company Operating Agreement Among Buyer, North American Bicarbonate Company and the Companies dated November 19, 1992 (the "Operating Agreement") on the 90th day following the Call Date. To the extent that any party shall not honor such capital call by such 90th day, the other party may, in its sole discretion, either (i) by paying all or a portion of such unpaid amount, purchase all or a portion of the defaulting member's Membership Interest (as defined in the Operating Agreement) (the amount of the Membership Interest thus purchased will equal the portion of the unpaid amount paid by the non-defaulting member divided by the net book value of White River) or (ii) by contributing all or a portion of such unpaid amount and increase its Membership Interest accordingly (the amount of the increase in Membership Interest thus obtained will equal the portion of the unpaid amount contributed by the non-defaulting member divided by the net book value of White River and the Membership Interests of the members as provided in Section 3.03 of the Operating Agreement will thereupon by deemed restated accordingly). The provisions of this Section 10.4 shall remain in full force and effect regardless of whether or not the

Closing shall have occurred. If Seller shall have honored any such capital call, Buyer and/or White River shall return the amount thereof to Seller at the Closing if the Closing shall occur. Nothing in this Section 10.4 shall prejudice or impair in any way the claims or rights of either Buyer or Seller with respect to the proceedings described in Section 10.3 above or the subject matters of those proceedings.

                 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

                      (i)         If to Seller, to:

                                  Natec Resources, Inc.
                                  1177 West Loop South
                                  P.O. Box 56571
                                  Houston, Texas 77256-6571

                                  Telecopier:  (713) 552-2538
                                  Telephone:   (713) 552-2344

                                  Attention:  John T. McCormack

                                  with a copy to:

                                  Van Cott, Bagley, Cornwall & McCarthy
                                  50 South Main Street, Suite 1600
                                  P.O. Box 45340
                                  Salt Lake City, Utah 84145

                                  Telecopier:  (801) 534-0058
                                  Telephone:   (801) 532-3333

                                  Attention:  Brent Christensen, Esq.

                     (ii)         If to Buyer, to

                                  North American Chemical Company
                                  c/o Harris Chemical Group, Inc.
                                  399 Park Avenue, 32nd Floor
                                  New York, New York 10022
                                  Telecopier:  (212) 207-6450

                                  Attention:  Donald G. Kilpatrick, Esq.

                                  (with a copy to)

                                  Winthrop, Stimson, Putnam & Roberts
                                  One Battery Park Plaza
                                  New York, New York   10004
                                  Telecopier:  (212) 858-1500
                                  Telephone:   (212) 858-1000

                                  Attention:  Kenneth E. Adelsberg, Esq.

Such names and addresses may be changed by written notice to each person listed above.

                 10.6 Governing Law and Consent to Jurisdiction; Dispute Resolution. (a) This Agreement shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of New York.

                 (b) Subject to the next succeeding sentence, any judicial proceeding brought against any party to this Agreement with respect to any claim related to this Agreement, shall be brought in any court of competent jurisdiction in the City of New York, and, by the execution and delivery of this Agreement, each party to this Agreement accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any claim related to this Agreement and irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient
forum.   Each party to this Agreement hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the notice provisions of this Agreement, and service so made shall be deemed completed on the third business day after such service is deposited in the mail.

                 (c) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

                 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 10.8 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.9 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 10.10 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

                 10.11 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 8.1 and 8.2, the other Buyer Indemnitees and Seller Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 10.12 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party except as follows: Buyer (i) may grant a security interest in its rights under this Agreement to its lender(s) as security for Buyer's obligations to such lender(s) (and such lender(s) may exercise its rights and remedies with respect to such security interest) and (ii) may assign its rights under the Agreement to any affiliate of Buyer; provided in each case that Buyer remain primarily liable hereunder. Seller may assign all of its rights and obligations hereunder to CRSS Inc. in which case Seller shall remain liable and CRSS Inc. shall become liable for all of Seller's obligations hereunder.

                 10.13 Disclosure Letter. All references in this Agreement to Schedules to this Agreement shall be deemed to mean Schedules to a disclosure letter delivered by Seller to Buyer on the date hereof or to a disclosure letter delivered by Buyer to Seller on the date hereof, as the case may be.

                 10.14 Certain References. The use of the terms "herein", "hereof" or similar words contained in this Agreement shall refer to this Agreement in its entirety unless there shall be a specific reference to the contrary.

                 10.15 Supply of Sodium Bicarbonate. Seller hereby agrees to use its best efforts to cause White River to be granted a right of first refusal to supply sodium bicarbonate to any user (including, without limitation, Seller) or licensee of technology or patents constituting Excluded Assets and to permit White River to have the Seller's benefits of, and the right to exercise on behalf of Seller, the right of first refusal set forth in paragraph 10 of the Amending and Assignment Agreement made as of the 1st day of April, 1994 between Seller, Paragon Environmental Systems and Airborne Pollution Abatement Technologies, Inc.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                           NORTH AMERICAN CHEMICAL COMPANY



                                           By________________________________
                                             Name:
                                             Title:


                                           NATEC RESOURCES, INC.


                                           By________________________________
                                             Name:
                                             Title:

                                                             EXHIBIT D (EX-10.B)



                        NORTH AMERICAN CHEMICAL COMPANY

                          SECURED NON-NEGOTIABLE NOTE


$4,000,000
                                                              New York, New York

                                                                          , 1995
                                                              ------------

            FOR VALUE RECEIVED, the undersigned, North American Chemical Company, a Delaware corporation ("NACC"), hereby promises to pay to Natec Resources, Inc., a Utah corporation ("NRI"), or its assignee (together the "Holder"), in lawful money of the United States of America and in immediately available funds, Four Million Dollars ($4,000,000), payable on the dates and in the amounts and manner and subject to reduction as specified below.

            This note is the "Note" referred to in the Acquisition Agreement (the "Agreement") dated as of _______, 1995, between NACC and NRI for the purchase by NACC of all the shares of capital stock held by NRI in Natec Minerals, Inc. and Oldexaer, Inc., and the assets and liabilities of NRI as described therein. This Note is subject to all the terms and conditions of the Agreement. NACC shall have no right to set-off any amounts due under this Note.

            All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

            This Note will bear no interest.

            This Note will be due and payable in separate installments payable 30 days after the end of each Fiscal Quarter, the first installment being due 30 days after the first full Fiscal Quarter following the Closing Date. The amount payable with respect to each Fiscal Quarter shall equal $10.00 times the number of tons of sodium bicarbonate sold by NACC or any of its affiliates (including, without limitation, White River) during such Fiscal Quarter to persons other than NACC or any of its affiliates (including, without limitation, White River); provided, however, that sales of sodium bicarbonate not produced by White River shall not count as sales for purposes of this Note; provided, further, that the amount payable after the fourth fiscal Quarter shall be not less than the amount by which $600,000 exceeds the aggregate amount paid with respect to the first three Fiscal Quarters and that the amount payable with respect to the eighth Fiscal Quarter shall be not less than the amount by which $700,000 exceeds the aggregate amount paid with respect to the fifth, sixth and seventh Fiscal Quarters. Anything to the contrary notwithstanding, the aggregate amount payable by NACC under this Note shall not exceed the Note Amount (as defined herein).

            As used herein, the term Fiscal Quarter shall mean, respectively, the quarters ended on the last Saturday of March, June, September and December.

            On the fifth anniversary of the Closing Date, NACC shall pay an amount equal to the excess of $4,000,000 over the amount previously paid under this Note, unless this Note shall have been accelerated or prepaid as contemplated by the next two paragraphs.

            Upon the occurrence and continuance of an Event of Default, the Holder may declare all the obligations of NACC to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are, to the extent permitted by law, expressly waived. For purposes of determining the amount to be due and payable in accordance with the immediately preceding sentence (or upon a voluntary prepayment as contemplated by the next paragraph), the outstanding principal amount of this Note shall be discounted using a discount rate equal to the Prime Rate (as defined below) as of the date of the Triggering Event (as defined below) and assuming that the remaining balance of the Note would be paid in equal quarterly installments. As used herein, the term "Event of Default" shall mean (x) the failure of NACC to pay when due any amount under this Note and the continuance of such failure for ten (10) days or
(y) a Bankruptcy Event and the term "Triggering Event" shall mean the acceleration of the Note as contemplated by this paragraph or the voluntary prepayment of the Note as contemplated by the next paragraph. The discounted value of the Note on the date of any Triggering Event is referred to herein as the Note Amount. As used herein, the term "Bankruptcy Event" shall mean that both of NACC and White River shall have filed, allowed to be filed, or have filed against them, any petition or proceeding under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, and such filing if involuntary or not consented to shall not have been dismissed or stayed within ninety (90) days after the filing thereof.

            NACC may prepay this Note in full at any time without premium or penalty by paying the Note Amount calculated as of the time of payment.

            Holder shall have the right to have the books and records of White River audited annually on twenty (20) days prior written notice in order to confirm the amount and number of payments required to be made hereunder. The audit shall be performed at the expense of Holder by an auditing and accounting firm chosen by Holder and reasonably acceptable to NACC. If an audit determines that, at any time, additional payments are required under this Note at such time, and NACC agrees with such conclusion, then NACC shall make such payments within three (3) business days after notification from Holder of the required payment amount. If NACC does not so agree, then items disputed shall be subject to binding arbitration in accordance with Section 10.6 of the Agreement. If an audit determines that NACC has, at any time, made over-payments on this Note at such time, then Holder shall within three (3) business days pay to NACC the amount equal to such over-payments. Each such adjusting payment made by NACC or Holder, as the case may be, shall be made with interest accrued at the Prime Rate as published in the Wall Street Journal (the "Prime Rate") from the date such payments were due or made, as the case may be, until they are so paid.

            This Note is secured by a security interest, mortgage, lien and assignment to NRI in all of the assets of White River.

            This Note may not be assigned or otherwise transferred by Holder, other than to CRSS Inc. or any direct or indirect majority owned subsidiary of CRSS Inc., without the prior written consent of NACC. Any assignee, distributee or other transferee of this Note shall receive and hold this Note subject to all of the terms and conditions hereof.

            No amendment, modification, termination or waiver of any provision of this Note shall be effective unless it shall be in writing and signed by NACC and Holder (or its assignee, as the case may be).

            All notices and other communications in relation to this Note shall be given in accordance with Section 10.5 of the Agreement.

            This Note shall be governed by and construed under and in accordance with the internal substantive laws and not the choice of law rules of the State of New York.

            Any dispute, claim or controversy arising out of or relating to this Note, the interpretation thereof, or the demand for payment thereunder, shall be resolved in accordance with Section 10.6 of the Agreement.


                                                 NORTH AMERICAN CHEMICAL COMPANY



                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------

                                                 Title:
                                                       -------------------------

                                                             EXHIBIT E (EX-10.C)



[CRSS LOGO]


5 April 1995


FAX:   212/207-6409



North American Chemical Company, c/o Harris Chemical Group, Inc., 399 Park Avenue, 32nd Floor, New York, New York 10022

GENTLEMEN, This letter is in reference to the Acquisition Agreement (the "Agreement") between North American Chemical Company (the "Buyer"), and NaTec Resources, Inc. (the "Seller"), dated of even date herewith, pursuant to which Buyer seeks to purchase and Seller seeks to sell the shares of capital stock held by Seller in Natec Minerals, Inc. and Oldexaer, Inc., and pursuant to which Buyer seeks to acquire, and Seller seeks to sell, transfer and convey, certain assets and liabilities of Seller (the "Transactions").

You have made it a condition to your execution of the Agreement that we execute and deliver this letter. Accordingly, CRSS Inc. agrees, subject to the provisions of this letter, to vote in favor of or otherwise consent to (and to cause each of its affiliates that own stock in Seller to vote in favor of or otherwise consent to) the Transactions in its capacity as creditor of Seller, holder of shares of common stock of Seller and holder of shares of preferred stock of Seller.

CRSS Inc. also covenants, subject to the provisions of this letter, to have, as of the time of any vote or consent described in the above paragraph, the right to vote a sufficient number of voting securities in Seller to approve the Transactions.

This covenant is conditioned on the assumptions that (1) Seller currently has, and at the record date with respect to any such vote or consent will have 25,477,387 shares of Common Stock issued and outstanding, 100,000 shares of Series A Preferred Stock issued and outstanding, 10,000 shares of Series B Preferred Stock issued and outstanding, and 10,000 shares of Series C Preferred Stock issued and outstanding (not taking into account any conversion by CRSS Inc. of any of the Series A, Series B or Series C Preferred Stock, or any of CRSS Inc's other convertible interests) and does not have any, and as of such record date will not have any, other voting securities issued and outstanding, and (2) Seller has not taken any action and will not take any action to impair CRSS Inc.'s rights, including without limitation its voting and conversion rights, with respect to any of the common stock, preferred stock or indebtedness of Seller which CRSS Inc. currently owns or will own as of such record date by CRSS Inc., and that Seller will reasonably cooperate with CRSS Inc. in exercising such rights.

All of the above obligations of CRSS Inc. are subject to the following additional conditions, for so long as these conditions are continuing:

1. If Seller has the right to terminate the Agreement, without regard to any waiver or non-exercise by Seller of any of its rights, then CRSS Inc. shall not have any obligations under this letter;

2. Satisfaction of the conditions precedent to Seller's obligations specified in Sections 7.3 and 7.6 of the Agreement, without regard to any waiver by Seller of any of its rights;

3. The Board of Directors of Seller has approved the Transactions and has recommended same to its shareholders, and has not changed or conditioned such approval or recommendation;

4. There is no injunction, restraining order or decree of any nature of any court of governmental or regulatory authority against CRSS Inc. or any of its affiliates, or any of the principals, officers or directors of CRSS Inc., that restrains, prevents or materially changes the Transactions.

Furthermore, the obligations of this letter shall not apply with respect to any of CRSS Inc.'s interests in Seller (including without limitation any of its debt, common stock or preferred stock interests in Seller) that CRSS Inc. has sold or entered into a binding agreement to sell to a person or entity that is not an affiliate of CRSS Inc., prior to the date of any applicable vote or consent.

Without limiting the foregoing, CRSS Inc. shall be relieved of its obligations set forth in this letter if and to the extent counsel advises it in writing that it would be a breach of fiduciary obligations to the shareholders of CRSS Inc. under Delaware law if it were to act in accordance with this letter.


CRSS INC.


By     /s/ BRUCE WILKINSON

Name   Bruce W. Wilkinson

Title  Chairman/CEO


                                           Accepted:

                                           North American Chemical Company

                                           By     /s/ D. G. KILPATRICK

                                           Name   D. G. Kilpatrick

                                           Title  Vice President

                                                             EXHIBIT F (EX-10.D)


[CRSS LOGO]


Fax:    212/207-6450


North American Chemical Company, c/o Harris Chemical Group, Inc., 399 Park Avenue, 32nd Floor, New York, New York 10022

GENTLEMEN, This letter is in reference to the Acquisition Agreement (the "Agreement") between North American Chemical Company (the "Buyer"), and NaTec Resources, Inc. (the "Seller"), dated April 5, 1995 pursuant to which Buyer seeks to purchase, and Seller seeks to sell, the shares of capital stock held by Seller in Natec Minerals, Inc. and Oldexaer, Inc., and pursuant to which Buyer seeks to acquire, and Seller seeks to sell, transfer and convey, certain assets and liabilities of Seller (the "Transactions"). All capitalized terms used but not defined herein shall have the same meaning as in the Agreement.

You have made it a condition to your execution of the Agreement that we execute and deliver this letter. This letter shall be effective as of the Closing. Subject to the terms and conditions hereof, CRSS Inc. ("CRSS") hereby unconditionally guarantees to each Buyer Indemnitee all obligations of Seller to indemnify and hold harmless said Buyer Indemnitee with respect to all claims made by any such Buyer Indemnitee under Article 8 of this Agreement. The obligations of CRSS hereunder shall be subject to the same rights, limits and defenses available to Seller under the Agreement.

Anything to the contrary notwithstanding, with respect to any claim made by any Buyer Indemnitee under the Agreement, the liability of CRSS hereunder to guarantee Seller's obligations under the Agreement with respect to such claim shall be limited to the Available Amount. As used herein the term "Available Amount" shall mean, with respect to any claim, the amount by which the note Amount (as defined in the Note) at the time such claim is made exceeds the sum of (x) the amount previously paid by CRSS Inc. pursuant to this letter ("CRSS Payments") and (y) the extent to which the aggregate amount of payments by NACC under the Note (plus, without duplication of any payment actually made, payments due from NACC which have not been paid when due) exceeds the aggregate amount of CRSS Payments.

The obligation of CRSS under this letter shall not be dependent upon or affected by any action or failure to take action on the part of Seller under or with respect to the Agreement, any other dealings between Seller and NACC, or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization or arrangement of Seller. CRSS hereby agrees that in the event any amount guaranteed hereunder is paid by Seller, the liability of CRSS with respect thereto shall continue and remain in full force and effect in the event that all or part of such payment is recovered from NACC as a preference, fraudulent conveyance or otherwise under any applicable law.

Any dispute, claim or controversy arising out of or relating to this letter or the interpretation thereof shall be resolved in accordance with Section 10.6 of the Agreement.


CRSS INC.

By     /s/ BRUCE W. WILKINSON

Name   Bruce W. Wilkinson

Title  Chairman/CEO


                                           Accepted:

                                           North American Chemical Company

                                           By     /s/ D. G. KILPATRICK

                                           Name   D. G. Kilpatrick

                                           Title  Vice President

                                                             EXHIBIT G (EX-99.A)






                                FAIRNESS OPINION


                             NATEC RESOURCES, INC.
                        PROPOSED SALE OF 50% INTEREST IN
                       WHITE RIVER NAHCOLITE MINERALS TO
                        NORTH AMERICAN CHEMICAL COMPANY





                                  PREPARED BY:




                          HOULIHAN VALUATION ADVISORS





                                 MARCH 24, 1995

                                 March 24, 1995



Board of Directors
NaTec Resources, Inc.
1177 West Loop South, Suite 800
Houston, Texas  77027


Dear Board Members:

         You have requested Houlihan Valuation Advisors (hereinafter "HVA") to render an opinion (the "Opinion") as to the fairness from a financial point of view to NaTec Resources, Inc. ("NaTec" or "the Company") of the proposed sale (the "Transaction") of the 50% ownership interest in White River Nahcolite Minerals Limited Liability Company ("White River") collectively held by NaTec Minerals, Inc. and Oldexaer, Inc., both wholly-owned subsidiaries of NaTec, to North American Chemical Company ("NACC"), assuming the Transaction is consummated as proposed. The Opinion addresses the fairness of the Transaction to NaTec, and is limited to opining as to whether the fair market value of the consideration being received by the Company in the Transaction is at least as great as the fair market value of the Company's 50% ownership interest in White River being sold in the Transaction.


DESCRIPTION OF THE TRANSACTION

         It is proposed that NaTec sell to NACC the Company's 50% ownership interest in White River for consideration of $10,000,000, comprised of an immediate cash payment of $6,000,000 upon closing together with a non-interest bearing note in the amount of $4,000,000, payable in certain installments (based on sales of sodium bicarbonate produced by White River) over a five year period. The note will be secured by all of the assets of White River. The Transaction is described in a preliminary draft of the Acquisition Agreement Between North American Chemical Company and NaTec Resources, Inc., dated March ___, 1995. It is contemplated that the Transaction will close shortly following approval of the Transaction by NaTec's shareholders. The present value of the consideration to be received by NaTec in the Transaction is estimated to be approximately $9,000,000.

ANALYSIS LEADING TO ADVISORY CONCLUSIONS

         In connection with preparing this Opinion, we have made such analyses, reviews and inquiries as we have deemed necessary and appropriate under the circumstances. In conducting our analysis and forming our Opinion, we have reviewed a number of documents, including but not limited to the following:

  1. A preliminary draft of the Acquisition Agreement Between North American Chemical Company and NaTec Resources, Inc., dated March ___ 1995, which describes the proposed Transaction, together with accompanying schedules and documents.

  2. The audited financial statements of White River for the period from inception (June 24, 1992) through December 31, 1993.

  3. A draft of the preliminary audited financial statements of White River for the year ended December 31, 1994.

  4. Internally generated monthly financial statements and status reports for White River for each month of the period December 1993 through January 1995.

  5. The White River 1994 Project Status and Annual Plan of Development, submitted to the Bureau of Land Management on January 31, 1995.

  6. White River's 1995 operating budget and proposed capital expenditure program, prepared by NACC and NaTec.

  7. A copy of a report entitled "Valuation and Due Diligence Review of NaTec Minerals, Inc.'s Wolf Ridge, Colorado Nahcolite Operation", prepared for NaTec by Pincock, Allen & Holt, Inc., dated March 6, 1992.

  8. A proxy statement, dated October 26, 1992, describing the effective sale of an earlier 50% interest in White River owned by NaTec to NACC.

  9. The Joint Venture Agreement, Operating Agreement, and Supply Agreement, each dated June 22, 1992, by and between NaTec and NACC (collectively referred to hereinafter as the "Joint Venture Agreement"), which describes the rights and responsibilities of both NaTec and NACC relative to the operation of White River.

 10. NaTec's Annual Reports to Shareholders for each of the years ended December 31, 1989 through 1993.

 11. NaTec's Forms 10-K, filed with the Securities and Exchange Commission, for the years ended December 31, 1992 and 1993.

 12. A preliminary draft of NaTec's Form 10-K, to be filed with the Securities and Exchange Commission, for the year ended December 31, 1994.

 13. NaTec's Forms 10-Q, filed with the Securities and Exchange Commission, for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994.

 14. 1993/94 annual reports and/or Forms 10-K and 10-Q for Church & Dwight Co., Inc. and FMC Corporation, the primary publicly traded competitors of White River, NACC and NaTec in the sodium bicarbonate industry.

 15.          NaTec's promotional brochure.

 16. A profile and overview of the sodium bicarbonate industry contained in the January 12, 1995 edition of Purchasing magazine.

 17. An article entitled "Electric Utility Response to the Clean Air Act Amendments" contained in the January 1994 edition of Power Engineering magazine, which describes the less expensive market alternatives to NaTec's dry sodium bicarbonate injection technology.

 18. A letter from FMC Corporation to NaTec expressing preliminary interest in acquiring NaTec's 50% interest in White River for a price ranging between $7 million and $9 million, with a condition precedent that the Joint Venture Agreement be restructured.

 19.          Various other documents provided by management of NaTec.


         In addition to review of the above described documents, the following analytical procedures were conducted in arriving at our Opinion:

  1. Inquiries were made of certain employees and officers of both White River and NaTec regarding: (i) the operations, financial condition, future prospects, and projected operations and performance of both White River and NaTec; (ii) whether management of either White River or NaTec is aware of any events or conditions which might cause any of the assumptions set forth in this Opinion to be incorrect; and (iii) whether management of either White River or NaTec is aware of any material change in the assets, financial condition or business outlook of either White River or NaTec since December 31, 1994, the date of the most recent preliminary financial statements available.

  2. A site visit was made to the White River operating facility, wherein interviews were conducted with certain employees and officers of both White River and NaTec and a tour of the facility was completed.

  3. White River's 1995 operating budget and proposed capital expenditure program, as prepared by NACC and NaTec, was reviewed, and the assumptions underlying these documents were discussed with NaTec management.

  4. Generally recognized financial analysis and valuation procedures were undertaken to ascertain the financial condition of White River as well as to estimate its fair market value. Several operating scenarios (assuming various levels of both future production and product pricing) were analyzed in an attempt to ascertain the fair market value of White River.

  5. The Joint Venture Agreement was reviewed and analyzed in an attempt to ascertain its impact on the fair market value of NaTec's 50% ownership interest in White River.

  6. Other studies, analyses and investigations were conducted as deemed appropriate.


              In connection with our analysis of and Opinion relating to the Transaction, the following points should be briefly mentioned:

  1. In connection with the evolution of the Transaction, an extensive market search was made by NaTec to find prospective buyers of the Company's 50% interest in White River. Of approximately 30 companies contacted worldwide, only two or three expressed any preliminary interest, with only FMC Corporation expressing significant interest. Eventually, any interest prospective acquirors had was derailed by the existence of the Joint Venture Agreement, which effectively gives operating control of White River to NACC.

 2. The Joint Venture Agreement effectively specifies a price per ton to be paid to White River for sodium bicarbonate produced by White River of no greater than $110 per ton. This price is below market price in at least some markets for sodium bicarbonate. The price cannot be increased without the consent of NACC (the issue could presumably be taken to arbitration by NaTec; however, there is no assurance that the price would be increased in arbitration). Given the virtual absence of sodium bicarbonate production demand on the part of NaTec, and the dismal prospects for future production demand by the Company, NACC has a strong incentive to keep the price fixed at no higher than $110 per ton, and no incentive to increase it. The 1992 joint venture acquisition proxy states that "the purchase price (of product) received by White River from NACC and the Company has an established ceiling which is expected to result in little or no margin earned by White River. White River was established as a vehicle to efficiently produce and sell product to its owners or their affiliates, rather than an entity which will generate any significant profits. Profits will be generated by NACC and the Company upon their subsequent sale of the sodium bicarbonate to their respective third party customers."

  3. NaTec appears to be effectively precluded by its weak financial condition from creating demand for its prospective share of sodium bicarbonate produced by White River through the high-risk, capital-intensive prospect of entering other sodium bicarbonate markets, thereby entering into competition not only with NACC but with such large, well-financed competitors as Church & Dwight and FMC Corporation.

  4. NaTec management has indicated that the Company will almost certainly be forced to seek protection from its creditors under Chapter 11 and/or Chapter 7 of the Bankruptcy Code if the Transaction is not consummated. Given this scenario, it is possible that the Company's 50% interest in White River might ultimately be sold for a price well below that being offered in the Transaction.

   5. NaTec has no ability to sell White River as a whole without the consent of NACC, the other 50% owner in White River. NaTec has the ability to sell only its 50% interest in White River, with the prospective buyer of this interest becoming subject to and bound by all of the terms of the Joint Venture Agreement. Consequently, the fair market value of the Company's 50% interest in White River appears to be well below the pro-rata fair market value of a 100% interest in White River unencumbered by the existence of the Joint Venture Agreement. The 1992 joint venture acquisition proxy statement states that "the Board (of NaTec) recognizes that, in the event the Company is forced to liquidate because such additional funding cannot then be obtained, the marketability and value of the Company's equity interest in White River may be adversely affected because of the joint venture arrangements with NACC under the Joint Venture Agreement and the ancillary agreements thereto."


LIMITING CONDITIONS

              The Opinion is subject to the following limiting conditions:

  1. Neither HVA or its principals have any present or intended interest in any of the parties involved in the Transaction, including but not limited to NaTec, NACC, White River, and CRSS Inc. ("CRSS"). HVA's fees for the Opinion are based on professional time charges and a charge for our expert opinion as to fairness, and are in no way contingent upon the final conclusions derived.

  2. The Opinion is intended only for the specific use and purpose stated herein. It is intended for no other uses and is not to be copied or given to unauthorized persons without the direct written consent of HVA. The Opinion may, however, be included in the proxy statement relating to the Transaction to be issued by NaTec to its shareholders, as well as in any required filings to be made with the Securities and Exchange Commission as required by the Commission's rules and regulations, and we hereby consent to such inclusion. The Opinion and information contained herein are valid only for the stated purpose and date of the Opinion, and should in no way be construed to be investment or loan advice.

  3. HVA does not purport to be a guarantor of value. Valuation is an imprecise science, with value being a question of informed judgement, and reasonable persons can differ in their estimates of value. HVA does certify that the Opinion was conducted and the conclusions arrived at independently using conceptually sound and commonly accepted methods of valuation and financial analysis.

  4. In preparing the Opinion, HVA used information and relied upon representations provided by management of both NaTec and White River. It has been represented to us that the information is reasonably complete and accurate. We did not make independent examinations of any financial statements, projections or other information prepared by management of either NaTec or White River which was relied upon and, accordingly, we make no representations or warranties nor do we express any opinion regarding the accuracy or reasonableness of such.

  5. It is beyond the scope of the Opinion to render any opinion relative to the solvency or insolvency of any of the parties involved in the Transaction, including but not limited to NaTec, NACC, White River, and CRSS, either prior to or following the Transaction. HVA has not been requested to render any such opinion, and nothing contained in the Opinion should be construed as such.

   6. It is beyond the scope of the Opinion to render any opinion relative to either the fairness of the Transaction to the common shareholders of NaTec or the ultimate use of the proceeds generated by the Transaction. HVA has not been requested to render any such opinion, and nothing contained in the Opinion should be construed as such. As previously mentioned, the Opinion addresses the fairness of the Transaction to the Company as a whole, and is limited to opining as to whether the fair market value of the consideration being received by the Company in the Transaction is at least as great as the fair market value of the Company's 50% ownership interest in White River being sold in the Transaction. It should be recognized by the Company's common shareholders that the proceeds generated by the Transaction will likely not be sufficient, even when combined with the Company's other tangible assets, to pay the Company's liabilities and redeem the Company's preferred stock in full. The Company's September 30, 1994 Form 10-Q states that "the Company is considering the sale of its ownership in White River, the primary remaining asset of the Company, and is holding preliminary discussions with several parties. If the Company were to sell its ownership in White River, as contemplated under these discussions, proceeds would only be sufficient to satisfy the claims of creditors and the preferred shareholder."

  7. It is beyond the scope of the Opinion to render any opinion relative to the fairness of the Transaction to CRSS, the sole preferred shareholder of NaTec. HVA has not been requested to render any such opinion, and nothing contained in the Opinion should be construed as such. CRSS has indicated its support of the Transaction.

  8. It is beyond the scope of the Opinion to render any opinion relative to the future performance of the common stock of NaTec, either following or in anticipation of the Transaction. HVA has not been requested to render any such opinion, and nothing contained in the Opinion should be construed as such.

  9. Publicly available information utilized in the analysis (e.g., economic, industry, statistical and/or investment information) was obtained from sources deemed to be reliable. It is beyond the scope of the Opinion to verify the accuracy of such information, and we make no representation as to its accuracy.

 10. This engagement is limited to the production of the Opinion and the conclusions and opinions contained herein. HVA has no obligation to provide future services (e.g., expert testimony in court or before governmental agencies) related to the contents of the Opinion unless prior arrangements for such services have been made.

 11. The Opinion is necessarily based on economic and market conditions as they existed as of the date of the Opinion.


              It has been represented to us and we have assumed without independent verification that the 1995 operating budget prepared by White River management was reasonably prepared and reflects the best informed estimate of White River management as to the 1995 operating prospects of White River. We are unaware of and have not received any information which would lead us to believe that it was unreasonable to utilize the 1995 operating budget as part of our analysis related to the Opinion. However, we assume no responsibility for the operating budget or the assumptions related to it.

              We have assumed without independent verification that there has been no material change in the assets, financial condition or business of White River since December 31, 1994, the date of the most recent preliminary audited financial statements made available to us, and that those statements accurately reflect the assets and financial condition of White River at that point in time. We are unaware of and have not received any information which would lead us to believe that such a material change exists.

              We have assumed without independent legal verification that NaTec's 50% interest in White River will remain bound by and subject to the terms of the Joint Venture Agreement (including the defined maximum selling price of sodium bicarbonate produced at the White River plant of $110 per ton) for the foreseeable future, and that NaTec will not be able to change any of the material terms of the Joint Venture Agreement without the consent of NACC.

CONCLUSION

         Based upon the foregoing and in reliance thereon, it is our opinion that the Transaction, assuming it is consummated as proposed, is fair to NaTec from a financial point of view; that is, that the fair market value of the consideration being received by the Company in the Transaction is at least as great as the fair market value of the Company's 50% ownership interest in White River being sold in the Transaction, assuming that such interest continues to be bound by and subject to the terms of the Joint Venture Agreement.

         HVA reserves the right, in the event that events or facts subsequent to the date of the Opinion become known which have a material impact on either the value of Natec's 50% interest in White River or on the terms of the Transaction, to supplement or withdraw the Opinion prior to the closing date of the Transaction. HVA has not, as of the date of the Opinion, had an opportunity to review certain material information, namely: (i) the proxy statement relating to the Transaction; (ii) a final copy of the Acquisition Agreement relating to the Transaction; (iii) the final audited financial statements for White River for the year ended December 31, 1994; and (iv) the final audited financial statements for NaTec for the year ended December 31, 1994. It is our understanding that these documents will be provided to us when they become available. HVA reserves the right to supplement or withdraw the Opinion upon review of these documents.

         It is our understanding that NaTec's Board of Directors and the existing shareholders of the Company either have had or will have the opportunity to make their own independent investigation of the Transaction, and their decision to participate in the Transaction should be based primarily on such investigation. Delivery of this Opinion to the Company and its shareholders is, as to such entities, subject to the conditions, limitations and assumptions set forth in this Opinion and our engagement letter dated February 15, 1995.

                                        Houlihan Valuation Advisors



                                        By:      David Dorton, CFA, ASA
                                                 Accredited Senior Appraiser
                                                 American Society of Appraisers

                                                             EXHIBIT H (EX-99.B)


                          PART 13.  DISSENTERS' RIGHTS

16-10a-1301      DEFINITIONS.--For purposes of Part 13:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

         (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in
Section 15-1-1, compounded annually.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of the nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in
Section 16-10a-723.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302      RIGHT TO DISSENT.--

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

                 (a) consummation of a plan of merger to which the corporation is a party if:

                          (i)     shareholder approval is required for the
merger by Section 16-10a-1103 or the articles of incorporation; or

                          (ii)    the corporation is a subsidiary that is
merged with its parent under Section 16-10a-1104;

                 (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

                 (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

                 (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

         (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

         (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

                 (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

                 (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

                 (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

                 (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

                 (b) shares of a corporation which at the effective date of the plan or merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

                 (c)      cash in lieu of fractional shares; or

                 (d)      any combination of the shares described in Subsection
(4), or cash in lieu of fractional shares.

         (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303      DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                 (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                 (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320      NOTICE OF DISSENTERS' RIGHTS.--

         (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to asset dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

         (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321      DEMAND FOR PAYMENT--ELIGIBILITY AND NOTICE OF INTENT.--

         (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert assenters' rights:

                 (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

                 (b) may not vote any of his shares in favor of the proposed action.

         (2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

         (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 was approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322      DISSENTERS' NOTICE.--

         (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

         (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

                 (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

                 (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

                 (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                 (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

                 (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

                 (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

                 (g)      be accompanied by a copy of this part.





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16-10a-1323      PROCEDURE TO DEMAND PAYMENT.--

         (1)     A shareholder who is given a dissenters' notice described in
Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

                 (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection
16-10a-1322(2)(d), duly completed, or may be stated in another writing;

                 (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

                 (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

         (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

         (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324      UNCERTIFICATED SHARES.--

         (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

         (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.





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16-10a-1325      PAYMENT.--

         (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenters' shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

         (2)     Each payment made pursuant to Subsection (1) must be
accompanied by:

                 (a)      (i)     (A) the corporation's balance sheet as of the
end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

                                  (B)      an income statement for that year;

                                  (C)      a statement of changes in
shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

                                  (D)      the latest available interim
financial statements, if any;

                          (ii)    the balance sheet and statements referred to
in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

                 (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

                 (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

                 (d)      a copy of this part.

16-10a-1326      FAILURE TO TAKE ACTION.--

         (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 116-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.





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
         (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327      SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--

         (1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1302, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters, rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328      PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--

         (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325; if:

                 (a)      the dissenter believes that the amount paid under
Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair market value of the shares;

                 (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

                 (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.





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
         (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330      JUDICIAL APPRAISAL OF SHARES--COURT ACTION.--

         (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to
Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to
Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares.
Service may also be made otherwise as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:





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
                 (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

                 (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331      COURT COSTS AND COUNSEL FEES.--

         (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                 (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

                 (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.





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